PROSPECTUS SUPPLEMENT                         Filed Pursuant to Rule 424(b)(1)
(TO PROSPECTUS DATED JANUARY 24, 1997)        Registration No. 333-16233
                                 $253,224,989

                         BAY VIEW 1997-RA-1 AUTO TRUST
    $200,979,000 6.29% CLASS A-1 AUTOMOBILE RECEIVABLE BACKED CERTIFICATES $ 52,245,989 6.59% CLASS A-2 AUTOMOBILE RECEIVABLE BACKED CERTIFICATES
        CLASS I INTEREST ONLY AUTOMOBILE RECEIVABLE BACKED CERTIFICATES


                        {LOGO OF BAYVIEW APPEARS HERE]
                                   DEPOSITOR

                           CALIFORNIA THRIFT & LOAN
                                   SERVICER
                                --------------

  Interest at the applicable Pass-Through Rate shown above, will be distributed to Class A-1 Certificateholders and Class A-2 Certificateholders (collectively, the "Class A Certificateholders") on the fifteenth calendar day of the month, or if such day is not a business day, on the next succeeding business day (each, a "Distribution Date"), beginning February 18, 1997. Principal will be distributed to Class A Certificateholders on each Distribution Date in the sequence described herein. The final scheduled Distribution Date of the Class A-1 Certificates will be the Distribution Date occurring in December 2001 (the "Class A-1 Final Scheduled Distribution Date"). The final scheduled Distribution Date for the Class A-2 Certificates will be the Distribution Date occurring in December 2004 (the "Class A-2 Final Scheduled Distribution Date"). The Class A-1 Certificates and the Class A-2 Certificates are together referred to herein as the "Class A Certificates." The Class I Certificates will not receive principal payments, but interest at the Class I Pass-Through Rate of 3.15% per annum on the Notional Principal Amount of the Class I Certificates will be distributed to Class I Certificateholders on each Distribution Date until the Notional Principal Amount has been reduced to zero. The Original Notional Principal Amount will be $175,746,647. Each Certificate offered hereby will represent an undivided interest in the Bay View 1997-RA-1 Auto Trust (the "Trust") to be formed by Bay View Securitization Corporation, a Delaware corporation, having its principal office and place of business in San Mateo, California (the "Depositor"). The Trust property will include a pool of simple and precomputed interest installment sale and installment loan contracts originated in various states in the United States of America, secured by new and used automobiles, light trucks, recreational vehicles, motorcycles and vans (the "Receivables"), certain monies due thereunder after December 31, 1996 (the "Cutoff Date"), security interests in the vehicles financed thereby and certain other property (the "Trust Property"). For a description of the types of property included in the Trust, see "Summary of Terms--The Certificates" and "The Receivables Pool," herein and "The Trusts" in the Prospectus. The Trust Property will also include an irrevocable surety bond guaranteeing payments of interest and principal on the Class A Certificates and interest on the Class I Certificates (the "Surety Bond") issued by Capital Markets Assurance Corporation ( "CAPMAC" or the "Surety Bond Issuer") and a Spread Account for the benefit of the Class A Certificateholders and the Class I Certificateholders, as well as the Surety Bond Issuer.

  Concurrently with the issuance of the Class A Certificates and the Class I Certificates, the Trust will issue a Class IC Automobile Receivable Backed Certificate (the "Class IC Certificate"). The Class IC Certificate initially will be issued to Bay View Securitization Corporation, the Depositor, and will not be offered hereby. See "The Offered Certificates--Unlimited Liability of the Tax Class IC Certificateholder" herein. The rights of the Class IC Certificateholder to receive distributions with respect to the Receivables are subordinated to the rights of holders of the Class A Certificates and Class I Certificates, to the extent described herein. For further information concerning the Class IC Certificate, see "The Offered Certificates-- Distributions on the Class IC Certificate" and "--Distributions on the Offered Certificates." The Class A Certificates and the Class I Certificates are together sometimes referred to herein as the "Offered Certificates."

  Prior to their issuance there has been no market for the Offered Certificates nor can there be any assurance that one will develop, or if it does develop, that it will provide the holders of the Offered Certificates with liquidity or will continue for the life of the Offered Certificates. The Underwriter intends, but is not obligated, to make a market in the Offered Certificates.

  The yield to maturity of the Class I Certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the Receivables. Investors in the Class I Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of such investors to recoup their initial investments. See "Risk Factors--Prepayment Risks Associated with Class I Certificates," "The Offered Certificates--Termination Upon Insolvency Event of the Tax Class IC Certificateholder," "Yield and Prepayment Considerations" and "The Offered Certificates--The Class I Certificates--Calculation of Notional Principal Amount" herein.
                                --------------

PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-9 HEREOF AND PAGE 11 OF THE PROSPECTUS.

THE CERTIFICATES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF BAY VIEW SECURITIZATION CORPORATION OR ANY AFFILIATE THEREOF. NEITHER THESE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                                      PRICE TO      UNDERWRITING PROCEEDS TO
                                       PUBLIC        DISCOUNTS   DEPOSITOR(2)
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Per Class A-1 Certificate.........  99.9906250%        0.275%    99.7156250%
Per Class A-2 Certificate.........  99.9921875%        0.275%    99.7171875%
Per Class I Certificate...........   2.8312400%(1)     0.500%(1)  2.8170800%(1)
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  Total...........................  $258,177,875      $721,248   $257,456,628

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(1) With respect to the Class I Certificates, the Price to Public and Proceeds to Depositor are expressed as a percentage of the Notional Principal
    Amount (initially $175,746,647), and the Underwriting Discounts are expressed as a percentage of the related Price to Public.
(2) Before deducting expenses, estimated to be $665,125.

  The Offered Certificates are offered by PaineWebber Incorporated (the "Underwriter") subject to prior sale, when, as and if issued, delivered to and accepted by the Underwriter. It is expected that delivery of the Offered Certificates will be made through the facilities of The Depository Trust Company ("DTC") in the United States and Centrale de Livraison de Valeurs Mobiliers S.A. ("CEDEL") and The Euroclear System ("Euroclear") in Europe, on or about January 29, 1997.

                                --------------
                           PAINEWEBBER INCORPORATED

                                --------------

          The date of this Prospectus Supplement is January 24, 1997.

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT CONTAINS INFORMATION THAT IS SPECIFIC TO THE TRUST AND THE CERTIFICATES AND, TO THAT EXTENT, SUPPLEMENTS THE MORE GENERAL INFORMATION PROVIDED IN THE PROSPECTUS. INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT MAY ALSO REFLECT LEGAL, ECONOMIC AND OTHER DEVELOPMENTS SINCE THE DATE OF THE PROSPECTUS.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

  Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until definitive certificates are issued (which will occur only under the limited circumstances described herein), Bankers Trust Company, as Trustee, will provide to Cede & Co., the nominee of The Depository Trust Company ("DTC"), as registered holder of the Offered Certificates, monthly and annual statements concerning the Trust and the Offered Certificates. Such statements will not constitute financial statements prepared in accordance with generally accepted accounting principles. A copy of the most recent monthly or annual statement concerning the Trust and the Offered Certificates may be obtained by contacting the Servicer at California Thrift & Loan, 818 Oakpark Road, Covina, California 91724, (800) 524-9292.

                                SUMMARY OF TERMS

  This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Principal Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the "Index of Principal Terms" on page 52 of the Prospectus.

Issuer........................  Bay View 1997-RA-1 Auto Trust (the "Issuer").

Depositor.....................  Bay View Securitization Corporation (the
                                "Depositor").

Servicer......................  California Thrift & Loan (in its capacity as servicer, the "Servicer," otherwise "CTL").

Trustee.......................  Bankers Trust Company (the "Trustee"). The
                                corporate trust office of the Trustee is located at 4 Albany Street, New York, NY 10006.

The Certificates..............  The Trust will be formed and will issue the
                                Certificates on or about January 29, 1997 (the "Closing Date") pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"). The "Certificates" will consist of: (i) 6.29% Class A-1 Automobile Receivable Backed Certificates in the aggregate principal amount of $200,979,000; (ii) 6.59% Class A-2
                                Automobile Receivable Backed Certificates in the aggregate principal amount of $52,245,989;
                                (iii) the Class I Interest Only Automobile
                                Receivable Backed Certificates; and (iv) the
                                Class IC Automobile Receivable Backed
                                Certificate. The Class I Certificates are interest only certificates and will not receive distributions of principal. The Class IC Certificate will be issued to the Depositor on the Closing Date and is not being offered hereby. Each of the Certificates will represent a fractional undivided interest in the Trust. The Trust assets will include the Receivables, certain monies due thereunder after the Cutoff Date, security interests in the related Financed Vehicles, monies on deposit in the Certificate Account and the proceeds thereof, any proceeds from claims on certain insurance policies relating to the Financed Vehicles or the related Obligors, any lender's collateral protection insurance policy, the Spread Account for the benefit of the Class A Certificateholders and Class I Certificateholders and the Surety Bond Issuer, the Surety Bond for the benefit of the Class A Certificateholders and Class I Certificateholders and certain rights under the Purchase Agreement and the Pooling and Servicing Agreement.

The Class A Certificates......  Interest. Interest will be distributable on the fifteenth calendar day of each month, or if such day is not a business day, on the next succeeding business day (each, a "Distribution Date") beginning February 18, 1997, to holders of record as of the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (the "Record

                                Date") of the Class A Certificates (the "Class A Certificateholders" which includes the "Class A-1 Certificateholders" and the "Class A-2 Certificateholders") in a maximum amount equal to the product of 1/12th of the applicable pass through rate of 6.29% for the Class A-1 Certificates (the "Class A-1 Pass-Through Rate"), and the applicable pass through rate of 6.59% for the Class A-2 Certificates (the "Class A-2 Pass-Through Rate") and the aggregate outstanding principal balance of the Class A-1 Certificates and Class A-2 Certificates, respectively (the "Class A-1 Certificate Balance" and the "Class A-2 Certificate Balance" collectively, the "Certificate Balance") as of the preceding Distribution Date (after giving effect to all distributions to Certificateholders on such preceding date) or, in the case of the first Distribution Date, as of the Closing Date. Interest on the Class A Certificates will be calculated on basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Distribution Date, the number of days from the Closing Date remaining in the month of the closing (assuming a 30-day month). Interest paid to the Certificateholders on the first Distribution Date will be based upon the amount of interest accruing from the Closing Date, and will therefore not include a full month's interest. See "The Offered Certificates--Distributions on the Offered Certificates." The effective yield on the Class A Certificates will be below that otherwise produced by the applicable Pass-Through Rate because the distribution of Monthly Principal (as defined below) and Class A Monthly Interest (as defined below) in respect of any given month will not be made until the related Distribution Date which will not be earlier than the fifteenth day of the following calendar month. See "Yield and Prepayment Considerations" herein.

                                Principal. On each Distribution Date, the
                                Trustee will distribute as principal to the Class A Certificateholders a maximum aggregate amount equal to the aggregate outstanding principal amount of the Receivables (the "Pool Balance") on the last day of the second preceding calendar month (or, in the case of the first Distribution Date, as of the Cutoff
                                Date) less the Pool Balance on the last day of the immediately preceding calendar month ("Monthly Principal"), provided, however, that Monthly Principal on the Class A-1 Final Scheduled Distribution Date will be increased by the amount, if any, which is necessary to reduce the Class A-1 Certificate Balance to zero on such date and Monthly Principal on the Class A-2 Final Scheduled Distribution Date will be increased by the amount, if any, which is necessary to reduce the Class A-2 Certificate Balance to zero on such date. Monthly Principal will be distributed sequentially to the Class A Certificateholders as follows: (i) to the Class A-1 Certificateholders until the Class A-1 Certificate Balance has been reduced to zero and (ii) to the Class A-2 Certificateholders until the Class A-2 Certificate Balance has been reduced to zero

                                (the "Principal Distribution Sequence"). For the purpose of determining Monthly Principal, the unpaid principal balance of a Defaulted Receivable or a Purchased Receivable will be deemed to be zero on and after the last day of the calendar month in which such Receivable became a Defaulted Receivable or a Purchased Receivable (as defined in the Prospectus), as applicable.

                                No Monthly Principal will be distributed to the Class A-2 Certificateholders until the Distribution Date on which the Class A-1 Certificate Balance has been reduced to zero. Since the rate of payment of principal of each class of Class A Certificates depends upon the rate of payment of principal (including prepayments) of the Receivables, the final distribution in respect of each class of Class A Certificates could occur significantly earlier than their respective final scheduled Distribution Dates. See "The Offered Certificates--Distributions on the Offered Certificates" herein.

The Class I Certificate ......  Interest. The Class I Certificates are interest only certificates which will not be entitled to any principal distributions. Interest will accrue on the Notional Principal Amount (defined below) of the Class I Certificates at the rate of 3.15% per annum (the "Class I Pass-Through Rate"). The Notional Principal Amount represents a designated principal component of the Receivables, originally $175,746,647 (the "Original Notional Principal Amount").

                                Solely for the purpose of calculating the amount payable with respect to the Class I Certificates, the Certificate Balance will be divided into two principal components, the "PAC Component" and the "Companion Component." The sum of the PAC Component and the Companion Component will at all times equal the then aggregate unpaid Certificate Balance. The "Notional Principal Amount" of the Class I Certificates at any time will be equal to the principal balance of the PAC Component as calculated based on the allocations of principal payments described below.

                                Interest with respect to the Class I
                                Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Distribution Date, the number of days from the Closing Date remaining in the month of the closing (assuming a 30-day month). On each Distribution Date, except the first Distribution Date, the Trustee shall distribute pro rata to holders of Class I Certificates (the "Class I Certificateholders") of record as of the preceding Record Date, Class I Monthly Interest at the Class I Pass-Through Rate on the Notional Principal Amount outstanding on the immediately preceding Distribution Date (after giving effect to any reduction of the Notional Principal Amount on such preceding Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date. Holders of the Class I Certificates will not be entitled to any distributions after the Notional Principal Amount thereof has been reduced to zero.

                                Planned Amortization Feature; Calculation of the Class I Notional Principal Amount. The Class I Certificates represent an interest only planned amortization class. The planned amortization feature is intended to reduce the uncertainty to investors in the Class I Certificates with respect to prepayments. This is accomplished by basing the reduction in the Notional Principal Amount on a principal paydown schedule rather than on the reduction in the actual principal balances of the Receivables, as described below. The amount which will be available to pay the Class I Certificateholders will come from the excess of interest earned on the Receivables over the Class A Monthly Interest and the monthly Servicing Fee payable to the Servicer (the "Monthly Servicing Fee").

                                The Pooling and Servicing Agreement establishes a schedule (a "Planned Notional Principal Amount Schedule") which is set forth herein under "The Offered Certificates--The Class I Certificates--Calculation of Notional Principal Amount." On each Distribution Date, the Monthly Principal will be allocated first to the PAC Component in an amount up to the amount necessary to reduce the amount thereof to the Planned Notional Principal Amount for such Distribution Date, as set forth in the Planned Notional Principal Amount Schedule, second, to the Companion Component until the outstanding amount thereof is reduced to zero and third, to the PAC Component, without regard to the Planned Notional Principal Amount for such Distribution Date, until reduced to zero. As described above, the Notional Principal Amount of the Class I Certificates will be equal to the outstanding amount of the PAC Component and thus will be reduced as the PAC Component is reduced.

                                The Planned Notional Principal Amount Schedule has been prepared on the basis of the assumption, among other things, that the Receivables prepay at a constant rate between 1.60% and 2.25% ABS (as defined herein), an assumed annualized constant rate of prepayments and the prepayment model used in this Prospectus Supplement. The Planned Notional Principal Amount Schedule is set forth herein under "The Offered Certificates--The Class I Certificates--Calculation of Notional Principal Amount." The yield to maturity of the Class I Certificates will be sensitive to the rate and the timing of principal payments (including prepayments) on the Receivables and may fluctuate significantly from time to time. If the Receivables prepay at a constant rate within the range assumed in preparing the Planned Notional Principal Amount Schedule, the PAC Component (and the Notional Principal Amount of the Class I Certificates) may be reduced in accordance with the Planned Notional Principal Amount Schedule. If the Receivables prepay at a constant rate higher than 2.25% ABS, the amount of the Companion Component may be reduced to zero more quickly, and the amount of the PAC Component (and the Notional Principal Amount of the Class I Certificates) may be reduced more quickly than provided in the Planned Notional Principal Amount Schedule, thereby reducing the yield to holders of the Class I Certificates. In general, a rapid rate of principal prepayments (including liquidations due to losses, repurchases and other dispositions) will have a material negative effect on the yield to maturity of the Class I Certificates.

                                Prospective investors in the Class I
                                Certificates should fully consider the
                                associated risks, including the risk that a rapid rate of prepayments could result in the failure of investors in the Class I Certificates to recoup their initial investment. See "Risk Factors--Prepayment Risks Associated with Class I Certificates," "--Termination Upon Insolvency Event of the Tax Class IC Certificateholder," "Yield and Prepayment Considerations--The Class I Certificates" and "The Offered Certificates-- Termination Upon Insolvency Event of the Tax Class IC Certificateholder" herein.

Clearance and Settlement......  The Offered Certificates will be available for purchase in book-entry form only in minimum denominations of $1,000 and integral multiples in excess thereof. Holders of Offered Certificates may elect to hold their Certificates through any of The Depository Trust Company ("DTC") (in the United States) or Centrale de Livraison de Valeurs Mobiliers S.A. ("CEDEL") or The Euroclear System ("Euroclear") (in Europe). Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through the relevant Depositaries or CEDEL or Euroclear. The Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the Offered Certificates. See Annex A herein and "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates" in the Prospectus.

Subordination; Spread
Account.......................  The Depositor will establish an account (the
                                "Spread Account") on the Closing Date. On each Distribution Date, the Servicer will deposit into the Spread Account any amounts remaining in the Certificate Account after the payment on such date of all amounts owing pursuant to the Pooling and Servicing Agreement to the Certificateholders (other than the Class IC Certificateholders), the Surety Bond Issuer and the Servicer for the Monthly Servicing

                                Fee. In the event that Available Funds are insufficient on any Distribution Date prior to the termination of the Trust (after payment of the Monthly Servicing Fee) to pay Monthly Principal and Class A Monthly Interest and Class I Monthly Interest to the Class A Certificateholders and Class I Certificateholders, draws will be made on the Spread Account to the extent of the balance thereof and, if necessary, from the Surety Bond, in the manner and to the extent described herein. The Spread Account is solely for the benefit of the Class A Certificateholders, the Class I Certificateholders and the Surety Bond Issuer. In the event the amount on deposit in the Spread Account is zero after giving effect to any draws thereon for the benefit of the Class A Certificateholders and Class I Certificateholders, and there is a default under the Surety Bond, losses on the Receivables will be borne directly by the Class A Certificateholders and Class I Certificateholders, as described herein. Any such reduction of the principal balance of the Receivables due to losses on the Receivables will also result in a reduction of the Class I Notional Principal Amount. See "The Offered Certificates--Distributions on the Offered Certificates" and "--Accounts" herein.

                                The Class A Certificates and Class I
                                Certificates will be senior in right and interest to the Class IC Certificate. The Class A Certificateholders and the Class I Certificateholders will have equal rights with respect to amounts collected on or with respect to the Receivables and other assets of the Trust in the event of a shortfall. The Trustee will first withdraw funds from the Spread Account on each Distribution Date to the extent of any shortfall in the Class A Monthly Interest and Class I Monthly Interest and the Monthly Principal as described above. Any amount on deposit in the Spread Account on any Distribution Date in excess of the sum of the Required Spread Amount (defined below) and the amount of outstanding Advances after all other required deposits thereto and withdrawals therefrom have been made, and after payment therefrom of all amounts due the Surety Bond Issuer, will be distributed to the holder of the Class IC Certificate (the "Class IC Certificateholder"). Any amount so distributed to the Class IC Certificateholder will no longer be an asset of the Trust. While it is intended that the amount on deposit in the Spread Account will grow over time, through the deposit thereof of the excess collections, if any, on the Receivables, up to the Required Spread Amount, there can be no assurance that such growth will actually occur. The "Required Spread Amount" with respect to any Distribution Date will equal 1.25% of the initial Pool Balance. Upon and during the continuance of an Event of Default, or if the level of delinquencies or charge-offs equals or exceeds certain threshold levels as set forth in the Pooling and Servicing Agreement, or upon the occurrence of certain other events described in the Insurance Agreement generally involving a failure of performance by the Servicer or a material misrepresentation made by the Servicer under the Pooling and Servicing Agreement or the Insurance Agreement, the Required Spread Amount shall be equal to the Surety Bond Amount, as further described below. See "The Offered Certificates--Accounts" and "--The Surety Bond" herein.

Surety Bond...................  The Depositor shall obtain an irrevocable surety bond (the "Surety Bond") issued by the Surety Bond Issuer (as specified below), for the benefit of the Trustee on behalf of the Class A Certificateholders and Class I Certificateholders. The Trustee shall draw on the Surety Bond in the event that sufficient funds are not available (after payment of the Monthly Servicing Fee and after withdrawals from the Spread Account to pay the Class A Certificateholders and Class I Certificateholders on any Distribution Date in accordance with the Pooling and Servicing Agreement) to distribute Class A Monthly Interest and Class I Monthly Interest and Monthly Principal, up to the Surety Bond Amount. See "The Offered Certificates--The Surety Bond."

Surety Bond Amount............  The term "Surety Bond Amount" means with respect to any Distribution Date: (x) the sum of (A) the lesser of (i) the Certificate Balance (after giving effect to any distribution of Available Funds and any funds withdrawn from the Spread Account to pay Monthly Principal on such Distribution Date) and (ii) the Net Principal Surety Bond Amount, plus (B) Class A Monthly Interest, plus (C) Class I Monthly Interest, plus (D) the Monthly Servicing Fee; less (y) all amounts on deposit in the Spread Account on such Distribution Date (including any outstanding Advances on deposit therein). "Net Principal Surety Bond Amount" means the Certificate Balance as of the first Distribution Date minus all amounts previously drawn on the Surety Bond or from the Spread Account with respect to Monthly Principal.

Surety Bond Issuer............  Capital Markets Assurance Corporation, a New
                                York monoline stock insurance company (the
                                "Surety Bond Issuer").

Optional Purchase.............  The Servicer has the right to purchase all the
                                Receivables (referred to herein as an "Optional Purchase") as of the last day of any Collection Period, at a purchase price equal to the fair market value of the Receivables (but not less than the sum of (i) their aggregate outstanding principal balance plus accrued and unpaid interest thereon and (ii) any amounts due the Surety Bond Issuer), if (i) the Certificate Balance as of the following Distribution Date will equal 10% or less of the initial Certificate Balance and (ii) the Notional Principal Amount of the Class I Certificates has been reduced to zero.

Tax Status....................  In the opinion of Silver, Freedman & Taff,
                                L.L.P., special tax counsel to the Depositor, the Trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation. The Trustee and the

                                Certificateholders will agree to treat the Trust as a partnership for federal income tax purposes, which will not be subject to federal income tax at the Trust level. See "Federal Income Tax Consequences" in the Prospectus.

Ratings.......................  As a condition to the issuance of the Offered
                                Certificates, the Class A Certificates and
                                Class I Certificates must be rated in the highest rating category by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("Standard & Poor's"). The rating of the Class I Certificates does not address the possibility that rapid rates of principal prepayments could result in a failure of the holders of the Class I Certificates to fully recover their investment. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors-- Ratings of the Certificates" herein and in the Prospectus.

ERISA Considerations..........  Subject to the considerations discussed under
                                "ERISA Considerations" herein and in the Prospectus, the Class A Certificates and the Class I Certificates may be eligible for purchase by employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any benefit plan fiduciary considering the purchase of an Offered Certificate should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. See "ERISA Considerations" herein and in the Prospectus.

                                 RISK FACTORS

  Investors should carefully consider the information set forth below as well as the other investment considerations described in this Prospectus.

LIMITED LIQUIDITY

  There is currently no secondary market for the Offered Certificates. The Underwriter currently intends to make a market in the Offered Certificates, but is under no obligation to do so. There can be no assurance that a secondary market will develop or, if one does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Offered Certificates.

CERTIFICATES SOLELY OBLIGATIONS OF THE TRUST

  The Offered Certificates are interests in the Trust only and do not represent the obligation of any other person. The Class A Certificateholders and Class I Certificateholders are senior in right and interest to the Class IC Certificateholder (as described under "The Offered Certificates-- Distributions on the Offered Certificates"). The Trustee will withdraw funds from the Spread Account, up to the full balance of the funds on deposit in such account, only in the event that Available Funds are insufficient in accordance with the Pooling and Servicing Agreement to distribute Class A Monthly Interest and Class I Monthly Interest and Monthly Principal (after payment of the Monthly Servicing Fee). The amount on deposit in the Spread Account is intended to increase over time to an amount equal to the sum of the Required Spread Amount and the amount of outstanding Advances. There is no assurance that such growth will occur or that the balance in the Spread Account will always be sufficient to assure payment in full of Monthly Principal and Monthly Interest. If the amount on deposit in the Spread Account is reduced to zero after giving effect to all amounts to be deposited to and withdrawn from the Spread Account pursuant to the Pooling and Servicing Agreement, on any Distribution Date prior to termination of the Trust, the Trustee will draw on the Surety Bond, in an amount equal to the shortfall in respect of Class A Monthly Interest and Class I Monthly Interest and Monthly Principal, up to the Surety Bond Amount. If the Spread Account is reduced to zero and there is a default under the Surety Bond, the Trust will depend solely on current distributions on the Receivables to make distributions on the Certificates. See "The Receivables Pool--Delinquencies and Credit Losses" and "The Offered Certificates--Accounts" herein.

PREPAYMENT RISKS ASSOCIATED WITH THE CLASS I CERTIFICATES

  If the Receivables prepay at a constant rate within the range assumed in preparing the Planned Notional Principal Amount Schedule, the PAC Component and the Notional Principal Amount of the Class I Certificates may be reduced in accordance with the Planned Notional Principal Amount Schedule. If the Receivables prepay at a constant rate higher than 2.25% ABS, the Notional Principal Amount of the Class I Certificates may be reduced more quickly than provided in the Planned Notional Principal Amount Schedule, thereby reducing the yield to holders of the Class I Certificates. In general, a rapid rate of principal prepayments (including liquidations due to losses, repurchases and other dispositions) will have a material negative effect on the yield to maturity of the Class I Certificates. Prospective investors should fully consider the associated risks, including the risk that a rapid rate of prepayments could result in the failure of investors in the Class I Certificates to recoup their initial investment. See "Yield and Prepayment Considerations" herein.

TERMINATION UPON INSOLVENCY EVENT OF THE TAX CLASS IC CERTIFICATEHOLDER

  The Depositor will be the Tax Class IC Certificateholder (in such capacity, the "Tax Class IC Certificateholder"). If an Insolvency Event (as defined herein) occurs with respect to the Tax Class IC Certificateholder, the Receivables will be sold and the Trust will be liquidated unless, within the period specified herein, holders of more than 51% of the Certificate Balance and holders of more than 51% of the Notional Principal Balance of the Class I Certificates instruct the Trustee not to sell the Receivables and to liquidate the Trust or unless such sale and liquidation is otherwise prohibited by applicable law. The Surety Bond will not be available to pay any shortfalls due to Certificateholders upon the sale of the Receivables on liquidation of the Trust. See "The Offered Certificates--Termination Upon Insolvency Event of the Tax Class IC Certificateholder" herein.

  The Depositor is a special purpose corporation the activities of which are circumscribed by its charter with a view to reducing any risk of its bankruptcy; however no representation is made concerning the financial condition of the Tax Class IC Certificateholder or the likelihood of an Insolvency Event with respect to such holder. In the event of the sale of the Receivables and liquidation of the Trust following an Insolvency Event, the proceeds may not be sufficient to pay all accrued and unpaid amounts owing on the Certificates. The Surety Bond will not be available to cover any such shortfall. Following such a sale, the Class I Certificateholders may be entitled to receive a portion of the proceeds from the sale based upon the amount originally paid for the Class I Certificates (as reduced by prior returns on such amount) as provided in the Pooling and Servicing Agreement. Furthermore, any distributions of such proceeds will have an effect similar to a prepayment of the Receivables and could affect the yield on the Class A Certificates and may significantly affect the yield on the Class I Certificates. See "Yield and Prepayment Considerations" herein.

RATINGS OF THE CERTIFICATES

  It is a condition of issuance of the Offered Certificates that the Class A Certificates and the Class I Certificates be rated in the highest category by Moody's and Standard and Poor's. Such ratings will reflect only the views of the relevant rating agency. There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Offered Certificates. The rating of the Class I Certificates does not address the possibility that rapid rates of principal prepayment, could result in a failure of the holders of the Class I Certificates to fully recover their investment. A security rating is not a recommendation to buy, sell or hold securities.

GEOGRAPHIC CONCENTRATION

  As of the Cutoff Date, based upon billing address information provided to CTL, the Obligors resided in 50 states and the District of Columbia, two of which, California and Texas, account for approximately 66.08% and 11.23%, respectively, of the aggregate principal balance of the Receivables. Adverse economic conditions in California or Texas could adversely affect the delinquency, loan loss or repossession experience of the Trust.

                            FORMATION OF THE TRUST

  The Depositor will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Offered Certificates. The Depositor will initially retain the Class IC Certificate. CTL will be responsible for servicing the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the Receivables by the Trustee and will stamp each Receivable file to reflect the sale and assignment of the Receivables to the Trust, however, there will not be any notation of the Trust's lien made on the certificates of title of the Financed Vehicles. In the absence of such notation on the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables. See "Risk Factors--Perfection of Security Interests in Financed Vehicles" and "Certain Legal Aspects of the Receivables" in the Prospectus. Under the terms of the Pooling and Servicing Agreement, CTL may delegate its duties as Servicer and custodian; however, any such delegation will not relieve CTL of its liability and responsibility with respect to such duties.

  The Depositor will establish, for the benefit of the Class A Certificateholders and Class I Certificateholders and the Surety Bond Issuer, the Spread Account and will obtain the Surety Bond. Withdrawals from the Spread Account and, only after such withdrawals, draws on the Surety Bond will be made in accordance with the Pooling and Servicing Agreement in the event that sufficient funds are not available (after payment of the Monthly Servicing Fee) to distribute Class I Monthly Interest, Class A Monthly Interest and Monthly Principal, up to the Surety Bond Amount. If the Spread Account is exhausted and there is a default under the Surety Bond, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure Defaulted Receivables for distributions of interest and principal on the Certificates. In such event, certain factors, such as the Trustee's not having perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders. See "The Offered Certificates--Accounts" herein and "Risk Factors--Perfection of Security Interests in Financed Vehicles" and "Certain Legal Aspects of the Receivables" in the Prospectus.

                             THE RECEIVABLES POOL

  The Receivables were selected from CTL's portfolio for purchase by the Depositor by several criteria, including that each Receivable as of the Cutoff
Date: (i) has an original number of payments of not more than 84 payments and not less than 12 payments, (ii) has a remaining maturity of not more than 84 months and not less than 3 months, (iii) provides for level monthly payments that fully amortize the amount financed over the original term, and (iv) has a Contract Rate (exclusive of prepaid finance charges) of not less than 6.50% per annum. The weighted average remaining term to maturity of the Receivables will be approximately 54 months as of the Cutoff Date.

  Approximately 76.28% of the aggregate principal balance of the Receivables as of the Cutoff Date are simple interest contracts which provide for equal monthly payments. Approximately 23.72% of the aggregate principal balance of the Receivables as of the Cutoff Date are Precomputed Receivables (as defined in the Prospectus). All of such Precomputed Receivables are Rule of 78's Receivables. Approximately 25.71% of the aggregate principal balance of the Receivables as of the Cutoff Date represent financing of new vehicles; the remainder of the Receivables represent financing of used vehicles. All of the Receivables were originated by Dealers and purchased from the Dealers by CTL.

  Obligors of the Receivables representing more than 10% of the aggregate principal balance of the Receivables as of the Cutoff Date reside in each of the States of California and Texas, based upon billing address information provided to CTL. The performance of the Receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in either such state. See "Risk Factors--Geographic Concentration" and "--Delinquencies and Credit Losses" herein.

     COMPOSITION OF THE RECEIVABLES BY VEHICLE TYPE AS OF THE CUTOFF DATE

                                         AGGREGATE     ORIGINAL     WEIGHTED
                             NUMBER OF   PRINCIPAL    PRINCIPAL      AVERAGE
                            RECEIVABLES   BALANCE      BALANCE    CONTRACT RATE
                            ----------- ------------ ------------ -------------
New automobiles and light-
 duty trucks..............     3,929    $ 53,684,324 $ 83,506,314     12.59%
Used automobiles and
 light-duty trucks........    14,032     161,570,974  214,895,017     13.69
New vans(1)...............       707      10,491,861   16,859,148     11.99
Used vans(1)..............     1,944      23,212,930   31,431,257     13.40
New motorcycles...........       109         913,294    1,283,457     15.47
Used motorcycles..........       167       1,397,635    1,897,490     15.61
New recreational
 vehicles.................         1          11,629       12,834     14.90
Used recreational
 vehicles.................       217       1,942,343    2,496,117     14.97
                              ------    ------------ ------------
 Total/Weighted Average...    21,106    $253,224,989 $352,381,634     13.38%
                              ======    ============ ============

--------
(1) References to vans include minivans and van conversions.

                              WEIGHTED            WEIGHTED       PERCENTAGE OF
                               AVERAGE             AVERAGE         AGGREGATE
                              REMAINING           ORIGINAL         PRINCIPAL
                         TERM TO MATURITY(2) TERM TO MATURITY(2)  BALANCE(3)
                         ------------------- ------------------- -------------
New automobiles and
 light-duty trucks......        51.91               74.84            21.20%
Used automobiles and
 light-duty trucks......        54.19               69.83            63.81
New vans(1).............        50.72               76.20             4.14
Used vans(1)............        54.44               71.52             9.17
New motorcycles.........        45.42               66.78             0.36
Used motorcycles........        46.22               65.87             0.55
New recreational
 vehicles...............        71.00               84.00             0.00
Used recreational
 vehicles...............        55.11               70.31             0.77
                                                                    ------
 Total/weighted
  average...............        53.51               71.28           100.00%
                                                                    ======

--------
(1) References to vans include minivans and van conversions.
(2) Expressed in months. Based on scheduled maturity and assuming no prepayments of the Receivables.
(3) Sum may not equal 100% due to rounding.

        GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                                   PERCENTAGE OF
                                                                     AGGREGATE
                                                                     PRINCIPAL
GEOGRAPHIC REGION(1)(2)                                             BALANCE(3)
-----------------------                                            -------------
California........................................................     66.08%
Texas.............................................................     11.23
Arizona...........................................................      4.88
Illinois..........................................................      4.08
New Mexico........................................................      3.51
Nevada............................................................      3.39
Oregon............................................................      2.46
Colorado..........................................................      1.69
Other(4)..........................................................      2.68
                                                                      ------
  Total...........................................................    100.00%
                                                                      ======

--------
(1) Based on address of the Obligor.
(2) No other state accounts for greater than 1.00% of the aggregate principal balance of the Receivables.
(3) Sum may not equal 100% due to rounding.
(4) Includes military personnel located outside the U.S.

      DISTRIBUTION OF THE RECEIVABLES BY MODEL YEAR AS OF THE CUTOFF DATE

                                          PERCENTAGE                 PERCENTAGE
                                           OF TOTAL     AGGREGATE   OF AGGREGATE
MODEL                        NUMBER OF    NUMBER OF     PRINCIPAL    PRINCIPAL
 YEAR                       RECEIVABLES RECEIVABLES(1)   BALANCE     BALANCE(1)
-----                       ----------- -------------- ------------ ------------
1983 and prior(2)..........    1,110          5.26%    $ 10,868,847      4.29%
1984.......................      281          1.33        2,068,246      0.82
1985.......................      480          2.27        3,089,573      1.22
1986.......................      670          3.17        4,833,374      1.91
1987.......................      916          4.34        6,834,157      2.70
1988.......................    1,233          5.84        9,508,186      3.75
1989.......................    1,765          8.36       15,177,761      5.99
1990.......................    1,829          8.67       17,418,225      6.88
1991.......................    2,100          9.95       21,219,391      8.38
1992.......................    2,719         12.88       29,735,271     11.74
1993.......................    2,957         14.01       37,663,317     14.87
1994.......................    2,333         11.05       38,518,019     15.21
1995.......................    1,606          7.61       30,891,371     12.20
1996.......................      918          4.35       20,807,147      8.22
1997.......................      189          0.90        4,592,105      1.81
                              ------        ------     ------------    ------
  Total....................   21,106        100.00%    $253,224,989    100.00%
                              ======        ======     ============    ======

--------
(1) Sum may not equal 100% due to rounding.
(2) Total includes classic cars.

     DISTRIBUTION OF THE RECEIVABLES BY CONTRACT RATE AS OF THE CUTOFF DATE

                                                           PERCENTAGE
                                              AGGREGATE   OF AGGREGATE  AVERAGE
                                  NUMBER OF   PRINCIPAL    PRINCIPAL   PRINCIPAL
CONTRACT RATE RANGE              RECEIVABLES   BALANCE     BALANCE(1)   BALANCE
-------------------              ----------- ------------ ------------ ---------
 6.50 to 7.00%..................       16    $    205,600      0.08%    $12,850
 7.01 to 8.00%..................      120       1,387,901      0.55      11,566
 8.01 to 9.00%..................      285       3,570,027      1.41      12,526
 9.01 to 10.00%.................    1,009      11,294,801      4.46      11,194
10.01 to 11.00%.................    1,975      28,873,255     11.40      14,619
11.01 to 12.00%.................    2,521      37,765,875     14.91      14,981
12.01 to 13.00%.................    3,292      47,567,630     18.78      14,449
13.01 to 14.00%.................    3,182      42,929,291     16.95      13,491
14.01 to 15.00%.................    2,700      31,378,074     12.39      11,622
15.01 to 16.00%.................    1,893      19,240,517      7.60      10,164
16.01 to 17.00%.................    1,263      10,629,055      4.20       8,416
17.01 to 18.00%.................    1,063       7,799,694      3.08       7,337
18.01 to 19.00%.................      612       4,135,714      1.63       6,758
19.01 to 20.00%.................      402       2,441,324      0.96       6,073
20.01 to 21.00%.................      544       3,025,378      1.19       5,561
21.01 to 22.00%.................      198         817,598      0.32       4,129
22.01% and over.................       31         163,253      0.06       5,266
                                   ------    ------------    ------
  Total/Average.................   21,106    $253,224,989    100.00%    $11,998
                                   ======    ============    ======

--------
(1) Sum may not equal 100% due to rounding.

DISTRIBUTION OF THE RECEIVABLES BY REMAINING TERM TO MATURITY AS OF THE CUTOFF
                                     DATE

                                                             PERCENTAGE
     RANGE OF                                   AGGREGATE   OF AGGREGATE  AVERAGE
    REMAINING                       NUMBER OF   PRINCIPAL    PRINCIPAL   PRINCIPAL
 TEMS TO MATURITYR                 RECEIVABLES   BALANCE     BALANCE(1)   BALANCE
-----------------                  ----------- ------------ ------------ ---------
   3 to 6 months..................      527    $    986,683      0.39%    $ 1,872
   7 to 12 months.................    1,062       3,256,243      1.29       3,066
   13 to 24 months................    3,106      17,386,604      6.87       5,598
   25 to 36 months................    3,961      33,301,250     13.15       8,407
   37 to 48 months................    3,657      42,877,581     16.93      11,725
   49 to 60 months................    3,396      48,306,091     19.08      14,224
   61 to 72 months................    3,191      58,869,369     23.25      18,449
   73 to 84 months................    2,206      48,241,167     19.05      21,868
                                     ------    ------------    ------
     Total/Average................   21,106    $253,224,989    100.00%    $11,998
                                     ======    ============    ======

--------
(1) Sum may not equal 100% due to rounding.

DELINQUENCIES AND CREDIT LOSSES

  Set forth below is certain information concerning the experience of CTL pertaining to delinquencies and credit losses on its fixed rate retail automobile, light truck, recreational vehicle, motorcycle and van receivables serviced by CTL. There can be no assurance that the delinquency and credit loss experience on the Receivables will be comparable to that set forth below.

                            DELINQUENCY EXPERIENCE

                            AT SEPTEMBER 30,                           AT DECEMBER 31,
                          --------------------  ----------------------------------------------------------------
                                  1996                  1995                  1994                  1993
                          --------------------  --------------------  --------------------  --------------------
                           NUMBER OF             NUMBER OF             NUMBER OF             NUMBER OF
                          RECEIVABLES  AMOUNT   RECEIVABLES  AMOUNT   RECEIVABLES  AMOUNT   RECEIVABLES  AMOUNT
                          ----------- --------  ----------- --------  ----------- --------  ----------- --------
                                                            (DOLLARS IN THOUSANDS)
Servicing portfolio.....    24,427    $303,665    22,621    $266,106    22,997    $261,325    22,034    $239,353
Delinquencies
 30-59 days.............        97       1,022        84         811       102         977       110         822
 60-89 days.............        65         686        66         692        55         394        69         528
 90 days or more........        60         482        49         348        59         382        37         279
                            ------    --------    ------    --------    ------    --------    ------    --------
Total delinquencies.....       222    $  2,190       199    $  1,851       216    $  1,753       216    $  1,629
                            ======    ========    ======    ========    ======    ========    ======    ========
Total delinquencies as a
 percent of servicing
 portfolio..............       .91%        .72%      .88%        .70%      .94%        .67%      .98%        .68%

                          CREDIT LOSS EXPERIENCE (1)

                           NINE MONTHS ENDED
                             SEPTEMBER 30,                              YEAR ENDED  DECEMBER 31,
                          ----------------------     ----------------------------------------------------------------
                                  1996                       1995                  1994                  1993
                          ----------------------     --------------------  --------------------  --------------------
                           NUMBER OF                  NUMBER OF             NUMBER OF             NUMBER OF
                          RECEIVABLES    AMOUNT      RECEIVABLES  AMOUNT   RECEIVABLES  AMOUNT   RECEIVABLES  AMOUNT
                          -----------   --------     ----------- --------  ----------- --------  ----------- --------
                                                            (DOLLARS IN THOUSANDS)
Average servicing
 portfolio(2)............   23,524      $284,886       22,809    $266,746    22,516    $252,144    25,266    $257,034
Net charge-offs:
 Gross charge-offs.......      520         3,182          644       3,787       527       2,500       856       4,692
Recoveries...............      --            587          --          581       --          573       --          554
                                        --------                 --------              --------              --------
Net losses...............               $  2,595                 $  3,206              $  1,927              $  4,138
                                        ========                 ========              ========              ========
Gross charge-offs as a
 percentage of average
 servicing portfolio(3)..     2.95%(4)      1.49%(4)     2.82%       1.42%     2.34%        .99%     3.39%       1.83%
Recoveries as a percent
 of gross charge-offs....                  18.45%                   15.34%                22.92%                11.81%
Net losses as a
 percentage of average
 servicing portfolio(3)..                   1.21%(4)                 1.20%                  .76%                 1.61%

--------
(1) There is generally no recourse to Dealers under any of the receivables in the portfolio serviced by CTL, except to the extent of limited representations and warranties made by Dealers in connection with such receivables.
(2) Equals the monthly arithmetic average for the period then specified.
(3) Variation in the size of the portfolio serviced by CTL will affect the percentages in "Gross Charge-Offs as a Percentage of Average Servicing Portfolio" and "Net Losses as a Percentage of Average Servicing Portfolio."
(4) Annualized.

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

  Monthly Interest (as defined herein) on the Receivables will be distributed to Certificateholders on each Distribution Date to the extent of the Pass-Through Rate applied to the Certificate Balance or Notional Principal Amount, as applicable, as of the preceding Distribution Date or the Closing Date, as applicable (after giving effect to distributions of principal on any preceding Distribution Date). See "The Offered Certificates--Distributions on the Offered Certificates" herein. In the event of a full or partial prepayment on a Receivable, Certificateholders will receive interest for the full month of such prepayment either through the distribution of interest paid on other Receivables, withdrawal from the Spread Account or from the Surety Bond, unless there has been a default thereon.

  Although the Receivables will have different Contract Rates, each Receivable's Contract Rate generally will exceed the sum of (a) the weighted average of the Class A-1 Pass-Through Rate and the Class A-2 Pass-Through Rate, (b) the per annum rate used to calculate the Surety Bond Fee, (c) the Class I Pass-Through Rate and (d) the per annum rate used to calculate the Monthly Servicing Fee. The Contract Rate on a small percentage of the Receivables, however, will be less than the foregoing sum. To the extent that there has been a default on the Surety Bond, disproportionate rates of prepayments between Receivables with higher and lower Contract Rates could affect the ability of the Trust to distribute Monthly Interest to Certificateholders.

  The effective yield to Certificateholders will be below the yield otherwise produced by the Pass-Through Rate because the distribution of Monthly Principal and Monthly Interest in respect of any given month will not be made until the related Distribution Date, which will not be earlier than the fifteenth calendar day of the following month.

THE CLASS I CERTIFICATES

  The Class I Certificates are interest only certificates. Although the planned amortization feature of the Class I Certificates is intended to reduce the uncertainty of prepayments with respect to the Class I Certificates, if the Receivables prepay sufficiently quickly, the Notional Principal Amount of the Class I Certificates may be reduced more quickly than provided in the Planned Notional Principal Amount Schedule, thereby reducing the yield to the holders of the Class I Certificates. The yield to maturity on the Class I Certificates will therefore be very sensitive to the rate of prepayments, including voluntary prepayments, and prepayments due to liquidations, repurchases and losses or from the sale of the Receivables upon an Insolvency Event with respect to the Tax Class IC Certificateholder. Prospective investors should fully consider the associated risks, including the risk that a rapid rate of prepayments could result in the failure of investors in the Class I Certificates to recoup their initial investment. See "Risk Factors-- Prepayment Risks Associated with the Class I Certificates, "--Termination Upon Insolvency Event of the Tax Class IC Certificateholder," "The Offered Certificates--The Class I Certificates--Calculation of Notional Principal Amount" and "--Class I Yield Considerations."

                             THE DEPOSITOR AND CTL

  CTL currently acquires loans from over 2,800 manufacturer franchised automobile dealerships and 160 used car dealers in eight states. CTL is a California industrial loan company, formed in 1959. In addition to the indirect automobile finance business, CTL underwrites and purchases residential real estate loans and commercial equipment leases. For the fiscal years ended December 31, 1995, 1994 and 1993 and for the nine months ended September 30, 1996, CTL acquired motor vehicle loans aggregating $142.6 million, $156.2 million and $172.0 million and $137.9 million, respectively. Of the $303.7 million of loans in the motor vehicles servicing portfolio of CTL (consisting of the principal balance of loans held for sale) at September 30, 1996, approximately 74% represented loans on used motor vehicles and approximately 26% represented loans on new motor vehicles. CTL began to offer its motor vehicle loan products to an increased number of selected used car dealerships in 1994. In years prior to 1994, the amount of Receivables secured by used motor vehicles was immaterial.

  Additional information regarding CTL and the Depositor is set forth under "California Thrift & Loan and Affiliates" in the Prospectus.

                            THE SURETY BOND ISSUER


  Capital Markets Assurance Corporation is the surety bond provider (the "Surety Bond Issuer"). The Surety Bond Issuer is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. The Surety Bond Issuer is licensed in 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. The Surety Bond Issuer insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. The Surety Bond Issuer also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

  The Surety Bond Issuer's claims-paying ability is rated "Aaa" by Moody's, "AAA" by Standard & Poor's, "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps") and "AAA" by Nippon Investors Service Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

  The Surety Bond Issuer is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). Neither Holdings nor any of its stockholders is obligated to pay any claims under any surety bond issued by the Surety Bond Issuer or any debts of the Surety Bond Issuer or to make additional capital contributions to the Surety Bond Issuer.

  The Surety Bond Issuer is regulated by the Superintendent of Insurance of the State of New York. In addition, the Surety Bond Issuer is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. Such insurance laws regulate, among other things, the amount of net exposure per risk that the Surety Bond Issuer may retain, capital transfers, dividends, investment of assets, changes in control, transactions with affiliates and consolidations and acquisitions. The Surety Bond Issuer is subject to periodic regulatory examinations by the same regulatory authorities.

  The Surety Bond Issuer's obligations under the Surety Bond may be reinsured. Such reinsurance does not relieve the Surety Bond Issuer of any of its obligations under the Surety Bond.

THE SURETY BOND IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

  As of December 31, 1995 and 1994, the Surety Bond Issuer had qualified statutory capital (which consists of policyholders' surplus and contingency reserve) of approximately $240 million and $170 million, respectively, and had not incurred any debt obligations. Article 69 of the New York State Insurance Law requires the Surety Bond Issuer to establish and maintain the contingency reserve, which is available to cover claims under surety bonds issued by the Surety Bond Issuer.

  The audited financial statements of the Surety Bond Issuer prepared in accordance with generally accepted accounting principles as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 and the unaudited financial statements of the Surety Bond Issuer as of September 30, 1996 and 1995 and for each of the nine-month periods ended September 30, 1996 and 1995 are made a part of this Prospectus Supplement beginning on page F-1. Copies of the Surety Bond Issuer's financial statements prepared in accordance with statutory accounting standards, which differ from generally accepted accounting principles, and filed with the Insurance Department of the State of New York are also available upon request. The Surety Bond Issuer is located at 885 Third Avenue, New York, New York 10022, and its telephone number is (212) 755-1155.

                           THE OFFERED CERTIFICATES

  The Offered Certificates will be issued pursuant to the Pooling and Servicing Agreement. Copies of the Pooling and Servicing Agreement (without exhibits) may be obtained by Certificateholders upon request in writing to the Servicer at the address set forth herein under "Reports to Certificateholders." Citations to the relevant sections of the Pooling and Servicing Agreement appear below in parentheses. The following is a summary of the material terms of the Certificates and is subject to and qualified in its entirety by reference to the Pooling and Servicing Agreement.

DISTRIBUTIONS

  In general, it is intended that the Trustee distribute to the Class A Certificateholders on each Distribution Date beginning February 18, 1997, the aggregate principal payments, including full and partial prepayments (except certain prepayments in respect of Precomputed Receivables as described below under "--Accounts") received on the Receivables during the related Collection Period, plus a full month's interest at the Class A Pass-Through Rate (except that the first interest payment will represent interest from the Closing Date to the end of the first Collection Period, assuming a 30 day month). Such distributions of principal will be made in accordance with the Principal Distribution Sequence. It is also intended that the Trustee distribute to the Class I Certificateholders, on each Distribution Date beginning on February 18, 1997 and continuing until the Distribution Date on which the Class I Notional Principal Amount is reduced to zero, a full month's interest at the Class I Pass-Through Rate on the Class I Notional Principal Amount (except that the first interest payment will represent interest from the Closing Date to the end of the first Collection Period, assuming a 30 day month). See "-- Distributions on the Offered Certificates." Interest to Certificateholders may be provided by a payment made by or on behalf of the Obligor, by an Advance made by the Servicer to cover interest due on a delinquent Receivable or by a withdrawal from the Spread Account. If such interest represents Class A Monthly Interest or Class I Monthly Interest it may be provided by a draw on the Surety Bond if there are not sufficient funds (after payment of the Monthly Servicing Fee and after giving effect to any withdrawals from the Spread Account for the benefit of the Class A Certificateholders and Class I Certificateholders) to pay Class I Monthly Interest, Class A Monthly Interest and Monthly Principal. Draws on the Surety Bond to pay Class A Monthly Interest and Class I Monthly Interest and Monthly Principal will be limited to the Surety Bond Amount. See "--Sale and Assignment of Receivables" and "-- Accounts" herein.

THE CLASS I CERTIFICATES--CALCULATION OF NOTIONAL PRINCIPAL AMOUNT

  The Class I Certificates are interest-only planned amortization securities. The Class I Certificates are entitled to receive interest at the Class I Pass-Through Rate on the Notional Principal Amount of the Class I Certificates. The planned amortization feature is intended to reduce the uncertainty to investors in the Class I Certificates with respect to prepayments because the Class I Certificates will receive interest based on their Notional Principal Amount, which is based on a principal paydown schedule rather than on the reduction in the actual Certificate Balance, as described below. Solely for the purpose of calculating the amount payable with respect to the Class I Certificates, the Certificate Balance will be divided into two principal components, the "PAC Component" and the "Companion Component." The Notional Principal Amount will be equal to the PAC Component, originally $175,746,647. The sum of the PAC Component and the Companion Component will at all times equal the then aggregate unpaid Certificate Balance.

  The Pooling and Servicing Agreement establishes a schedule (the "Planned Notional Principal Amount Schedule") pursuant to which principal will be allocated to the PAC Component and the Companion Component, as described below. As the PAC Component is reduced, the Notional Principal Amount of the Class I Certificates will also be reduced, resulting in reduced payments to the holders of the Class I Certificates.

  On each Distribution Date, the Monthly Principal will be allocated first to the PAC Component up to the amount necessary to reduce the PAC Component to its Planned Notional Principal Amount for such Distribution Date, as set forth in the Planned Notional Principal Amount Schedule, second, to the Companion Component until the balance thereof is reduced to zero and third, to the PAC Component, without regard to the Planned Notional Principal Amount for such Distribution Date, until reduced to zero. The foregoing allocations will be made solely for purposes of calculating the Notional Principal Amount of the Class I Certificates and correspondingly, the amount of interest payable with respect to the Class I Certificates. The Class I Certificates are not entitled to receive any principal payments. The foregoing calculations will not affect distributions of principal with respect to the Class A Certificates.

                  PLANNED NOTIONAL PRINCIPAL AMOUNT SCHEDULE

                                                                PLANNED NOTIONAL
   DISTRIBUTION DATE                                            PRINCIPAL AMOUNT
   -----------------                                            ----------------
   Initial..................................................... $175,746,647.46
   February 1997...............................................  165,280,085.41
   March 1997..................................................  156,693,745.50
   April 1997..................................................  147,606,056.15
   May 1997....................................................  138,706,230.51
   June 1997...................................................  129,997,514.89
   July 1997...................................................  121,483,203.97
   August 1997.................................................  113,166,641.44
   September 1997..............................................  105,051,220.71
   October 1997................................................   97,140,385.56
   November 1997...............................................   89,437,630.88
   December 1997...............................................   81,946,503.34
   January 1998................................................   74,670,602.11
   February 1998...............................................   67,613,579.58
   March 1998..................................................   60,779,142.13
   April 1998..................................................   54,362,424.89
   May 1998....................................................   49,349,540.34
   June 1998...................................................   45,120,492.38
   July 1998...................................................   40,983,967.50
   August 1998.................................................   36,941,594.60
   September 1998..............................................   32,995,027.60
   October 1998................................................   29,145,945.77
   November 1998...............................................   25,396,054.12
   December 1998...............................................   21,747,083.75
   January 1999................................................   18,200,792.25
   February 1999...............................................   15,451,771.80
   March 1999..................................................   13,119,703.27
   April 1999..................................................   11,078,468.47
   May 1999....................................................    9,309,440.84
   June 1999...................................................    7,591,418.81
   July 1999...................................................    5,925,289.77
   August 1999.................................................    4,893,403.01
   September 1999..............................................    4,176,112.92
   October 1999................................................    3,477,114.81
   November 1999...............................................    2,796,733.30
   December 1999...............................................    2,135,298.00
   January 2000................................................    1,661,349.09
   February 2000...............................................    1,330,075.13
   March 2000..................................................    1,007,931.16
   April 2000..................................................      696,642.24
   May 2000....................................................      400,498.46
   June 2000...................................................      119,759.40
   July 2000...................................................            0.00

  The Class I Certificates will not be entitled to any distributions of interest after the Notional Principal Amount of the Class I Certificates has been reduced to zero.

CLASS I YIELD CONSIDERATIONS

  Although the planned amortization feature of the Class I Certificates is intended to reduce the uncertainty relating to prepayments of the Receivables with respect to the Class I Certificates, the yield to maturity of the Class I Certificates will remain extremely sensitive to the prepayment experience of the Receivables, including voluntary prepayments, prepayments due to liquidations, repurchases and losses and prepayments resulting from the sale of the Receivables upon an Insolvency Event with respect to the Tax Class IC Certificateholder. Prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment. In particular, investors in the Class I Certificates should note that they will not be entitled to any distributions after the Class I Notional Principal Amount has been reduced to zero, and that Receivables may be repurchased due to breaches of representations. See also "--Termination Upon Insolvency Event of the Tax Class IC Certificateholder" and "Risk Factors--Prepayment Risks Associated with the Class I Certificate" herein.

  The following table illustrates the significant effect that prepayments on the Receivables have upon the yield to maturity of the Class I Certificates. The table shows the approximate hypothetical pre-tax yields to maturity of the Class I Certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on the assumed purchase price and the ABS prepayment model described below. The following table also assumes that the Receivables have been aggregated into five hypothetical pools having the following characteristics and that the level scheduled monthly payment for each of the five pools (which is based on its principal balance, weighted average Contract Rate and weighted average remaining term as of the Cutoff Date and its weighted average original term) will be such that such pool will be fully amortized by the end of its weighted average remaining term.

                                                                    WEIGHTED
                                                WEIGHTED AVERAGE     AVERAGE
                 CUTOFF DATE                    REMAINING TERM TO ORIGINAL TERM
                  PRINCIPAL    WEIGHTED AVERAGE     MATURITY       TO MATURITY
POOL               BALANCE      CONTRACT RATE      (IN MONTHS)     (IN MONTHS)
----            -------------- ---------------- ----------------- -------------
1.............. $62,430,163.99     13.6225%             70              73
2.............. $56,337,566.65     13.3280%             64              73
3.............. $62,260,599.95     14.1305%             55              73
4.............. $40,731,776.23     12.7119%             38              68
5.............. $31,464,882.66     12.4088%             24              69

  For purposes of the table, it is also assumed that (i) the purchase price of the Class I Certificates is as set forth below, (ii) the Receivables have the characteristics set forth under "--The Class I Certificates--Calculation of Notional Principal Amount" above, (iii) the Receivables prepay monthly at the specified percentages of ABS as set forth in the table below, (iv) scheduled payments on Receivables are received on the first day of each month commencing on February 1, 1997, (v) prepayments representing prepayments in full of individual Receivables are received on the last day of the month commencing in January 1997 and include a full month's interest thereon, (vi) the Closing Date for the Offered Certificates is January 29, 1997, (vii) distributions on the Offered Certificates are made, in cash, on the fifteenth calendar day of each month, commencing in February 1997, (viii) no defaults or delinquencies in the payment of the Receivables are experienced, and (ix) no Receivable is repurchased for breach of representation and warranty or otherwise.

            SENSITIVITY OF THE CLASS I CERTIFICATES TO PREPAYMENTS

                                             1.00%  1.60%  2.00%  2.25%   3.00%
PRICE(1)                                      ABS    ABS    ABS    ABS     ABS
--------                                    ------- ------ ------ ------ -------
2.83124%................................... 27.712% 6.725% 6.725% 6.725% -5.345%

--------
(1) Expressed as a percentage of the Original Notional Principal Amount (excluding accrued interest).

  Based on the assumptions described above and assuming a purchase price of 2.83124% at approximately 2.894% ABS, the pre-tax yield to maturity of the Class I Certificates would be approximately 0%.

  It is highly unlikely that the Receivables will prepay at a constant rate until maturity or that all of the Receivables will prepay at the same rate. The foregoing table assumes that each Receivable bears interest at its specified Contract Rate, has the same remaining term to maturity, and prepays at the same rate. In fact, receivables will prepay at different rates and have different terms.

  The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class I Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price of such Class I Certificates and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class I Certificates and consequently do not purport to reflect the return on any investment in the Class I Certificates when such reinvestment rates are considered.

  The Receivables will not necessarily have the characteristics assumed above, and there can be no assurance that (i) the Receivables will prepay at any of the rates shown in the table or at any other particular rate or will prepay proportionately, (ii) the pre-tax yield on the Class I Certificates will correspond to any of the pre-tax yields shown above or (iii) the aggregate purchase price of the Class I Certificates will be equal to the purchase price assumed. Because the Receivables will include Receivables that have remaining terms to stated maturity shorter or longer than those assumed and Contract Rates higher or lower than those assumed, the pre-tax yield on the Class I Certificates may differ from those set forth above, even if all of the Receivables prepay at the indicated constant prepayment rates.

  Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

SALE AND ASSIGNMENT OF RECEIVABLES

  Certain information with respect to the conveyance of the Receivables (i) from CTL to the Depositor pursuant to the Purchase Agreement dated as of January 29, 1997, and (ii) from the Depositor to the Trust pursuant to the Pooling and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Receivables" in the Prospectus.

ACCOUNTS

  In addition to the Certificate Account, the property of the Trust will include the Spread Account and the Payahead Account.

  Spread Account. On the Closing Date, the Depositor will establish the Spread Account. Thereafter, the amount held in the Spread Account as of any Distribution Date will be increased up to the sum of the Required Spread Amount and the amount of outstanding Advances as of such Distribution Date by the deposit thereto of payments on the Receivables not utilized to make payments to the Certificateholders (other than the Class IC Certificateholder), the Surety Bond Issuer or the Servicer on any Distribution Date. While it is intended that the Spread Account will grow over time to equal the Required Spread Amount through monthly deposits of excess collections on the Receivables, if any, there can be no assurance that such growth will actually occur. The Spread Account will be established for the benefit of the Class A Certificateholders, Class I Certificateholders and the

Surety Bond Issuer. On each Distribution Date, any amounts on deposit in the Spread Account after the payment of any amounts owed to the Surety Bond Issuer in excess of the sum of the Required Spread Amount and the amount of outstanding Advances will be withdrawn from the Spread Account and distributed to the Class IC Certificateholder.

  Under the terms of the Pooling and Servicing Agreement, the Trustee will withdraw funds from the Spread Account and transfer them to the Certificate Account for any deficiency of Monthly Interest or Monthly Principal as further described below under "--Distributions on the Offered Certificates," to the extent available, prior to making any draw on the Surety Bond.

  In the event that the balance of the Spread Account is reduced to zero and there is a default under the Surety Bond on any Distribution Date, the Trust will depend solely on current distributions on the Receivables to make distributions of principal and interest on the Certificates. Any reduction in the principal balance of the Receivables due to losses on the Receivables will also result in a reduction of the Notional Principal Amount of the Class I Certificates. Any such losses would be borne by the Class A Certificateholders and Class I Certificateholders as set forth herein. See "--Distributions on the Offered Certificates" herein.

  Payahead Account. The Servicer will establish an additional account (the "Payahead Account"), in the name of the Trustee and for the benefit of Obligors on the Receivables, into which, to the extent required by the Pooling and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Certificate Account, they will not constitute collected interest or collected principal and will not be available for distribution to Certificateholders. Interest earned on the balance in the Payahead Account will be remitted to the Servicer monthly. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then generally such remaining collections shall be transferred to and kept in the Payahead Account until such later Collection Period as the collections may be retransferred to the Certificate Account and applied either to a later scheduled payment or to prepay such Receivable in full.

ADVANCES

  With respect to each Receivable delinquent more than 30 days at the end of a Collection Period, the Servicer will make an Advance in an amount equal to 30 days of interest, but only to the extent that the Servicer in its sole discretion, expects to recoup the Advance from subsequent collections on the Receivable. The Servicer will deposit the Advance in the Certificate Account on the Determination Date preceding the related Distribution Date. The Servicer will recoup its Advance from subsequent payments by or on behalf of the respective Obligor, from insurance proceeds or, upon the Servicer's determination that reimbursement from the preceding sources is unlikely, will recoup its Advance from any collections made on other Receivables.

DISTRIBUTIONS ON THE CLASS IC CERTIFICATE

  The Class IC Certificate, together with the Spread Account, facilitates the retention of the Surety Bond Issuer. Further, the Class IC Certificate is designed to stabilize the Class I Certificate's sensitivity to prepayments. Accordingly, the Class IC Certificate will only be entitled to receive monthly all funds held in the Spread Account in excess of the sum of the Required Spread Amount and the amount of outstanding Advances (after making any withdrawals therefrom in respect of shortfalls of Monthly Interest and Monthly Principal and payment of all amounts owed to the Surety Bond Issuer). Upon termination of the Trust the Class IC Certificateholder is entitled to receive any amounts remaining in the Spread Account (only after all required payments to the Surety Bond Issuer are made) after the payment of expenses and distributions to Certificateholders. See "--Accounts" above and "--Unlimited Liability of the Tax Class IC Certificateholder" herein.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

  The Servicer will deposit in the Certificate Account the amount of payments on all Receivables received with respect to the preceding Collection Period. All such payments on the Receivables, plus the net amount to be transferred from the Payahead Account for the related Distribution Date, all Advances for such Collection Period, the Purchase Amount for all Receivables that became Purchased Receivables during the preceding Collection Period, and the portion of the outstanding principal balance of each Defaulted Receivable which represents forced placed insurance that was cancelled prior to the Cutoff Date, will be available for distribution pursuant to the terms of the Pooling and Servicing Agreement on the next succeeding Distribution Date ("Available Funds"). If there is a deficiency with respect to Class A Monthly Interest or Class I Monthly Interest or Monthly Principal on any Distribution Date after giving effect to payments of the Monthly Servicing Fee on such Distribution Date, the Trustee, or the Servicer at the discretion of the Trustee, will withdraw amounts, to the extent available, from the Spread Account in the amount of such deficiency and notify the Trustee of any remaining deficiency, whereupon the Trustee will draw on the Surety Bond to pay Class A Monthly Interest and Class I Monthly Interest and Monthly Principal on any Distribution Date, up to the Surety Bond Amount. Moreover, if the Available Funds for a Distribution Date are insufficient to pay current and past due Surety Bond Fees, and other amounts owed to the Surety Bond Issuer, pursuant to the Insurance Agreement, plus accrued interest thereon, to the Surety Bond Issuer, the Servicer will notify the Trustee of such deficiency, and the amount, if any, then on deposit in the Spread Account (after giving effect to any withdrawal to satisfy a deficiency described in this and the preceding sentence) will be available to cover such deficiency.

  If acceptable to each Rating Agency without a reduction in the rating of any class of Offered Certificates, the Monthly Servicing Fee due to the Servicer in respect of each Collection Period will be distributed to the Servicer during such Collection Period from Collections for such Collection Period.

  On each such Distribution Date, the Trustee will apply or cause to be applied the Available Funds (plus, to the extent required for payment of Monthly Interest or Monthly Principal any amounts withdrawn from the Spread Account or drawn on the Surety Bond, as applicable) to make the following payments in the following priority:

  (a) the aggregate amount of outstanding Advances on all Receivables that became Defaulted Receivables during the prior Collection Period to the Servicer;

  (b) the Monthly Servicing Fee, including any overdue Monthly Servicing Fee, to the Servicer, to the extent not previously distributed to the Servicer;

  (c) pro rata based on amounts due, (y) Class A Monthly Interest, including any overdue Class A Monthly Interest, to the Class A Certificateholders and (z) Class I Monthly Interest, including any overdue Class I Monthly Interest, to the Class I Certificateholders;

  (d) Monthly Principal, together with any overdue Monthly Principal, to the class of Class A Certificates then entitled to receive Monthly Principal in accordance with the Principal Distribution Sequence;

  (e) the Surety Bond Fee (including any overdue Surety Bond Fee, plus accrued interest thereon) to the Surety Bond Issuer;

  (f) the amount of recoveries of Advances to the Servicer (to the extent not applied pursuant to (a) above on or prior to such Distribution Date);


  (g) the aggregate amount of any unreimbursed draws on the Surety Bond payable to the Surety Bond Issuer, under the Insurance Agreement, for Class A Monthly Interest, Class I Monthly Interest and Monthly Principal, plus accrued interest thereon and any other amounts owing to the Surety Bond Issuer under the Insurance Agreement; and

  (h) the balance into the Spread Account.

  After all distributions pursuant to clauses (a) through (h) above have been made for each Distribution Date, the amount of funds remaining in the Spread Account on such date, if any, in excess of the sum of the Required Spread Amount and any outstanding Advances as of such Distribution Date (after making any withdrawals therefrom in respect of shortfalls of Monthly Interest and Monthly Principal and payment of all amounts owed to the Surety Bond Issuer), will be distributed by the Trustee to the Class IC Certificateholder. Any amounts so distributed to the Class IC Certificateholder will no longer be property of the Trust and Certificateholders will have no rights with respect thereto.

  "Monthly Interest" for any Distribution Date will equal the sum of the Class A Monthly Interest and the Class I Monthly Interest.

  "Class A Monthly Interest" means, for any Distribution Date, the sum of Class A-1 Monthly Interest and Class A-2 Monthly Interest.

  "Class A-1 Monthly Interest" for any Distribution Date will equal (i) for the first Distribution Date, the product of the following: (the number of days remaining in the month of the Closing Date (assuming a 30 day month) from the Closing Date divided by 30) (such amount, the "Initial Multiplier") multiplied by (one-twelfth of the Class A-1 Pass-Through Rate) multiplied by (the Class A-1 Certificate Balance at the Closing Date) and (ii) with respect to each subsequent Distribution Date, the product of one-twelfth of the Class A-1 Pass-Through Rate and the Class A-1 Certificate Balance on the preceding Distribution Date (after giving effect to any distribution of Monthly Principal required to be made on such preceding Distribution Date).

  "Class A-2 Monthly Interest" for any Distribution Date will equal (i) for the first Distribution Date, the product of the following: (one-twelfth of the Class A-2 Pass-Through Rate) multiplied by (the Initial Multiplier) multiplied by (the Class A-2 Certificate Balance at the Closing Date) and (ii) with respect to each subsequent Distribution Date, the product of one-twelfth of the Class A-2 Pass-Through Rate and the Class A-2 Certificate Balance on the preceding Distribution Date (after giving effect to any distribution of Monthly Principal required to be made on such preceding Distribution Date).

  "Class I Monthly Interest" for any Distribution Date will equal (i) for the first Distribution Date, the product of the following: (one-twelfth of the Class I Pass-Through Rate) multiplied by (the Initial Multiplier) multiplied by (the Original Notional Principal Amount) and (ii) with respect to each subsequent Distribution Date, the product of one-twelfth of the Class I Pass-Through Rate and the Notional Principal Amount on the preceding Distribution Date (after giving effect to any reduction of Notional Principal Amount on such preceding Distribution Date).

  "Monthly Principal" for any Distribution Date will equal the amount necessary to reduce the Certificate Balance to the aggregate unpaid principal balance of the Receivables on the last day of the preceding Collection Period; provided, however, that Monthly Principal on the Class A-1 Final Scheduled Distribution Date will be increased by the amount, if any, which is necessary to reduce the Class A-1 Certificate Balance to zero on such date and Monthly Principal on the Class A-2 Final Scheduled Distribution Date will be increased by the amount, if any, which is necessary to reduce the Class A-2 Certificate Balance to zero on such date. For the purpose of determining Monthly Principal, the unpaid principal balance of a Defaulted Receivable or a Purchased Receivable is deemed to be zero on and after the last day of the Collection Period in which such Receivable became a Defaulted Receivable or a Purchased Receivable.

  "Principal Distribution Sequence" means that Monthly Principal shall be distributed among the Class A Certificateholders in the following sequence:
(i) to the Class A-1 Certificateholders until the Class A-1 Certificate Balance has been reduced to zero and (ii) to the Class A-2 Certificateholders until the Class A-2 Certificate Balance has been reduced to zero.

  "Surety Bond Fee" for any Distribution Date will equal one-twelfth of the product of the Surety Bond per annum fee rate set forth in the Insurance Agreement and the Certificate Balance calculated as of the first day of the Collection Period to which such Distribution Date relates and payable monthly in arrears.

  "Defaulted Receivable" will mean, for any Collection Period, a Receivable as to which any of the following has occurred: (i) the Receivable is 150 days or more delinquent as of the last day of such Collection Period; (ii) the Financed Vehicle that secures the Receivable has been repossessed; or (iii) the Receivable has been determined to be uncollectable in accordance with the Servicer's customary practices on or prior to the last day of such Collection Period; provided, however, that any Receivable which the Depositor or the Servicer has repurchased or purchased pursuant to the Pooling and Servicing Agreement shall be deemed not to be a Defaulted Receivable and provided further, that any Advances made with respect to a Receivable shall not be considered in the determination of the delinquency status with respect to such Receivable.

  As an administrative convenience, the Servicer will be permitted to make the deposit of Collections and aggregate Advances and Purchase Amounts for or with respect to the Collection Period, net of distributions to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all deposits and distributions were made individually.

  The following chart sets forth an example of the application of the foregoing provisions to a monthly distribution:

January 1-31....Collection Period. The Servicer receives monthly payments, prepayments, and other proceeds in respect of the Receivables and deposits them in the Certificate Account. The Servicer may deduct the Monthly Servicing Fee from such deposits.

January 31  ....Record Date. Distributions on the Distribution Date are made to
                Certificateholders of record at the close of business on this date.

February 10 ....Determination Date. On the tenth day of the month, or if such day is not a business day, the next succeeding business day the Servicer notifies the Trustee of the amounts to be distributed on the Distribution Date and of any deficiencies.

February 18 ....Distribution Date. On the fifteenth day of the month, or if such day is not a business day, the next succeeding business day the Trustee withdraws funds from the Certificate Account, Spread Account and/or draws on the Surety Bond, if necessary, to pay Monthly Principal and Monthly Interest to Certificateholders as described herein. The Trustee distributes to Certificateholders amounts payable in respect of the Offered Certificates, and pays the Monthly Servicing Fee to the extent not previously paid, the Surety Bond Fee and any amounts owing to the Surety Bond Issuer.

THE SURETY BOND

  On or before the Closing Date, the Depositor and CTL, in its individual capacity and as Servicer, and the Surety Bond Issuer will enter into an Insurance and Reimbursement Agreement (the "Insurance Agreement") pursuant to which the Surety Bond Issuer will issue the Surety Bond. Under the terms of the Pooling and Servicing Agreement, after withdrawal of any amounts in the Spread Account with respect to a Distribution Date to pay a deficiency in Class A Monthly Interest or Class I Monthly Interest or Monthly Principal, the Trustee will be authorized to draw on the Surety Bond for the benefit of the Class A Certificateholders and Class I Certificateholders and credit the Certificate Account for such draws as described under "--Distributions on the Offered Certificates." The maximum amount that may be drawn under the Surety Bond on any Distribution Date is limited to the Surety Bond Amount for such Distribution Date. The Surety Bond Amount, with respect to any Distribution Date, shall equal (x) the sum of (A) the lesser of (i) the Certificate Balance (after giving effect to any distribution of Available Funds and any funds withdrawn from the Spread Account to pay Monthly Principal on such Distribution Date) and (ii) the Net Principal Surety Bond Amount, plus (B) Class A Monthly Interest, plus (C) Class I Monthly Interest, plus (D) the Monthly Servicing Fee; less (y) all amounts on deposit in the Spread Account on such Distribution Date (including any outstanding Advances on deposit therein). "Net Principal Surety Bond Amount" means the Certificate Balance as of the first Distribution Date minus all amounts previously drawn on the Surety Bond or from the Spread Account with respect to Monthly Principal.

  The Surety Bond Issuer will be entitled to receive the Surety Bond Fee and certain other amounts on each Distribution Date as described under "-- Distributions on the Offered Certificates" and to receive amounts on deposit in the Spread Account as described above under "--Accounts." The Surety Bond Issuer will not be entitled to reimbursement of any amounts from the Certificateholders. The Surety Bond Issuer's obligation under the Surety Bond is irrevocable. The Surety Bond Issuer will have no obligation other than its obligations under the Surety Bond to the Certificateholders or the Trustee.

  In the event that the balance in the Spread Account is reduced to zero and there has been a default under the Surety Bond, the Trust may depend solely on current distributions on the Receivables to make distributions of principal and interest on the Offered Certificates. Any reduction in the principal balance of the Receivables due to losses on the Receivables may also result in a reduction of the Notional Principal Amount of the Class I Certificates. Any such losses would be borne by the Class A Certificateholders and Class I Certificateholders as set forth herein. See "--Distributions on the Offered Certificates."

UNLIMITED LIABILITY OF THE TAX CLASS IC CERTIFICATEHOLDER

  The Depositor as the initial Class IC Certificateholder has agreed to assume unlimited personal liability to any creditor of the Trust (other than to the Trustee and the Certificateholders in certain circumstances; in this capacity the Depositor is referred to as the "Tax Class IC Certificateholder."). Third party creditors may rely on such agreement as third-party beneficiaries. The Class IC Certificate may only be transferred to non-affiliates of the Depositor and only so long as the Depositor as the initial Class IC Certificateholder retains at least 1% of the Class IC Certificate and remains subject to unlimited personal liability to any creditor of the Trust (other than the Trustee and the Certificateholders in certain circumstances).

TERMINATION UPON INSOLVENCY EVENT OF THE TAX CLASS IC CERTIFICATEHOLDER

  If an Insolvency Event occurs with respect to the Tax Class IC Certificateholder, the Tax Class IC Certificateholder will promptly give notice to the Trustee of such event. Under the terms of the Pooling and Servicing Agreement, within 15 days of such notice, the Trustee shall (i) publish a notice of such Insolvency Event stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and (ii) send written notice to the Certificateholders requesting instructions from such holders. Unless instructed otherwise within a specified period by holders of more than 51% of the Certificate Balance and holders of more than 51% of the Notional Principal Amount of the Class I Certificates or unless otherwise prohibited by applicable law, the Trustee will sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be distributed to Class A Certificateholders and Class I Certificateholders each in respect of their remaining capital investment, and the Trustee will then distribute amounts owing the Surety Bond Issuer and the Class IC Certificateholder(s) and proceed to wind up and terminate the Trust. If such proceeds are not sufficient to pay any accrued and unpaid Class A Monthly Interest, accrued and unpaid Class I Monthly Interest and the Certificate Balance, the Certificateholders could incur a loss. The Surety Bond is not available to pay such shortfall. Furthermore, any distributions of such proceeds will have the same effect as a prepayment of the Receivables and could affect the yield on the Class A Certificates and could significantly affect the yield on the Class I Certificates.

  An "Insolvency Event" means, with respect to the Tax Class IC Certificateholder, (i) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee in bankruptcy for the Tax Class IC Certificateholder in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of the Tax Class IC Certificateholder's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or (ii) the consent by the Tax Class IC Certificateholder to the appointment of a trustee in bankruptcy in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Tax Class IC Certificateholder or of or relating to substantially all of its property; or
(iii) the Tax Class IC Certificateholder admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations. The Depositor, who is also the Tax Class IC Certificateholder, is a special purpose corporation the activities of which are circumscribed by its charter with a view to reducing any risk of its bankruptcy.

  In the event of a liquidation of the Trust due to an Insolvency Event with respect to the Tax Class IC Certificateholder, the Surety Bond will not be available to pay a deficiency if the liquidation proceeds are less than the Certificate Balance (and any Monthly Interest) at the time of such liquidation.

RIGHTS OF THE SURETY BOND ISSUER UPON EVENTS OF DEFAULT, AMENDMENT OR WAIVER

  The Surety Bond Issuer will have the right to consent to any remedies of the Trustee or Certificateholders set forth in the Prospectus under "Description of the Transfer and Servicing Agreements--Rights Upon Events of Default." In addition, a successor Servicer appointed after the termination of the Servicer upon an Event of Default must be reasonably acceptable to the Surety Bond Issuer. In addition to the events constituting an Event of Default, the Pooling and Servicing Agreement will also permit the Surety Bond Issuer to appoint a successor Servicer, to redirect payments made under the Receivables to the Trustee and to effect certain other remedies upon the occurrence of certain additional events specified in the Insurance Agreement. See "Risk Factors -- Insolvency Considerations" in the Prospectus.

  The Pooling and Servicing Agreement cannot be amended or any provisions thereof waived without the consent of the Surety Bond Issuer if such amendment or waiver would have a materially adverse effect upon the rights of the Surety Bond Issuer.

                             ERISA CONSIDERATIONS

  The Offered Certificates may be treated as "equity interests" in the Trust for purposes of the Plan Assets Regulation. Accordingly, if a Plan purchases the Offered Certificates, the Trust could be deemed to hold plan assets unless one of the exceptions under the Plan Assets Regulation is applicable to the Trust. There can be no assurance that any of the exceptions set forth in the Plan Assets Regulation will apply to the purchase of Offered Certificates or operations of the Trust. However, the Exemption might apply to the acquisition, holding and resale of Offered Certificates by a Plan, provided that certain conditions and requirements set forth therein are met. See "ERISA Considerations" in the Prospectus.

  A fiduciary of a Plan must determine that the purchase of Class A Certificates or of Class I Certificates is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates and the Class I Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                 UNDERWRITING

  Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the Offered Certificates, dated January 24 1997, the Depositor has agreed to sell PaineWebber Incorporated (the "Underwriter") and the Underwriter has agreed to purchase all the principal amount of the Offered Certificates.

  In the underwriting agreement, the Underwriter, has agreed, subject to the terms and conditions set forth therein, to purchase all the Offered Certificates offered hereby if any of the Offered Certificates are purchased.

  The Underwriter proposes to offer part of the Offered Certificates directly to the public at the prices set forth on the cover page hereof, and part to certain dealers at a price that represents a concession not in excess of 0.100% of the principal balance of the Class A-1 Certificates and the Class A-2 Certificates. The Underwriter may allow and such dealers may reallow a concession not in excess of 0.075% of the principal balance of the Class A-1 Certificates and the Class A-2 Certificates to certain other dealers.

  The Depositor, Bay View and CTL have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act.

  The Depositor has been advised by the Underwriter that the Underwriter presently intends to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Offered Certificates and any such market-making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

                                LEGAL OPINIONS

  Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor by Silver, Freedman & Taff, L.L.P., Washington, D.C., and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.

                                    EXPERTS


  The financial statements of the Surety Bond Issuer, Capital Markets Assurance Corporation, as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 are included herein beginning on page F-7 and have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their audit report thereon and are included in reliance upon the authority of such firm as experts in accounting and auditing.

  The report of KPMG Peat Marwick LLP covering the financial statements noted above refers to Capital Markets Assurance Corporation's adoption at December 31, 1993 of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                            INDEX OF PRINCIPAL TERMS

TERM                                                                    PAGE
----                                                                    ----
ABS................................................................         S-21
Available Funds....................................................         S-23
CEDEL.............................................................. Supp. Covers
Certificates.......................................................          S-1
Certificate Balance................................................          S-2
Class A Certificateholders.........................................  Supp. Cover
Class A Certificates...............................................  Supp. Cover
Class A Monthly Interest...........................................         S-24
Class A Pass-Through Rate..........................................          S-2
Class A-1 Certificate Balance......................................          S-2
Class A-1 Certificateholders.......................................          S-2
Class A-1 Final Scheduled Distribution Date........................  Supp. Cover
Class A-1 Monthly Interest.........................................         S-24
Class A-1 Pass-Through Rate........................................          S-2
Class A-2 Certificate Balance......................................          S-2
Class A-2 Certificateholders.......................................          S-2
Class A-2 Final Scheduled Distribution Date........................  Supp. Cover
Class A-2 Monthly Interest.........................................         S-23
Class A-2 Pass-Through Rate........................................          S-2
Class I Certificateholders.........................................          S-3
Class I Certificates...............................................          S-3
Class I Monthly Interest...........................................         S-24
Class I Pass-Through Rate..........................................          S-3
Class IC Certificate...............................................  Supp. Cover
Class IC Certificateholder.........................................          S-6
Closing Date.......................................................          S-1
Companion Component................................................          S-3
CTL................................................................          S-1
Cutoff Date........................................................  Supp. Cover
Defaulted Receivable...............................................         S-24
Depositor..........................................................          S-1
Determination Date.................................................  Supp. Cover
Distribution Date..................................................  Supp. Cover
DTC................................................................  Supp. Cover
Duff & Phelps......................................................         S-17
ERISA..............................................................          S-8
Euroclear..........................................................  Supp. Cover
Holdings...........................................................         S-17
Insolvency Event...................................................         S-26

TERM                                                                        PAGE
----                                                                        ----
Insurance Agreement.................................................        S-25
Issuer..............................................................         S-1
Moody's.............................................................         S-8
Monthly Interest....................................................        S-24
Monthly Principal...................................................         S-2
Monthly Servicing Fee...............................................         S-4
Net Principal Surety Bond Amount....................................         S-7
Notional Principal Amount...........................................         S-3
Offered Certificates................................................ Supp. Cover
Optional Purchase...................................................         S-7
Original Notional Principal Amount..................................         S-3
PAC Component.......................................................         S-3
Payahead Account....................................................        S-22
Planned Notional Principal Amount Schedule..........................         S-4
Pool Balance........................................................         S-2
Pooling and Servicing Agreement.....................................         S-1
Principal Distribution Sequence.....................................         S-3
Receivables......................................................... Supp. Cover
Record Date.........................................................         S-1
Required Spread Amount..............................................         S-6
Servicer............................................................         S-1
Spread Account......................................................         S-5
Standard & Poor's...................................................         S-8
Surety Bond......................................................... Supp. Cover
Surety Bond Amount..................................................         S-7
Surety Bond Fee.....................................................        S-24
Surety Bond Issuer.................................................. Supp. Cover
Tax Class IC Certificateholder......................................        S-26
Trust............................................................... Supp. Cover
Trustee.............................................................         S-1
Trust Property...................................................... Supp. Cover
Underwriter......................................................... Supp. Cover

                     CAPITAL MARKETS ASSURANCE CORPORATION

                              FINANCIAL STATEMENTS

                               September 30, 1996

                                  (Unaudited)

                     Capital Markets Assurance Corporation
                                Balance Sheets
                            (Dollars in thousands)

                                     ASSETS
                                     ------

                               September 30, 1996               December 31,1995
                                      (Unaudited)
--------------------------------------------------------------------------------
Investments:

Bonds at fair value (amortized
 cost $283,996 at September
 30, 1996 and $210,651 at
 December 31, 1995)                  $    284,595                     215,706

Short-term investments (at
 amortized cost which
 approximates fair value)                  23,081                      68,646
--------------------------------------------------------------------------------
  Total investments                       307,676                     284,352
--------------------------------------------------------------------------------

Cash                                          514                         344

Accrued investment income                   3,604                       3,136

Deferred acquisition costs                 42,350                      35,162

Premiums receivable                         4,068                       3,540

Prepaid reinsurance                        17,801                      13,171

Other assets                                4,194                       3,428
--------------------------------------------------------------------------------
  Total assets                       $    380,207                     343,133
================================================================================

                     LIABILITIES AND STOCKHOLDER'S EQUITY
                     ------------------------------------

Liabilities:

Unearned premiums                    $     61,410                      45,767

Reserve for losses and loss
 adjustment expenses                        9,602                       6,548

Ceded reinsurance                           2,455                       2,469

Accounts payable and other
 accrued expenses                          12,446                      10,844

Current income taxes                            -                         136

Deferred income taxes                      13,608                      11,303
--------------------------------------------------------------------------------
  Total liabilities                        99,521                      77,067
--------------------------------------------------------------------------------

Stockholder's Equity:

Common stock                               15,000                      15,000

Additional paid-in capital                208,475                     205,808

Unrealized appreciation on                    389                       3,286
 investments, net of tax

Retained earnings                          56,822                      41,972
--------------------------------------------------------------------------------
 Total stockholder's equity               280,686                     266,066
--------------------------------------------------------------------------------
 Total liabilities and
  stockholder's equity              $     380,207                     343,133
================================================================================

               See accompanying notes to financial statements.

                     Capital Markets Assurance Corporation
                              Statements of Income
                                  (Unaudited)
                             (Dollars in thousands)



                              Three Months Ended    Nine Months Ended
                                September 30          September 30

                                 1996     1995      1996     1995
--------------------------------------------------------------------------
Revenues:

Direct premiums written       $ 17,206   12,204    49,983   45,042

Assumed premiums written             8      102     1,032      925

Ceded premiums written          (4,129)  (6,188)  (11,142) (11,834)
--------------------------------------------------------------------------
  Net premiums written          13,085    6,118    39,873   34,133

(Increase) decrease in          (3,042)   1,193   (11,014) (12,418)
 unearned premiums
--------------------------------------------------------------------------
  Net premiums earned           10,043    7,311    28,859   21,715

Net investment income            4,307    3,013    12,296    8,606

Net realized capital gains         (57)     364       111      449
 (loss)

Other income                        25       14       104       38
--------------------------------------------------------------------------
   Total revenues               14,318   10,702    41,370   30,808
--------------------------------------------------------------------------

Expenses:

Losses and loss adjustment       1,248      821     3,432    2,279
 expenses

Underwriting and operating       3,780    2,563    11,142    9,939
 expenses

Policy acquisition costs         2,126    2,022     6,249    5,481
--------------------------------------------------------------------------
  Total expenses                 7,154    5,406    20,823   17,699
--------------------------------------------------------------------------
  Income before income taxes     7,164    5,296    20,547   13,109
--------------------------------------------------------------------------

Income Taxes:

Current federal income tax       1,027      231     3,008      895

Deferred federal income tax        718    1,280     2,689    2,256
--------------------------------------------------------------------------
  Total income taxes             1,745    1,511     5,697    3,151
--------------------------------------------------------------------------


  NET INCOME                  $  5,419    3,785    14,850    9,958
==========================================================================

                See accompanying notes to financial statements.

                     Capital Markets Assurance Corporation
                       Statement of Stockholder's Equity
                                  (Unaudited)
                            (Dollars in thousands)



                                            Nine Months Ended
                                            September 30, 1996
-----------------------------------------------------------------
Common stock:

Balance at beginning of period              $       15,000
-----------------------------------------------------------------
  Balance at end of period                          15,000
-----------------------------------------------------------------

Additional paid-in capital:

Balance at beginning of period                     205,808

Capital contribution                                 2,667
-----------------------------------------------------------------
  Balance at end of period                         208,475
-----------------------------------------------------------------

Unrealized (depreciation) appreciation
on investments, net of tax:

Balance at beginning of period                       3,286

Unrealized depreciation on
 investments                                        (2,897)
-----------------------------------------------------------------
  Balance at end of period                             389
-----------------------------------------------------------------

Retained earnings:

Balance at beginning of period                      41,972

Net income                                          14,850
-----------------------------------------------------------------
  Balance at end of period                          56,822
-----------------------------------------------------------------

  Total stockholder's equity                $      280,686
=================================================================


                See accompanying notes to financial statements.

                    Capital Markets Assurance Corporation
                           Statements of Cash Flows
                                  (Unaudited)
                            (Dollars in thousands)

                              Nine Months Ended              Nine Months Ended
                              September 30, 1996             September 30, 1995
--------------------------------------------------------------------------------
Cash flows from operating
activities:

Net income                        $      14,850                     9,958
--------------------------------------------------------------------------------
Adjustments to reconcile
net income to net cash
provided (used) by
operating activities:

  Reserve for losses and
  loss adjustment expenses                3,054                     1,474

  Unearned premiums                      15,643                    17,982

  Deferred acquisition costs             (7,188)                   (6,981)

  Premiums receivable                      (528)                       81

  Accrued investment income                (468)                       63

  Income taxes payable                    2,341                     2,447

  Net realized capital gains               (111)                     (449)

  Accounts payable and other
  accrued expenses                        5,445                     3,456

  Prepaid reinsurance                    (4,630)                   (5,564)

  Other, net                               (381)                    2,253
--------------------------------------------------------------------------------
    Total adjustments                    13,177                    14,762
--------------------------------------------------------------------------------
  Net cash provided by operating
  activities                             28,027                    24,720
--------------------------------------------------------------------------------
Cash flows from investing
activities:

Purchases of investments               (154,308)                 (109,235)

Proceeds from sale of
investments                              35,388                    38,577

Proceeds from maturities
of investments                           91,063                    37,361
--------------------------------------------------------------------------------
  Net cash used in investing
  activities                            (27,857)                  (33,297)
--------------------------------------------------------------------------------
Cash flows from financing activities:

Paid-in capital                               -                     9,000
--------------------------------------------------------------------------------
  Net cash provided by
  financing activities                        -                     9,000
--------------------------------------------------------------------------------
Net increase in cash                        170                       423

Cash balance at beginning
of period                                   344                        85
--------------------------------------------------------------------------------
  Cash balance at end of
  period                          $         514                       508
================================================================================
Supplemental disclosures
of cash flow information:

Income taxes paid                 $       3,225                       650

Tax and loss bonds
purchased                         $         131                        54
================================================================================

               See acccompanying notes to financial statements.

                     Capital Markets Assurance Corporation
                    Notes to Unaudited Financial Statements
                              September 30, 1996

  1.  Background
      Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

      CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

  2.  Basis of Presentation

      CapMAC's unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the nine months ended September 30, 1996 may not be indicative of the results that may be expected for the full year ending December 31, 1996. These financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995.

  3.  Reclassifications
      Certain prior period balances have been reclassified to conform to the current period presentation.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                             FINANCIAL STATEMENTS

                       DECEMBER 31, 1995, 1994 and 1993

                  (With Independent Auditors' Report Thereon)

[LETTERHEAD OF PEAT MARWICK LLP APPEARS HERE]




                         Independent Auditors' Report
                         ----------------------------


The Board of Directors
Capital Markets Assurance Corporation:


We have audited the accompanying balance sheets of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in note 2, the Company changed its method of accounting for investments to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at December 31, 1993.



                                        /s/ KPMG PEAT MARWICK LLP

January 25, 1996

[LETTERHEAD BOTTOM OF PEAT MARWICK LLP APPEARS HERE]

                     Capital Markets Assurance Corporation
                                Balance Sheets
                            (Dollars in thousands)


                                    ASSETS
                                    ------

                                                   December 31      December 31
                                                          1995             1994
--------------------------------------------------------------------------------
Investments:

Bonds at fair value (amortized cost $210,651         $ 215,706          172,016
at December 31, 1995 and $178,882 at December 31,
1994)

Short-term investments (at amortized cost which         68,646            2,083
approximates fair value)

Mutual funds at fair value (cost $16,434 at                  -           14,969
December 31, 1994)
--------------------------------------------------------------------------------
 Total investments                                     284,352          189,068
--------------------------------------------------------------------------------

Cash                                                       344               85

Accrued investment income                                3,136            2,746

Deferred acquisition costs                              35,162           24,860

Premiums receivable                                      3,540            3,379

Prepaid reinsurance                                     13,171            5,551

Other assets                                             3,428            3,754
--------------------------------------------------------------------------------

 Total assets                                        $ 343,133          229,443
================================================================================

                     LIABILITIES AND STOCKHOLDER'S EQUITY
                     ------------------------------------

Liabilities:

Unearned premiums                                    $  45,767           25,905

Reserve for losses and loss adjustment expenses          6,548            5,191

Ceded reinsurance                                        2,469            1,497

Accounts payable and other accrued expenses             10,844           10,372

Current income taxes                                       136                -

Deferred income taxes                                   11,303            3,599
--------------------------------------------------------------------------------

 Total liabilities                                      77,067           46,564
--------------------------------------------------------------------------------

Stockholder's Equity:

Common stock                                            15,000           15,000

Additional paid-in capital                             205,808          146,808

Unrealized appreciation (depreciation) on
 investments, net of tax                                 3,286           (5,499)

Retained earnings                                       41,972           26,570
--------------------------------------------------------------------------------

 Total stockholder's equity                            266,066          182,879
--------------------------------------------------------------------------------

 Total liabilities and stockholder's equity          $ 343,133          229,443
================================================================================

                See accompanying notes to financial statements.

                     Capital Markets Assurance Corporation
                             Statements of Income
                            (Dollars in thousands)


                               Year Ended         Year Ended        Year Ended
                        December 31, 1995  December 31, 1994  December 31, 1993
--------------------------------------------------------------------------------

Revenues:

Direct premiums written          $ 56,541            43,598             24,491

Assumed premiums written              935             1,064                403

Ceded premiums written            (15,992)          (11,069)            (3,586)
--------------------------------------------------------------------------------
 Net premiums written              41,484            33,593             21,308

Increase in unearned
 premiums                         (12,242)          (10,490)            (3,825)
--------------------------------------------------------------------------------
 Net premiums earned               29,242            23,103             17,483

Net investment income              11,953            10,072             10,010

Net realized capital gains          1,301                92              1,544

Other income                        2,273               120                354
--------------------------------------------------------------------------------

 Total revenues                    44,769            33,387             29,391
--------------------------------------------------------------------------------


Expenses:

Losses and loss adjustment
 expenses                           3,141             1,429                902

Underwriting and operating
 expenses                          13,808            11,833             11,470

Policy acquisition costs            7,203             4,529              2,663
--------------------------------------------------------------------------------

 Total expenses                    24,152            17,791             15,035
--------------------------------------------------------------------------------

 Income before income taxes        20,617            15,596             14,356
--------------------------------------------------------------------------------


Income Taxes:

Current income tax                  2,113               865              1,002

Deferred income tax                 3,102             2,843              2,724
--------------------------------------------------------------------------------

 Total income taxes                 5,215             3,708              3,726
--------------------------------------------------------------------------------


NET INCOME                       $ 15,402            11,888             10,630
================================================================================





                See accompanying notes to financial statements.

                     Capital Markets Assurance Corporation
                      Statements of Stockholder's Equity
                            (Dollars in thousands)



                                              Year Ended         Year Ended         Year Ended
                                       December 31, 1995  December 31, 1994  December 31, 1993

----------------------------------------------------------------------------------------------
Common stock:

Balance at beginning of period                $   15,000             15,000             15,000
----------------------------------------------------------------------------------------------
  Balance at end of period                        15,000             15,000             15,000
----------------------------------------------------------------------------------------------

Additional paid-in capital:

Balance at beginning of period                   146,808            146,808            146,808

Paid-in capital                                   59,000                  -                  -
----------------------------------------------------------------------------------------------
  Balance at end of period                       205,808            146,808            146,808
----------------------------------------------------------------------------------------------

Unrealized (depreciation) appreciation
on investments, net of tax:

Balance at beginning of period                    (5,499)             3,600                  -

Unrealized appreciation (depreciation) on
investments                                        8,785             (9,099)             3,600
----------------------------------------------------------------------------------------------

  Balance at end of period                         3,286             (5,499)             3,600
----------------------------------------------------------------------------------------------

Retained earnings:

Balance at beginning of period                    26,570             14,682              4,052

Net income                                        15,402             11,888             10,630
----------------------------------------------------------------------------------------------
  Balance at end of period                        41,972             26,570             14,682
----------------------------------------------------------------------------------------------


  Total stockholder's equity                  $ 266,066             182,879            180,090
==============================================================================================

                See accompanying notes to financial statements.

                     Capital Markets Assurance Corporation
                           Statements of Cash Flows
                             (Dollar in thousands)



                                                      Year Ended          Year Ended          Year Ended
                                               December 31, 1995   December 31, 1994   December 31, 1993
-----------------------------------------------------------------------------------------------------------
Cash flows from operating activities:

Net income                                           $    15,402              11,888              10,630
-----------------------------------------------------------------------------------------------------------

Adjustments to reconcile net income to net cash provided (used) by operating activities:

  Reserve for losses and loss adjustment
  expenses                                                 1,357               1,429                 902

  Unearned premiums                                       19,862              15,843               4,024

  Deferred acquisition costs                             (10,302)             (9,611)             (9,815)

  Premiums receivable                                       (161)             (2,103)               (432)

  Accrued investment income                                 (390)               (848)               (110)

  Income taxes payable                                     3,621               2,611               2,872

  Net realized capital gains                              (1,301)                (92)             (1,544)

  Accounts payable and other accrued
  expenses                                                   472               3,726               1,079

  Prepaid reinsurance                                     (7,620)             (5,352)               (199)

  Other, net                                                 992                 689               1,201
-----------------------------------------------------------------------------------------------------------
     Total adjustments                                     6,530               6,292              (2,022)
-----------------------------------------------------------------------------------------------------------
  Net cash provided by operating activities               21,932              18,180               8,608
-----------------------------------------------------------------------------------------------------------

Cash flows from investing activities:

Purchases of investments                                (158,830)            (77,980)           (139,061)

Proceeds from sales of investments                        49,354              39,967              24,395

Proceeds from maturities of investments                   28,803              19,665             106,042
-----------------------------------------------------------------------------------------------------------
  Net cash used in investing activities                  (80,673)            (18,348)             (8,624)
-----------------------------------------------------------------------------------------------------------

Cash flows from financing activities:

Capital contribution                                      59,000                   -                   -
-----------------------------------------------------------------------------------------------------------
  Net cash provided by financing activities               59,000                   -                   -
-----------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash                              259                (168)                (16)

Cash balance at beginning of period                           85                 253                 269
-----------------------------------------------------------------------------------------------------------

  Cash balance at end of period                      $       344                  85                 253
===========================================================================================================

Supplemental disclosure of cash flow
information:

Income taxes paid                                    $     1,450               1,063                 833
===========================================================================================================

                See accompanying notes to financial statements.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements
                          December 31, 1995 and 1994


  1)  Background
      Capital Markets Assurance Corporation ("CapMAC" or "the Company") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

      CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Ratings Group ("S&P"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps"), and "AAA" by Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

  2)  Significant Accounting Policies
      Significant accounting policies used in the preparation of the accompanying financial statements are as follows:


      a)  Basis of Presentation
          The accompanying financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"). Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates relate to deferred acquisition costs, reserve for losses and loss adjustment expenses and disclosures of financial guarantees outstanding. Actual results could differ from those estimates.

      b)  Investments
          At December 31, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Under SFAS
          No. 115, the Company can classify its debt and marketable equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the securities until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale. As of December 31, 1995 and 1994, all of the Company's securities have been classified as available-for-sale.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements


      Available-for-sale securities are recorded at fair value. Fair value is based upon quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholder's equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

      A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

      Short-term investments are those investments having a maturity of less than one year at purchase date. Short-term investments are carried at amortized cost which approximates fair value.

      Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the FIFO (first-in, first-out) method for determining the cost of securities sold.

  c)  Revenue Recognition

      Premiums which are payable monthly to CapMAC are reflected in income when due, net of amounts payable to reinsurers. Premiums which are payable quarterly, semi-annually or annually are reflected in income, net of amounts payable to reinsurers, on an equal monthly basis over the corresponding policy term. Premiums that are collected as a single premium at the inception of the policy and have a term longer than one year are earned, net of amounts payable to reinsurers, by allocating premium to each bond maturity based on the principal amount and earning it straight-line over the term of each bond maturity. For the year ended December 31, 1995, 91% of net premiums earned were attributable to premiums payable in installments and 9% were attributable to premiums collected on an up-front basis.

  d)  Deferred Acquisition Costs

      Certain costs incurred by CapMAC, which vary with and are primarily related to the production of new business, are deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes. The deferred acquisition costs are amortized over the period in proportion to the related premium earnings. The actual amount of premium earnings may differ from projections due to various factors such as renewal or early termination of insurance contracts or different run-off patterns of exposure resulting in a corresponding change in the amortization pattern of the deferred acquisition costs.

  e)  Reserve for Losses and Loss Adjustment Expenses

      The reserve for losses and loss adjustment expenses consists of a Supplemental Loss Reserve ("SLR") and a case basis loss reserve. The SLR is established based on expected levels of defaults resulting from credit failures on currently insured issues. This SLR is based on estimates of the portion of earned premiums required to cover those claims.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements


      A case basis loss reserve is established for insured obligations when, in the judgement of management, a default in the timely payment of debt service is imminent. For defaults considered temporary, a case basis loss reserve is established in an amount equal to the present value of the anticipated defaulted debt service payments over the expected period of default. If the default is judged not to be temporary, the present value of all remaining defaulted debt service payments is recorded as a case basis loss reserve. Anticipated salvage recoveries are considered in establishing case basis loss reserves when such amounts are reasonably estimable.

      Management believes that the current level of reserves is adequate to cover the estimated liability for claims and the related adjustment expenses with respect to financial guaranties issued by CapMAC. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving numerous estimates and subjective judgments by management, and therefore there can be no assurance that losses in CapMAC's insured portfolio will not exceed the loss reserves.

  f)  Depreciation
      Leasehold improvements, furniture and fixtures are being depreciated over the lease term or useful life, whichever is shorter, using the straight-line method.

  g)  Income Taxes

      Deferred income taxes are provided with respect to temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

  h)  Reclassifications
      Certain prior year balances have been reclassified to conform to the current year presentation.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

  3)  Insured Portfolio

      At December 31, 1995 and 1994, the principal amount of financial obligations insured by CapMAC was $16.9 billion and $11.6 billion, respectively, and net of reinsurance (net principal outstanding), was $12.6 billion and $9.4 billion, respectively, with a weighted average life of 6.0 years and 5.0 years, respectively. CapMAC's insured portfolio was broadly diversified by geographic distribution and type of insured obligations, with no single insured obligation in excess of statutory single risk limits, after giving effect to any reinsurance and collateral, which are a function of CapMAC's statutory qualified capital (the sum of statutory capital and surplus and mandatory contingency reserve). At December 31, 1995 and 1994, the statutory qualified capital was approximately $240 million and $170 million, respectively.

                                                                 Net Principal Outstanding
                                                         December 31, 1995       December 31, 1994
                                                     ------------------------   --------------------
      Type of Obligations Insured ($ in millions)         Amount         %            Amount     %
      ----------------------------------------------------------------------------------------------
      Consumer receivables                              $ 6,959       55.1          $ 4,740   50.4

      Trade and other corporate obligations               4,912       38.9            4,039   43.0

      Municipal/government obligations                      757        6.0              618    6.6
      ----------------------------------------------------------------------------------------------
        Total                                           $12,628      100.0          $ 9,397  100.0
      ==============================================================================================

      At December 31, 1995, approximately 85% of CapMAC's insured portfolio was comprised of structured asset-backed transactions. Under these structures, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. CapMAC's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. CapMAC, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization, or recourse to a third party. The level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.

      During 1995, the Company sold without recourse its interest in potential cash flows from transactions included in its insured portfolio and recognized $2,200,000 of income which has been included in other income in the accompanying financial statements.

      The following entities each accounted for, through referrals and otherwise, 10% or more of total revenues for each of the periods presented:


              Year Ended                             Year Ended                       Year Ended
           December 31, 1995                      December 31, 1994                December 31, 1993
      -----------------------------           ---------------------------      --------------------------
                               % of                                  % of                            % of
      Name                 Revenues           Name               Revenues      Name              Revenues
      -----------------------------           ---------------------------      --------------------------
      Citicorp                 15.2           Citicorp               16.3      Citicorp              13.7

                                                                               Merrill Lynch & Co.   14.1

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

  4)  Investments


      At December 31, 1995 and 1994, all of the Company's investments were classified as available-for-sale securities. The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value for available-for-sale securities by major security type at December 31, 1995 and 1994 were as follows ($ in thousands):


      December 31, 1995
      --------------------------------------------------------------------------------
                                                          Gross       Gross  Estimated
                                          Amortized  Unrealized  Unrealized       Fair
      Securities Available-for-Sale            Cost       Gains       Losses     Value
      --------------------------------------------------------------------------------

      U.S. Treasury obligations           $   4,153          55           -      4,208

      Mortgage-backed securities of
      U.S. government
      instrumentalities
      and agencies                          100,628         313          79    100,862

      Obligations of states,
      municipalities and political
      subdivisions                          166,010       4,809          82    170,737

      Corporate and asset-backed
      securities                              8,506          45           6      8,545
      --------------------------------------------------------------------------------
         Total                            $ 279,297       5,222         167    284,352
      ================================================================================


      December 31, 1994
      --------------------------------------------------------------------------------
                                                          Gross       Gross  Estimated
                                          Amortized  Unrealized  Unrealized       Fair
      Securities Available-for-Sale            Cost       Gains       Losses     Value
      --------------------------------------------------------------------------------
      U.S. Treasury obligations           $   4,295           -         153      4,142

      Mortgage-backed securities of
      U.S. government
      instrumentalities and agencies         40,973           -       2,986     37,987


      Obligations of states,
      municipalities and political
      subdivisions                          128,856         364       3,994    125,226

      Corporate and asset-backed
      securities                              6,841          15         112      6,744

      Mutual funds                           16,434           -       1,465     14,969
      --------------------------------------------------------------------------------
         Total                            $ 197,399         379       8,710    189,068
      ================================================================================


      The Company's investment in mutual funds in 1994 represents an investment in an open-end management investment company which invests primarily in investment-grade fixed-income securities denominated in foreign and United States currencies.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

      The amortized cost and estimated fair value of investments in debt securities at December 31, 1995 by contractual maturity are shown below ($ in thousands):


      December 31, 1995
      --------------------------------------------------------------------

                                            Amortized            Estimated
      Securities Available-for-Sale              Cost           Fair Value
      --------------------------------------------------------------------
      Less than one year to maturity      $    5,569                5,572

      One to five years to maturity           37,630               38,553

      Five to ten years to maturity           99,567              102,264

      Greater than ten years to maturity      35,903               37,101
      --------------------------------------------------------------------
           Sub-total                         178,669              183,490

      Mortgage-backed securities             100,628              100,862
      --------------------------------------------------------------------
          Total                           $  279,297              284,352
      ====================================================================

      Actual maturities may differ from contractual maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

      Proceeds from sales of investment securities were approximately $49 million, $40 million and $24 million in 1995, 1994 and 1993, respectively. Gross realized capital gains of $1,320,000, $714,000 and $1,621,000, and gross realized capital losses of $19,000, $622,000 and $77,000 were realized on those sales for the years ended December 31, 1995, 1994 and 1993, respectively.

      Investments include bonds having a fair value of approximately $3,985,000 and $3,873,000 (amortized cost of $3,970,000 and $4,011,000) which are on deposit at December 31, 1995 and 1994, respectively, with state regulators as required by law.

      Investment income is comprised of interest and dividends, net of related expenses, and is applicable to the following sources:

                                         Year Ended          Year Ended          Year Ended
      $ in thousands              December 31, 1995   December 31, 1994   December 31, 1993
      -------------------------------------------------------------------------------------------
      Bonds                                $ 11,105               9,193               7,803

      Short-term investments                  1,245                 484                 572

      Mutual funds                             (162)                579               1,801

      Investment expenses                      (235)               (184)               (166)
      -------------------------------------------------------------------------------------------
          Total                            $ 11,953              10,072              10,010
      ===========================================================================================

                     Capital Markets Assurance Corporation
                        Notes to Financial Statements

     The change in unrealized appreciation (depreciation) on available-for-sale securities is included in a separate component of stockholder's equity as shown below:


                                                                     Year  Ended                  Year Ended
     $ in thousands                                            December 31, 1995           December 31, 1994
     -------------------------------------------------------------------------------------------------------
     Balance at beginning of period                             $   (5,499)                           3,600

     Change in unrealized appreciation (depreciation)               13,386                          (13,786)

     Income tax effect                                              (4,601)                           4,687
     -------------------------------------------------------------------------------------------------------
     Net change                                                      8,785                           (9,099)
     -------------------------------------------------------------------------------------------------------
       Balance at end of period                                 $    3,286                           (5,499)
     =======================================================================================================

     No single issuer, except for investments in U.S. Treasury and U.S. government agency securities, exceeds 10% of stockholder's equity as of December 31, 1995.

5)   Deferred Acquisition Costs
     The following table reflects acquisition costs deferred by CapMAC and amortized in proportion to the related premium earnings:


                                           Year  Ended               Year Ended                   Year Ended
     $ in thousands                  December 31, 1995        December 31, 1994            December 31, 1994
     -------------------------------------------------------------------------------------------------------

     Balance at beginning of period          $  24,860                   15,249                       5,434

     Additions                                  17,505                   14,140                      12,478

     Amortization (policy
     acquisition costs)                         (7,203)                  (4,529)                     (2,663)
     ------------------------------------------------------------------------------------------------------
       Balance at end of period              $  35,162                   24,860                      15,249
     ======================================================================================================

6)   Employee Benefits

     On June 25, 1992, CapMAC entered into a Service Agreement with CapMAC Financial Services, Inc. ("CFS"), which was then a newly formed wholly owned subsidiary of Holdings. Under the Service Agreement, CFS has agreed to provide various services, including underwriting, reinsurance, data processing and other services to CapMAC in connection with the operation of CapMAC's insurance business. CapMAC pays CFS an arm's length fee for providing such services, but not in excess of CFS's cost for such services. CFS incurred, on behalf of CapMAC, total compensation expenses, excluding bonuses, of $13,484,000, $11,081,000 and $9,789,000 in 1995,
     1994 and 1993, respectively.

     CFS maintains an incentive compensation plan for its employees. The plan is an annual discretionary bonus award based upon Holdings' and an individual's performance. CFS also has a health and welfare plan and a 401(k) plan to cover substantially all of its employees. CapMAC reimburses CFS for all out-of-pocket expenses incurred by CFS in providing services to CapMAC, including awards given under the incentive compensation plan and benefits provided under the health and welfare plan. For the years ended December 31, 1995, 1994 and 1993, the Company had provided approximately $7,804,000, $5,253,000 and $3,528,000, respectively, for the annual discretionary bonus plan.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements


      On June 25, 1992, certain officers of CapMAC were granted 182,633 restricted stock units ("RSU") at $13.33 a share in respect of certain deferred compensation. On December 7, 1995, the RSU's were converted to cash in the amount of approximately $3.7 million, and such officers agreed to defer receipt of such cash amount in exchange for receiving the same number of new shares of restricted stock of Holdings as the number of RSU's such officers previously held. The cash amount will be held by Holdings and invested in accordance with certain guidelines. Such amount, including the investment earnings thereon, will be paid to each officer upon the occurrence of certain events but no later than December, 2000.

  7)  Employee Stock Ownership Plan

      On June 25, 1992, Holdings adopted an Employee Stock Ownership Plan ("ESOP") to provide its employees the opportunity to obtain beneficial interests in the stock of Holdings through a trust (the "ESOP Trust"). The ESOP Trust purchased 750,000 shares at $13.33 per share of Holdings' stock. The ESOP Trust financed its purchase of common stock with a loan from Holdings in the amount of $10 million. The ESOP loan is evidenced by a promissory note delivered to Holdings. An amount representing unearned employee compensation, equivalent in value to the unpaid balance of the ESOP loan, is recorded as a deduction from stockholder's equity (unallocated ESOP shares).

      CFS is required to make contributions to the ESOP Trust, which enables the ESOP Trust to service its loan to Holdings. The ESOP expense is calculated using the shares allocated method. Shares are released for allocation to the participants and held in trust for the employees based upon the ratio of the current year's principal and interest payment to the sum of principal and interest payments estimated over the life of the loan. As of December 31, 1995 approximately 262,800 shares were allocated to the participants. Compensation expense related to the ESOP was approximately $2,087,000, $2,086,000 and $1,652,000 for the years ended December 31,
      1995, 1994 and 1993, respectively.

  8)  Reserve for Losses and Loss Adjustment Expenses
      The reserve for losses and loss adjustment expenses consists of a case basis loss reserve and the SLR.

      In 1995 CapMAC incurred its first claim on a financial guarantee policy. Based on its current estimate, the Company expects the aggregate amount of claims and related expenses not to exceed $2.7 million, although no assurance can be given that such claims and related expenses will not exceed that amount. Such loss amount was covered through a recovery under a quota share reinsurance agreement of $0.2 million and a reduction in the SLR of $2.5 million. The portion of such claims and expenses not covered under the quota share agreement is being funded through payments to CapMAC from the Lureco Trust Account (see note 12).

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

     The following is a summary of the activity in the case basis loss reserve account and the components of the liability for losses and loss adjustment expenses ($ in thousands):


     Case Basis Loss Reserve:

     Net balance at January 1, 1995                             $      -
     --------------------------------------------------------------------
     Incurred related to:

       Current year                                                2,473
       Prior years                                                     -
     --------------------------------------------------------------------
     Total incurred                                                2,473
     --------------------------------------------------------------------
     Paid incurred to:

       Current year                                                1,853
       Prior years                                                     -
     --------------------------------------------------------------------
     Total paid                                                    1,853
     --------------------------------------------------------------------
     Balance at December 31, 1995                                    620
     --------------------------------------------------------------------
     Reinsurance recoverable                                          69
     --------------------------------------------------------------------
     Supplemental loss reserve                                     5,859
     --------------------------------------------------------------------
     Total                                                      $  6,548
     ====================================================================

 9)  Income Taxes

     Pursuant to a tax sharing agreement with Holdings, the Company is included in Holdings' consolidated U.S. Federal income tax return. The Company's annual Federal income tax liability is determined by computing its pro rata share of the consolidated group Federal income tax liability.

     Total income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 35% in 1995 and 34% in 1994 and 1993:



                                                   Year Ended                  Year Ended                      Year  Ended
                                            December 31, 1995           December 31, 1994                December 31, 1993
     $ in thousands                          Amount         %            Amount         %                 Amount         %
     ---------------------------------------------------------------------------------------------------------------------

     Expected tax expense computed         $ 7,216       35.0          $ 5,303       34.0              $ 4,881        34.0
     at the statutory rate

     Increase (decrease) in tax
     resulting from:

       Tax-exempt interest                  (2,335)     (11.3)          (1,646)     (10.6)              (1,140)       (7.9)

       Other, net                              334        1.6               51        0.4                  (15)       (0.1)
     -----------------------------------------------------------------------------------------------------------------------------
        Total income tax expense           $ 5,215       25.3          $ 3,708       23.8              $ 3,726        26.0
     =============================================================================================================================

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

      The tax effects of temporary differences that give rise to significant portions of the deferred Federal income tax liability are as follows:

      $ in thousands                               December 31, 1995   December 31, 1994
      ----------------------------------------------------------------------------------
      Deferred tax assets:
      Unrealized capital losses on investments             $       -             (2,833)
      Deferred compensation                                   (1,901)            (1,233)
      Losses and loss adjustment expenses                     (1,002)              (936)
      Unearned premiums                                         (852)              (762)
      Other, net                                                 (98)              (228)
      ----------------------------------------------------------------------------------
        Total gross deferred tax assets                       (3,853)            (5,992)
      ----------------------------------------------------------------------------------
      Deferred tax liabilities:
      Deferred acquisition costs                              12,307              8,453
      Unrealized capital gains on investments                  1,769                 -
      Deferred capital gains on investments                      654                726
      Other, net                                                 426                412
      ---------------------------------------------------------------------------------
        Total gross deferred tax  liabilities                 15,156              9,591
      ---------------------------------------------------------------------------------
        Net deferred tax liability                       $    11,303              3,599
      =================================================================================

      A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes that the deferred tax assets will be fully realized in the future.

  10) Insurance Regulatory Restrictions

      CapMAC is subject to insurance regulatory requirements of the State of New York and other states in which it is licensed to conduct business. Generally, New York insurance laws require that dividends be paid from earned surplus and restrict the amount of dividends in any year that may be paid without obtaining approval for such dividends from the Superintendent of Insurance to the lower of (i) net investment income as defined or (ii) 10% of statutory surplus as of December 31 of the preceding year. No dividends were paid by CapMAC to Holdings during the years ended December 31, 1995, 1994 and 1993. No dividends could be paid during these periods because CapMAC had negative earned surplus. Statutory surplus at December 31, 1995 and 1994 was approximately $195,018,000 and $139,739,000, respectively. Statutory surplus differs from stockholder's equity determined under GAAP principally due to the mandatory contingency reserve required for statutory accounting purposes and differences in accounting for investments, deferred acquisition costs, SLR and deferred taxes provided under GAAP. Statutory net income was $9,000,000, $4,543,000 and $4,528,000 for the years ended December 31, 1995, 1994 and 1993, respectively. Statutory net income differs from net income determined under GAAP principally due to deferred acquisition costs, SLR and deferred income taxes.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

11)  Commitments and Contingencies
     On January 1, 1988, the Company assumed from Citibank, N.A. the obligations of a sublease agreement for space occupied in New York. On November 21, 1993, the sublease was terminated and a new lease was negotiated which expires on November 20, 2008. CapMAC has a lease agreement for its London office beginning October 1, 1992 and expiring October 1, 2002. As of December 31, 1995, future minimum payments under the lease agreements are as follows:


$ in thousands                                                     Payment
--------------------------------------------------------------------------
1996                                                            $    2,255
1997                                                                 2,948
1998                                                                 3,027
1999                                                                 3,476
2000 and thereafter                                                 36,172
--------------------------------------------------------------------------

  Total                                                         $   47,878
==========================================================================

     Rent expense, commercial rent taxes and electricity for the years ended December 31, 1995, 1994 and 1993 amounted to $1,939,000, $2,243,000 and
     $2,065,000, respectively.

     CapMAC has available a $100,000,000 standby corporate liquidity facility (the "Liquidity Facility") provided by a consortium of banks, headed by Bank of Montreal, as agent, which is rated "A-1+" and "P-1" by S&P and Moody's, respectively. Under the Liquidity Facility, CapMAC will be able, subject to satisfying certain conditions, to borrow funds from time to time in order to enable it to fund any claim payments or payments made in settlement or mitigation of claim payments under its insurance contracts. For the years ended December 31, 1995, 1994 and 1993, no draws had been made under the Liquidity Facility.

12)  Reinsurance

     In the ordinary course of business, CapMAC cedes exposure under various treaty, pro rata and excess of loss reinsurance contracts primarily designed to minimize losses from large risks and protect the capital and surplus of CapMAC.

     The effect of reinsurance on premiums written and earned was as follows:


                                     Years Ended December 31
                 ------------------------------------------------------------------
                        1995                    1994                  1993
                 --------------------   -------------------   ---------------------
$ in thousands    Written      Earned    Written     Earned      Written   Earned
-----------------------------------------------------------------------------------
Direct            $   56,541   36,853     43,598     28,561      24,491    20,510

Assumed                  935      761      1,064        258         403       364

Ceded                (15,992)  (8,372)   (11,069)    (5,716)     (3,586)   (3,391)
-----------------------------------------------------------------------------------

Net Premiums      $   41,484   29,242     33,593     23,103      21,308    17,483
===================================================================================

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements


  Although the reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders, it is the industry practice of insurers for financial statement purposes to treat reinsured risks as though they were risks for which the ceding insurer was only contingently liable. A contingent liability exists with respect to the aforementioned reinsurance arrangements which may become a liability of CapMAC in the event the reinsurers are unable to meet obligations assumed by them under the reinsurance contracts. At December 31, 1995 and 1994, CapMAC had ceded loss reserves of $69,000 and $0, respectively and had ceded unearned premiums of $13,171,000 and $5,551,000, respectively.

  In 1994, CapMAC entered into a reinsurance agreement (the "Lureco Treaty") with Luxembourg European Reinsurance LURECO S.A. ("Lureco"), a European-based reinsurer. The agreement is renewable annually at the Company's option, subject to satisfying certain conditions. The agreement reinsured and indemnified the Company for any loss incurred by CapMAC during the agreement period up to the limits of the agreement. The Lureco Treaty provides that the annual reinsurance premium payable by CapMAC to Lureco, after deduction of the reinsurer's fee payable to Lureco, be deposited in a trust account (the "Lureco Trust Account") to be applied by CapMAC, at its option, to offset losses and loss expenses incurred by CapMAC in connection with incurred claims. Amounts on deposit in the Lureco Trust Account which have not been applied against claims are contractually due to CapMAC at the termination of the treaty.

  The premium deposit amounts in the Lureco Trust Account have been reflected as assets by CapMAC during the term of the agreement. Premiums in excess of the deposit amounts have been recorded as ceded premiums in the statements of income. In the 1994 policy year, the agreement provided $5 million of loss coverage in excess of the premium deposit amounts of $2 million retained in the Lureco Trust Account. No losses were applied against the Lureco Trust Account or ceded to the Lureco Treaty in 1994. The agreement was renewed for the 1995 policy year and provides $5 million of loss coverage in excess of the premium deposit amount of $4.5 million retained in the Lureco Trust Account. Additional coverage is provided for losses incurred in excess of 200% of the net premiums earned up to $4 million for any one agreement year. In September 1995, a claim of approximately $2.5 million on an insurance policy was applied against the Lureco Trust Account.

  In addition to its capital (including statutory contingency reserves) and other reinsurance available to pay claims under its insurance contracts, on June 25, 1992, CapMAC entered into a Stop Loss Reinsurance Agreement (the "Stop-loss Agreement") with Winterthur Swiss Insurance Company ("Winterthur") which is rated "AAA" by S&P and "Aaa" by Moody's. At the same time, CapMAC and Winterthur also entered into a Quota Share Reinsurance Agreement (the "Winterthur Quota Share Agreement") pursuant to which Winterthur had the right to reinsure on a quota share basis 10% of each policy written by CapMAC.

  The Winterthur Stop-loss Agreement had an original term of seven years and was renewable for successive one-year periods. In April 1995, Winterthur notified CapMAC that it was canceling the Winterthur Stop-loss Agreement and the Winterthur Quota Share Agreement effective June 30, 1996.

  CapMAC elected to terminate the Winterthur Stop-loss Agreement effective November 30, 1995 and, on the same date, entered into a Stop-loss Reinsurance Agreement with Mitsui Marine (the "Mitsui Stop-loss Agreement"). Under the Mitsui Stop-loss Agreement, Mitsui

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements


     Marine would be required to pay any losses in excess of $100 million in the aggregate incurred by CapMAC during the term of the Mitsui Stop-loss Agreement on the insurance policies in effect on December 1, 1995 and written during the one-year period thereafter, up to an aggregate limit payable under the Mitsui Stop-loss Agreement of $50 million. The Mitsui Stop-loss Agreement has a term of seven years and is subject to early termination by CapMAC in certain circumstances.

     The Winterthur Quota Share Agreement was canceled November 30, 1995. On January 1, 1996, CapMAC reassumed the liability, principally unearned premium, for all policies reinsured by Winterthur. As a result, CapMAC reassumed approximately $1.4 billion of principal insured by Winterthur as of December 31, 1995. In connection with the commutation, Winterthur will return the unearned premiums as of December 31, 1995, net of ceding commission and federal excise tax. Such amount is expected to total approximately $2.0 million.

13)  Disclosures About Fair Value of Financial Instruments

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1995 and 1994. SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.


                                            December 31, 1995         December 31, 1994

                                          Carrying     Estimated    Carrying     Estimated
$ in thousands                              Amount    Fair Value      Amount    Fair Value
------------------------------------------------------------------------------------------
Financial Assets:
Investments                              $  284,352   284,352       189,068     189,068

Off-Balance-Sheet Instruments

Financial Guarantees Outstanding         $        -   147,840             -      93,494
Ceding Commission                        $        -    44,352             -      28,048
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     The following methods and assumptions were used to estimate the fair value of each class of financial instruments summarized above:

     Investments
     The fair values of fixed maturities and mutual funds are based upon quoted market prices. The fair value of short-term investments approximates amortized cost.

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements


     Financial Guarantees Outstanding
     The fair value of financial guarantees outstanding consists of (1) the current unearned premium reserve, net of prepaid reinsurance and (2) the fair value of installment revenue which is derived by calculating the present value of the estimated future cash inflow to CapMAC of policies in force having installment premiums, net of amounts payable to reinsurers, at a discount rate of 7% at December 31, 1995 and 1994. The amount calculated is equivalent to the consideration that would be paid under market conditions prevailing at the reporting dates to transfer CapMAC's financial guarantee business to a third party under reinsurance and other agreements. Ceding commission represents the expected amount that would be paid to CapMAC to compensate CapMAC for originating and servicing the insurance contracts. In constructing estimated future cash inflows, management makes assumptions regarding prepayments for amortizing asset-backed securities which are consistent with relevant historical experience. For revolving programs, assumptions are made regarding program utilization based on discussions with program users. The amount of installment premium actually realized by the Company could be reduced in the future due to factors such as early termination of insurance contracts, accelerated prepayments of underlying obligations or lower than anticipated utilization of insured structured programs, such as commercial paper conduits. Although increases in future installment revenue due to renewals of existing insurance contracts historically have been greater than reductions in future installment revenue due to factors such as those described above, there can be no assurance that future circumstances might not cause a net reduction in installment revenue, resulting in lower revenues.

14)  Capitalization

     The Company's certificate of incorporation authorizes the issuance of 15,000,000 shares of common stock, par value $1.00 per share. Authorized, issued and outstanding shares at December 31, 1995 and 1994 were 15,000,000 at $1.00 per share.

     In 1995, $59.0 million of the proceeds received by Holdings from the sale of shares in connection with an Initial Public Offering and private placements were contributed to CapMAC.

                                                                        ANNEX A

                            BOOK-ENTRY REGISTRATION

  Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

  Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures of the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Exhibit B hereto.

  The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants or Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or holders of Offered Certificates.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

  DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Except as required by law, neither the Depositor, the Servicer, nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter. Indirect access to CEDEL is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

  Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry deliver against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the

Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

  The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

  The information herein concerning DTC, CEDEL and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

  Offered Certificates issued in fully registered, certificated form ("Definitive Certificates") will be delivered to Certificate Owners (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and the Trustee is unable to locate a qualified successor, (ii) the Trustee, at its sole option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Book-Entry Certificates then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

  Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, DTC is required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar, and Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders"). Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

                       GLOBAL CLEARANCE, SETTLEMENT AND
                         TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered Bay View Securitization Corporation, Automobile Receivable Backed Certificates, Series BVSC Auto Trust 1997-RA-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar days settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Offered Certificates will be effected on a delivery against payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

  Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading Between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which such interest is payable. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days, in each case for the actual number of days occurring in the period for which such interest is payable. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value day

(i.e., the trade fails) receipt of the cash proceeds in the CEDEL
Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

  Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchaser from the DTC Participant is at least one day prior to the value date for the sale to CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined herein), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain or intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

  Exception for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are exempt foreign persons can qualify for a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exception for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Certificates and reside in a country that has a tax treaty with the United States can qualify for an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively qualifies for an exemption by filing Form W-8. Form 1001 may be filed by the Holder of Certificates or his agent.

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the Certificates (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income. Investors are advised to consult their own tax advisors for specific tax advice concerning their purchase, ownership and disposition of the Global Securities.

PROSPECTUS

                             BAY VIEW AUTO TRUSTS

                           ASSET BACKED CERTIFICATES

                               ----------------

                      BAY VIEW SECURITIZATION CORPORATION
                                   DEPOSITOR

                           CALIFORNIA THRIFT & LOAN
                                   SERVICER

  The asset backed certificates described herein (the "Certificates") may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Certificates will be issued by a trust (each, a "Trust") to be formed with respect to such Series and will include one or more classes of Certificates. The property of each Trust will include a pool of motor vehicle installment sale or installment loan contracts secured by new and used automobiles, light trucks, recreational vehicles, motorcycles and vans (the "Receivables"), certain monies received thereunder after the applicable cutoff date, security interests in the vehicles financed thereby and certain other property, as more fully described herein and as more specifically described in the related Prospectus Supplement. For a description of the types of property that may be included in the Trusts, see "The Trusts". If so specified in the related Prospectus Supplement, the property of a Trust will include monies on deposit in a trust account, which will be used to purchase additional Receivables after the related closing date. California Thrift & Loan will act as servicer (in such capacity, the "Servicer") of the Receivables for each Trust. Each class of Certificates of any Series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables, at the rates, on the dates and in the manner described herein and to the extent specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, a Series of Certificates may include one or more classes of Certificates entitled to interest distributions with disproportionate, nominal or no distributions in respect of principal, or to principal distributions with disproportionate, nominal or no distributions in respect of interest. As more fully described herein and in the related Prospectus Supplement, distributions on any class of Certificates may be senior or subordinate to distributions on one or more other classes of Certificates of the same Series.

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 11 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                               ----------------

THE CERTIFICATES OF A SERIES WILL REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY, AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, BAY VIEW SECURITIZATION CORPORATION, ANY AFFILIATE THEREOF OR ANY GOVERNMENTAL INSTRUMENTALITY.

THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Certificates of any Series unless accompanied by the related Prospectus Supplement.

                               ----------------

                               January 24, 1997

                             AVAILABLE INFORMATION

  The Depositor, as originator of the Trusts, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Certificates being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Depositor's electronic filings with the Commission. The address of the Commission's Web site is "http://www.sec.gov".

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or such Underwriter will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus Supplement and Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by the Servicer or the Depositor on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of the offering of the Certificates offered by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Servicer on behalf of any Trust will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference. Requests to the Servicer for such copies should be addressed to California Thrift & Loan, 818 Oakpark Road, Covina, California 91724, (800) 524-9292.

                                SUMMARY OF TERMS

  This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Certificates. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus in the "Index of Principal Terms" on page 52 of this Prospectus.

Issuer........................  With respect to any Series of Certificates, a
                                Trust formed pursuant to a pooling and
                                servicing agreement (each, a "Pooling and Servicing Agreement") among the Depositor, the Servicer and the Trustee for such Trust.

Depositor.....................  Bay View Securitization Corporation, a Delaware
                                corporation having its principal office and place of business in San Mateo, California (the "Depositor"). The Depositor's principal executive offices are located at 2121 South El Camino Real, San Mateo, California 94403, and its telephone number is (415) 573-7300.

Servicer......................  California Thrift & Loan, a California
                                corporation havingits principal office and place of business in Santa Barbara,California (in its capacity as servicer, the "Servicer", otherwise "CTL") The Servicer's operations are located at 818 Oakpark Road, Covina, California 91724, and its telephone number is (800) 524-9292.

Trustee.......................  With respect to each Trust, the trustee specified in the related Prospectus Supplement (the "Trustee").

Securities Offered............  Each Series of asset backed securities issued by a Trust will consist of one or more classes of Certificates. Each class of Certificates of a Series will be issued pursuant to the related Pooling and Servicing Agreement. The related Prospectus Supplement will specify which class or classes of Certificates of the related Series are being offered thereby.

                                Each class of Certificates will have a stated certificate balance (the "Class Certificate Balance") and will accrue interest on such Class Certificate Balance at a specified rate (with respect to each class of Certificates, the "Pass-Through Rate"). If so specified in the related Prospectus Supplement, one or more classes of Certificates ("Strip Certificates") may be entitled to (i) interest distributions with disproportionate, nominal or no principal distributions or (ii) principal distributions with disproportionate, nominal or no interest distributions. See "Description of the Certificates--Distributions of Principal and Interest."

                                Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate, or the method for determining the applicable Pass-Through Rate, for each class of Certificates.

                                A Series of Certificates may include two or more classes of Certificates that differ as to timing and/or priority distributions, seniority, allocations of losses, Pass-Through Rate, amount of distributions in respect of principal or interest, or any combination of the foregoing. Additionally, distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Receivables Pool.

                                If so specified in the related Prospectus
                                Supplement, Certificates will be available in book-entry form only and will be available for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one Certificate of each class may be issued in such denomination as is required to include any residual amount. Certificateholders will not be able to receive physical delivery of the Certificates beneficially owned by book-entry registration except in the limited circumstances described herein or in the related Prospectus Supplement. See "Description of the Certificates--Definitive Certificates" and "--Book-Entry Registration."

Optional Purchase by the
 Servicer.....................  If so provided in the related Prospectus
                                Supplement, the Servicer may be entitled to purchase the Receivables of a Trust or to cause such Receivables to be purchased by another entity, in the manner and subject to the conditions described in such Prospectus Supplement. If the Servicer exercises any such option to purchase the Receivables or to cause the Receivables to be purchased, the Certificates will be prepaid as set forth in the related Prospectus Supplement. See "Description of the Transfer and Servicing Agreements--Termination" herein. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, one or more classes of Certificates may be subject to a partial prepayment of principal following the end of the Funding Period, in the manner and to the extent specified in the related Prospectus Supplement. See "Description of the Transfer and Servicing Agreements--Accounts--Pre-Funding
                                Account" herein.

The Trust Property............  The property of each Trust will include a pool of simple interest and/or precomputed interest installment sale and installment loan contracts secured by new and used automobiles, light trucks, recreational vehicles, motorcycles and vans (the "Receivables"), certain monies due or received thereunder after the date specified in the related Prospectus Supplement (each, a "Cutoff Date"), security interests in the vehicles financed thereby (the "Financed Vehicles"), any right to recourse the purchaser of the Receivables may have against the dealers who sold the Financed Vehicles (the "Dealers"), proceeds from claims on certain insurance policies, and certain rights under the purchase agreement (each, a "Purchase Agreement") among CTL and the Depositor pursuant to which the Depositor will purchase the related Receivables from CTL. The majority of the Receivables are currently originated in the States of California and Texas. The property of each Trust also will include amounts on deposit in, or certain rights with respect to, certain accounts, including the related Certificate Account and any Pre-Funding Account, Cash Collateral Account, Yield Supplement Account or any other account or assets identified in the applicable Prospectus Supplement. See "Description of the Transfer and Servicing Agreements--Accounts."

                                To the extent specified in the related
                                Prospectus Supplement, the Receivables arise, or will arise, from motor vehicle installment sale contracts that were originated by new and used car, light truck, recreational vehicle and motorcycle dealers for assignment to CTL or motor vehicle loan contracts that were solicited by dealers for origination by CTL (the "Contracts"). Payment of the amount due under each Contract is secured by a first perfected security interest in the related Financed Vehicle. To the extent specified in the related Prospectus Supplement, CTL is the registered lienholder on the certificate of title of each of the Financed Vehicles and the certificates of title to such Financed Vehicles will not be amended to reflect the assignment either to the Depositor or to the Trust. If specified in the related Prospectus Supplement, CTL may purchase Receivables from third party originators, in which case the registered lienholder on the certificate of title will be named in the Prospectus Supplement. The Receivables for each Receivables Pool will be selected from the Contracts owned by CTL based on the criteria specified in the related Pooling and Servicing Agreement and described herein under "The Receivables Pools" and "Description of the Transfer and Servicing Agreement--Sale and Assignment of Receivables" and in the related Prospectus Supplement under "The Receivables Pool."

Pre-Funding Account...........  On the date of issuance of a Series of
                                Certificates (each, a "Closing Date"), the
                                Depositor will convey Receivables to the related Trust in the aggregate principal amount provided in the related Prospectus Supplement and, if so provided in such Prospectus Supplement, will deposit the amount specified in such Prospectus Supplement (the "Pre-Funded Amount") into a trust account established in the name of the Trustee for the benefit of the Certificateholders (the "Pre-Funding Account"). The Pre-Funded Amount with respect to any Trust will not exceed 25% of the initial aggregate Class Certificate Balances for the related Series (the "Certificate Balance").

                                If the property of a Trust includes a Pre-
                                Funding Account, CTL will be obligated under the related Purchase Agreement to sell additional Receivables (the "Subsequent Receivables") to the Depositor from time to time during the period provided in the related Prospectus Supplement (the "Funding Period") having an aggregate principal balance approximately equal to the Pre-Funded Amount. The Depositor, in turn, will be obligated under the Pooling and Servicing Agreement to sell such Subsequent Receivables to the related Trust, and the Trust will be obligated to purchase the Subsequent Receivables, subject to the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement and described herein under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables." As used in this Prospectus, the term Receivables will include the Receivables transferred to a Trust on the related Closing Date as well as any Subsequent Receivables transferred to such Trust during the related Funding Period. All Receivables originated or purchased from dealers by CTL will be underwritten as described herein under "The Receivable Pools--Underwriting
                                Procedures." In the event CTL purchases
                                Receivables from a third party originator, all such Receivables shall meet CTL's underwriting standards. Additionally, the Rating Agencies must approve the transfer of the Subsequent Receivables, all as set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Receivables."

                                Amounts on deposit in any Pre-Funding Account during the Funding Period will be invested by the Trustee (as directed by the Servicer) in Eligible Investments, and any resultant investment income (less any related investment expenses) will be included, on the Distribution Date immediately following the date on which such investment income is paid to the Trust, in the Available Funds for such Distribution Date. Any funds remaining in a Pre-Funding Account at the end of the related Funding Period will be distributed to holders of the related Series of Certificates (the "Certificateholders") as a prepayment of principal of the Certificates, in the amounts and priority described in the related Prospectus Supplement. No Funding Period will continue for more than three calendar months after the related Closing Date. See "Description of the Transfer and Servicing Agreements--Accounts--Pre-Funding Account".

Repurchase of Certain
 Receivables..................  In each Purchase Agreement, CTL will make certain representations and warranties with respect to the related Receivables and will undertake to repurchase from the Depositor at the Purchase Amount (as defined herein) any Receivable with respect to which there exists an uncured breach of any of its representations or warranties, if such breach materially and adversely affects the rights of the Depositor, or the Depositor's assignee, in such Receivable. In each Pooling and Servicing Agreement, the Depositor will assign to the related Trust certain rights under the related Purchase Agreement, including the right to cause CTL to repurchase any Receivable in respect of which there is an uncured breach of a representation or warranty that materially and adversely affects the interest of the Trust in such Receivable. The repurchase obligation pursuant to each Purchase Agreement and Pooling and Servicing Agreement will constitute the sole remedy available to the related Certificateholders or Trustee for any uncured breach of a representation or warranty. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

Credit and Cash Flow
 Enhancement..................  If, and to the extent, specified in the related
                                Prospectus Supplement, credit enhancement with respect to a Trust or any class or classes of Certificates may include any one or more of the following: subordination of one or more other classes of Certificates of the same Series, Cash Collateral Accounts, yield supplement accounts, spread accounts, surety bonds, insurance policies, letters of credit, credit or liquidity facilities, over-collateralization, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third-party payments or other support, cash deposits, or other arrangements. To the extent specified in the related Prospectus Supplement, a form of credit enhancement with respect to a Trust or class or classes of Certificates may be subject to certain limitations and exclusions from coverage thereunder.

Transfer and Servicing
 Agreements...................  Pursuant to each Purchase Agreement, CTL will sell the related Receivables to the Depositor without recourse and, if so stated in the related Prospectus Supplement, will undertake to sell Subsequent Receivables, in the aggregate amount specified therein, to the Depositor during the related Funding Period. The Depositor, in turn, will sell such Receivables to the related Trust, without recourse, and will undertake to sell any such Subsequent Receivables to the related Trust during the related Funding Period. In addition, the Servicer will agree in each Pooling and Servicing Agreement to be responsible for servicing, managing, maintaining custody of and making collections on the related Receivables.

                                In the event a Receivable which is outstanding during the calendar month preceding any Distribution Date (as defined herein) (the "Collection Period") becomes more than 30 days delinquent, the Servicer will advance funds (each, an "Advance") to cover 30 days of interest due on such delinquent Receivable (each, an "Interest Shortfall"), but only to the extent that the Servicer, in its sole discretion, expects to be able to recoup such Advance from subsequent payments on the Receivable. Advances by the Servicer will add to the funds available for distributions to Certificateholders on a Distribution

                                Date, but the Servicer will be entitled to reimbursement for such Advances from subsequent payments of the Receivables or, to the extent set forth in the related Prospectus Supplement, from insurance proceeds or withdrawals from any Cash Collateral Account or similar form of credit enhancement. See "Risk Factors--Risks Associated with Automobile Loans," and "Description of the Transfer and Servicing Agreements--Advances." Certificateholders will receive notice of such Advance as described herein under "Description of the Certificates-- Statements to Certificateholders."

                                CTL will be obligated to repurchase from the Trust any Receivable in which the interest of such Trust is materially and adversely affected as a result of a breach of any representation or warranty made by CTL in the related Purchase Agreement if such breach is not cured in a timely manner following the discovery by or notice to CTL. The Servicer will be obligated under each Pooling and Servicing Agreement to purchase any Receivable at the Purchase Amount (as defined herein) if (i) among other things, the Servicer reduces the rate of interest under the related Contract (the "Contract Rate"), reduces the amount of the scheduled monthly payments or reduces the amount financed or if the Servicer fails to maintain a perfected security interest in the related Financed Vehicle and (ii) the interest of the Certificateholders in such Receivable is materially and adversely affected by such action or failure to act of the Servicer. If the Servicer extends the date for final payment by the obligor on the related Contract (each, an "Obligor") so that the Receivable remains outstanding on the final scheduled maturity date with respect to a Series of Certificates specified in the related Prospectus Supplement (the "Final Scheduled Maturity Date"), the Servicer will be obligated to purchase the Receivable at the Purchase Amount as of the last day of the Collection Period preceding such Final Scheduled Maturity Date.

                                The Servicer will receive a fee for servicing the Receivables of each Trust equal to the Servicing Fee Rate times the aggregate outstanding principal balance of the related Receivables (the "Pool Balance"), plus certain late fees, prepayment charges and other administrative fees or similar charges. The Servicer may also receive investment earnings from certain accounts and other cash flows with respect to a Trust. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses."

Certain Legal Aspects of the
 Receivables; Repurchase
 Obligations..................  In connection with each sale of Receivables by
                                CTL to the Depositor and by the Depositor to a Trust, security interests in the related Financed Vehicles will be assigned by CTL to the

                                Depositor and by the Depositor to the Trust;
                                due to the administrative and quality control concerns related to the retitling of a large amount of certificates of title and related fees and expenses of each state's Department of Motor Vehicles, however, the certificates of title to such Financed Vehicles will not be amended to reflect the assignment either to the Depositor or to the Trust. In the absence of such an amendment, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states.

                                CTL will be obligated to repurchase from a Trust any Receivable sold to such Trust as to which all action necessary to secure a first perfected security interest in the name of the Trust in the Financed Vehicle securing such Receivable shall not have been taken as of the date such Receivable is purchased by such Trust, if such breach materially and adversely affects the interest of the related Certificateholders in such Receivable and if such failure or breach is not cured by the last day of the month following the discovery by or notice to the Servicer of such breach. If a Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, a Trust will have a prior claim over subsequent purchasers of the Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of Financed Vehicles or for taxes unpaid by the related Obligor, or through fraud or negligence, a Trust could lose its security interest or the priority of its security interest in a Financed Vehicle. Neither the Depositor nor CTL will be obligated to repurchase a Receivable with respect to which a Trust loses its security interest or the priority of its security interest in the related Financed Vehicle after the Closing Date as the result of any such tax lien or mechanic's lien or the fraud or negligence of a third party.

                                Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender. CTL will be required to repurchase from the Trust any Receivable that fails to comply with the requirements of such consumer protection laws on or before the last day of the month following discovery by or notice to the Servicer of such failure, if such failure materially and adversely affects the interests of the related Certificateholders in such Receivable. See "Risk Factors--Perfection of Security Interests in Financed Vehicles" and "Certain Legal Aspects of the Receivables."

Tax Considerations............  If a Prospectus Supplement specifies that the related Trust is a grantor trust, to the extent provided in such Prospectus Supplement, upon the issuance of the related Series of Certificates, Silver, Freedman & Taff, L.L.P., special federal tax counsel to the Trust, will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

                                If a Prospectus Supplement does not specify that the related Trust is a grantor trust, upon the issuance of the related Series of Certificates, Silver, Freedman & Taff, L.L.P. will deliver an opinion to the effect that such Trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation. See "Federal Income Tax Consequences" for additional information regarding the application of federal tax laws to a Trust and the related Series of Certificates.

ERISA Considerations..........  Subject to the considerations discussed under
                                "ERISA Considerations" herein and in the related Prospectus Supplement and unless otherwise provided therein, any Certificates that meet certain United States Department of Labor requirements are eligible for purchase by employee benefit plans and other retirement arrangements subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). Any class of Certificates that is subordinated to any other class of Certificates of the same Series may not be acquired by any such employee benefit plan or retirement arrangement. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Ratings.......................  It is a condition to the issuance of the
                                Certificates to be offered hereunder that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency"). A rating is not a recommendation to purchase, hold or sell Certificates inasmuch as a rating does not comment as to market price or suitability for a particular investor. Ratings of Certificates will address the likelihood of the payment of principal of and interest on the Certificates pursuant to their terms. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. See "Risk Factors--Ratings of the Certificates" herein. For more detailed information regarding the ratings assigned to any class of Certificates of a particular Series, see "Summary of Terms--Ratings" and "Risk Factors--Ratings of the Certificates" in the related Prospectus Supplement.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus and in the related Prospectus Supplement to be prepared and delivered in connection with the offering of any Series of Certificates, prospective investors should carefully consider the following risk factors before investing in any class or classes of Certificates of any such Series.

RISK ASSOCIATED WITH PRE-FUNDING ACCOUNTS

  If so provided in the related Prospectus Supplement, on the Closing Date the Depositor will deposit the Pre-Funded Amount specified in such Prospectus Supplement into the Pre-Funding Account. In no event will the Pre-Funded Amount exceed 25% of the initial Certificate Balance of the related Series of Certificates. The Pre-Funded Amount will be used to purchase Subsequent Receivables from the Depositor (which, in turn, will acquire such Subsequent Receivables from CTL) from time to time during the Funding Period. During the Funding Period and until such amounts are applied by the Trustee to purchase Subsequent Receivables, amounts on deposit in the Pre-Funding Account will be invested by the Trustee (as instructed by the Servicer) in Eligible Investments, and any investment income with respect thereto (net of any related investment expenses) will be distributed on each Distribution Date during the Funding Period as part of the Available Funds for the related Collection Period. No Funding Period will end more than three calendar months after the related Closing Date.

  To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Receivables by the end of the related Funding Period, any amounts remaining in the Pre-Funded Account will be distributed as a prepayment of principal to Certificateholders following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Such prepayment will reduce the outstanding principal balance of one or more classes of the related Series of Certificates and may reduce the anticipated yield thereon.

SALES OF SUBSEQUENT RECEIVABLES

  If so provided in the related Prospectus Supplement, (i) CTL will be obligated pursuant to the Purchase Agreement to sell Subsequent Receivables (subject only to the availability thereof) to the Depositor from time to time during the Funding Period in an aggregate principal amount approximately equal to the Pre-Funded Amount, (ii) the Depositor, in turn, will be obligated pursuant to the Pooling and Servicing Agreement to sell such Subsequent Receivables to the Trust and (iii) the Trust will be obligated to purchase such Subsequent Receivables, subject only to the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement and described in the related Prospectus Supplement. If the principal amount of eligible Subsequent Receivables originated or acquired by CTL during a Funding Period is less than the Pre-Funded Amount, CTL and the Depositor may have insufficient Subsequent Receivables to transfer to a Trust, and holders of one or more classes of the related Series of Certificates may receive a full or partial prepayment of principal at the end of the Funding Period as described above under "--Pre-Funding Accounts."

PERFECTION OF SECURITY INTERESTS IN FINANCED VEHICLES

  Simultaneously with each sale of Receivables, CTL will assign to the Depositor, and the Depositor will assign to the related Trust, security interests in the related Financed Vehicles; due to administrative and quality control concerns related to the retitling of a large amount of certificates of title and related fees and expenses of each state's Department of Motor Vehicles, however, the certificates of title to such Financed Vehicles will not be amended to reflect the assignment to either the Depositor or the Trust. In the absence of such amendments, a Trust may not have a perfected security interest in such Financed Vehicles in some states, including Texas. In California the security interest will continue to be perfected against creditors and transferees of the vehicle owner. CTL will be obligated to repurchase from the related Trust any Receivable sold to a Trust as to which all actions necessary to secure a first perfected security interest in the name of the Trustee in the Financed Vehicle securing such Receivable shall not have been taken as of the date such Receivable is transferred to such Trust, if such breach materially and adversely affects the interest of the Certificateholders in such Receivable and if such failure or breach is not timely cured following discovery by or notice thereof to the Depositor or CTL.

  If a Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected. To the extent the security interest is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests; however, the Trust could lose its security interest or the priority of its security interest in a Financed Vehicle as against liens for repairs of such Financed Vehicle or for taxes unpaid by the related Obligor or through fraud or negligence. Neither the Depositor nor CTL will have any obligation to repurchase a Receivable in respect of which a Trust loses its security interest or the priority of its security interest in the related Financed Vehicle as the result of any such mechanic's or tax lien or the fraud or negligence of a third party occurring after the date such security interest was conveyed to the Trust. See "Certain Legal Aspects of the Receivables-- Security Interests in Vehicles."

PERFECTION OF SECURITY INTERESTS IN CONNECTION WITH THE TRANSFER OF
RECEIVABLES

  Generally each Receivable will be "chattel paper" as defined in the Uniform Commercial Code ("UCC") as in effect in California (where CTL's and the Depositor's chief executive offices are located) and the jurisdiction in which the related Financed Vehicle was located at origination. Under the UCC as in effect in each such jurisdiction, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Each of CTL and the Depositor will make appropriate filings of UCC-1 financing statements in the Office of the Secretary of State of the State of California to give notice of the sale of the Receivables. These steps may not be sufficient to protect the Trust's interest in the Receivables against the claims of CTL's creditors or a trustee (or a receiver or conservator, as the case may be) of CTL in bankruptcy to the extent that the Receivables do not constitute "chattel paper" within the meaning of the UCC as in effect in California. The Trust's interest in the Receivable could also be defeated if a subsequent purchaser were able to take physical possession of the Receivables without notice of such assignment. Pursuant to the Purchase Agreement, however, CTL will be obligated to repurchase a Receivable if its representation and warranties with respect to the Receivable are not true and correct.

RISK ASSOCIATED WITH CONSUMER PROTECTION LAWS

  Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan (such as a Trust) liable to the obligor thereon for any violation by the lender. To the extent specified herein and in the related Prospectus Supplement, CTL will be obligated to make certain indemnities and to repurchase from the related Trust any Receivable that fails to comply with such requirements. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

INSOLVENCY CONSIDERATIONS

  The Depositor has been established as a special purpose subsidiary of Bay View Capital Corporation ("Bay View"), the holding company of CTL, to reduce the risk of bankruptcy of the Depositor and its resulting effect on the Certificates of each Series. In addition, the Depositor has undertaken to follow certain procedures to preserve its corporate separateness, with a view to maintaining the assets of the Depositor separate from the assets of Bay View, with the result that the assets of the Depositor would not be available directly to creditors of Bay View or its affiliates, to the representative of any bankruptcy estate of Bay View or to any bankruptcy trustee or receiver or conservator which may be appointed with respect to Bay View or any of its affiliates other than the Depositor. There can be no assurance, however, that, despite the bankruptcy remote nature of the Depositor and the procedures described above, an appropriate party in interest would not succeed in an effort to cause consolidation of the assets and liabilities of the Depositor with those of Bay View or any of its affiliates or that the appointment of the Federal Deposit Insurance Corporation ("FDIC") as receiver or conservator of CTL would not have an adverse impact on one or more Series of Certificates.

  In the event of impairment of the capital of CTL or certain other events, the California Commissioner of Corporations has the authority to take possession of the property and business of CTL and retain possession as conservator or liquidator of CTL, and to exercise the powers set forth for such purpose in the California Industrial Loan Law. In such an event, however, it is likely that the FDIC would become conservator or receiver of CTL and able to exercise its powers as such under federal law. So long as CTL remains an FDIC insured institution, in the event that the FDIC were appointed receiver or conservator for CTL, the FDIC could exercise legal authority to prevent the Trustee from taking any remedial action based solely upon such appointment or insolvency of CTL or the FDIC may take other actions which may have an adverse impact on one or more Series of Certificates.

  CTL will warrant to the Depositor in each Purchase Agreement (the benefit of which warranty will be assigned by the Depositor to each Trust in the related Pooling and Servicing Agreement), that the sale of the related Receivables by CTL to the Depositor is a sale, and not a financing, of the Receivables to the Depositor. Likewise, the Depositor will warrant to the Trustee under the related Pooling and Servicing Agreement that the sale of the related Receivables by the Depositor to the Trustee is a sale, and not a financing, of the Receivables to such Trust. If the transactions contemplated under the related Transfer and Servicing Agreements are treated as a sale, the Receivables would not be part of CTL's or the Depositor's insolvency or conservatorship estate and would not be available to the creditors of CTL or the Depositor. Notwithstanding the foregoing, if CTL were to become the subject of receivership or conservatorship proceedings, or the Depositor were to become a debtor in a bankruptcy case, and an appropriate party in interest were to take the position that the sale of Receivables to the Depositor or such Trust, as applicable, should be treated as a pledge of such Receivables to secure a borrowing of CTL or the Depositor, then delays in payments of collections of Receivables to Certificateholders could occur or reductions in the amounts of such payments could result. If the transfer of Receivables to the Depositor or any Trust is treated as a pledge instead of a sale, a tax or government lien on the property of CTL or the Depositor, as applicable, arising before the transfer of such Receivables to such Trust may have priority over such Trust's interest in such Receivables.

  The decision of the U.S. Court of Appeals for the Tenth Circuit, Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27, 1993), contains language to the effect that accounts sold by a debtor would remain property of the debtor's bankruptcy estate under the UCC, whether or not the sale of the accounts was perfected. Although the Receivables constitute chattel paper under the UCC, rather than accounts, Article 9 of the UCC applies to the sale of chattel paper as well as the sale of accounts, and perfection of a security interest in both chattel paper and accounts may be accomplished by the filing of a UCC-1 financing statement. If, following an insolvency proceeding in respect of the Depositor or an appointment of the FDIC as receiver or conservator for CTL, a court or the FDIC were to follow the reasoning of the Tenth Circuit, then the Receivables could be included in the insolvency estate of the Depositor or the receivership or conservatorship estate of CTL, as applicable, and delays and reductions in payments of collections on or in respect of the Receivables could occur.

LIMITED OBLIGATIONS OF CTL AND THE DEPOSITOR

  Neither CTL nor the Depositor will be generally obligated to make any payments to a Trust in respect of the related Certificates or Receivables. However, in connection with the sale of the Receivables, CTL will make representations and warranties regarding the characteristics of such Receivables and, in certain circumstances, CTL will be required to repurchase from the Trust any Receivables with respect to which such representations and warranties have been breached. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables." In addition, CTL, as Servicer, may be required to purchase Receivables from a Trust under certain circumstances set forth in the Pooling and Servicing Agreement. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

SUBORDINATION OF CERTAIN CLASSES OF CERTIFICATES

  To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates may be subordinated in priority of payment to interest and principal due on one or more other classes of Certificates of the same Series.

LIMITED ASSETS OF EACH TRUST

  None of the Trusts will have, nor will any such Trust be permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account or Cash Collateral Account, yield supplement account or other form of credit enhancement. Subject to the foregoing, the Certificates of each Series will represent interests solely in the related Trust and will not represent obligations of or interests in, or be insured or guaranteed by, CTL, the Depositor, the Trustee or any other entity. Consequently, holders of the Certificates of any Series must rely for repayment upon payments on the related Receivables and, if and to the extent available, amounts available under any available form of credit enhancement, all as specified in the related Prospectus Supplement.

RISKS ASSOCIATED WITH AUTOMOBILE LOANS

  Automobiles rapidly depreciate. As a consequence, the Obligor's continuing financial stability rather than the value of the vehicle is generally relied upon for the repayment of the related receivable. This is especially true with respect to Receivables purchased by CTL, because CTL's underwriting procedures are primarily based on the ability of the Obligor to repay. As a result, subject to the credit score, CTL may permit the origination of a loan in excess of the manufacturer's suggested retail price, in the case of new vehicles, or the value established by used car reference publications. Therefore, a repossessed automobile may not provide an adequate source of repayment of the outstanding loan balance. See "The Receivables Pools-- Underwriting Procedures." Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. See "The Receivables Pools-- Delinquencies and Credit Losses."

MATURITY AND PREPAYMENT CONSIDERATIONS

  All of the Receivables are prepayable at any time by the related Obligor. As used herein with respect to any Receivable, the term prepayment includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and any lender's insurance policy, and Purchase Amounts with respect to certain other Receivables repurchased by CTL as a result of a breach of a representation or warranty or purchased by the Servicer for administrative reasons. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of CTL. The rate of prepayment on the Receivables may also be influenced by the structure of the underlying loans. To the extent prepayments on the Receivables are more rapid than expected, Certificateholders' anticipated yield may be reduced to the extent the Certificates were purchased at a premium. See "Weighted Average Life of the Certificates." In addition, if so provided in the related Prospectus Supplement, the Servicer may be entitled to purchase the Receivables of a given Receivables Pool under the circumstances described in such Prospectus Supplement. See "Description of the Transfer and Servicing Agreements--Termination."

  In addition, a Series of Certificates may include one or more classes of interest-only or other Strip Certificates that may be more sensitive than other classes of Certificates of such Series to the rate of payment on the related Receivables. Prospective investors in any such class of Certificates should carefully consider the information provided with respect to such Certificates under "Risk Factors" and elsewhere in the related Prospectus Supplement.

RATINGS OF THE CERTIFICATES

  It is a condition of the issuance of the Certificates to be offered hereunder that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A rating is not a recommendation to purchase, hold or sell Certificates inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates will address the likelihood of the payment of principal and interest thereon pursuant to their terms. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a

Rating Agency if in its judgment circumstances in the future so warrant. For more detailed information regarding the ratings assigned to any class of a particular Series of Certificates, see "Summary of Terms--Ratings" and "Risk Factors--Ratings of the Certificates" in the related Prospectus Supplement.

BOOK-ENTRY REGISTRATION

  If so specified in the related Prospectus Supplement, each class of the Certificates of a given Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee of The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement, and will not be registered in the names of the holders of such Certificates or their nominees. Because of this, unless and until Definitive Certificates for such Series are issued, the beneficial owners of such Certificates will not be recognized by the Trustee as "Certificateholders" (as such term is used herein or in the related Pooling and Servicing Agreement). Hence, until Definitive Certificates are issued, beneficial owners of the Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates."

LIMITED LIQUIDITY

  There can be no assurance that a secondary market will develop for the Certificates or, if it does develop, that it will provide the holders of the Certificates with liquidity of investment or that it will remain for the term of the Certificates. The issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates in the secondary trading market for which they cannot obtain physical certificates. See "Description of the Certificates--Book-Entry Registration."

DIFFICULTY IN PLEDGING

  Since transactions in Certificates can be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a beneficial Owner to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to the lack of a physical certificate representing the Certificates. See "Description of the Certificates--Book-Entry Registration."

                                  THE TRUSTS

  Each Series of Certificates will be issued by a separate Trust established by the Depositor pursuant to a Pooling and Servicing Agreement for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool (a "Receivables Pool") of simple interest and/or precomputed interest retail installment sale or installment loan contracts secured by new or used automobiles, recreational vehicles, light trucks, motorcycles or vans and certain payments due or received thereunder after the applicable Cutoff Date. To the extent specified in the related Prospectus Supplement, the Receivables in each Receivables Pool were or will be either (a) originated by Dealers for assignment to CTL or (b) solicited by Dealers for origination by CTL. CTL is the registered lienholder listed on the certificates of title of the Financed Vehicles. If specified in the related Prospectus Supplement, CTL may purchase Receivables from third party originators, in which case the registered lienholder on the certificate of title will be named in the Prospectus Supplement. The Receivables will continue to be serviced by CTL as the initial Servicer under each Pooling and Servicing Agreement.

  On or prior to the applicable Closing Date, CTL will sell to the Depositor, pursuant to the Purchase Agreement, Receivables in the aggregate principal amount specified in the related Prospectus Supplement. Thereafter, on such Closing Date, the Depositor will convey such Receivables and, if so provided in the related Prospectus Supplement, the Pre-Funded Amount to the related Trust in exchange for the delivery to the Depositor of the Series of Certificates issued on such date by such Trust. If the Prospectus Supplement provides for the conveyance of a Pre-Funded Amount to the related Trust, CTL will also be required under the Purchase Agreement, and the Depositor will be required under the related Pooling and Servicing Agreement, to convey to the Depositor and the Trust, respectively, Subsequent Receivables from time to time during the Funding Period in an aggregate principal amount approximately equal to such Pre-Funded Amount. Any Subsequent Receivables so conveyed to a Trust will also be assets of such Trust. The property of each Trust will also include (i) interests in certain amounts that may from time to time be held in separate trust accounts established and maintained pursuant to the related Pooling and Servicing Agreement and, if so provided in the related Prospectus Supplement, the proceeds of such accounts; (ii) security interests in the Financed Vehicles and any other interest of CTL and the Depositor in such Financed Vehicles; (iii) any recourse rights of CTL against Dealers; (iv) any rights of CTL to proceeds from claims on or refunds of premiums with respect to certain physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be, including any lender's insurance policy; (v) any property that secures a Receivable and that has been acquired by the Trust; (vi) certain rights under the related Purchase Agreement; and (vii) any and all proceeds of the foregoing. CTL will not convey to the Depositor, and the Depositor will not convey to a Trust, and the related Certificateholders will have no interest in, any contract with a Dealer establishing "dealer reserves" or any rights to recapture dealer reserves pursuant to such a contract. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account or a Cash Collateral Account, a yield supplement account, surety bond, swap or other interest rate protection, or any other form of credit enhancement may be a part of the property of a Trust or may be held by the Trustee for the benefit of holders of the related Certificates.

  CTL, as initial Servicer under each Pooling and Servicing Agreement, will continue to service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements-- Servicing Compensation and Payment of Expenses" herein. To facilitate the servicing of the Receivables, the Depositor and each Trustee will designate the Servicer as custodian of the Receivables and the related documents for the related Trust; due to the administrative burden and expense, however, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to either the Depositor or the Trust. In the absence of such an amendment, a Trust may not have a perfected security interest in certain of the Financed Vehicles in some states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

  If the protection provided to the holders of the Certificates of any Series (the "Certificateholders") by the subordination, if any, of one or more classes of Certificates of such Series and by any Cash Collateral Account, yield supplement account or other available form of credit enhancement for such Series is insufficient, such Certificateholders will have to look to payments by or on behalf of Obligors on the related Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal of and interest on the related Certificates. In such event, certain factors, such as the Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Receivables or may limit the amount realized to less than the amount due thereunder. Certificateholders may thus be subject to delays in payment on, or may incur losses on their investment in, such Certificates as a result of defaults or delinquencies by Obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables."

THE TRUSTEE

  The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Certificates is limited solely to the express obligations of such Trustee set forth in the related Pooling and Servicing Agreement. A Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove a Trustee if such Trustee ceases to be eligible to continue as Trustee under the related Pooling and Servicing Agreement or if such Trustee becomes insolvent. If the Servicer so removes a Trustee, the Servicer will be obligated to appoint a successor to such Trustee. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                             THE RECEIVABLES POOLS

GENERAL

  To the extent specified in the related Prospectus Supplement, the Receivables arise, or will arise, from motor vehicle installment sale contracts that were originated by new and used car, light truck, recreational vehicle, van and motorcycle dealers for assignment to CTL or motor vehicle loan contracts that were solicited by dealers for origination by CTL in the ordinary course of business. CTL is the registered lienholder on the certificates of title to each of the Financed Vehicles. If specified in the related Prospectus Supplement, CTL may purchase Receivables from third party originators, in which case the registered lienholder on the certificate of title will be named in the Prospectus Supplement.

  The Receivables to be sold to each Trust will be selected from CTL's portfolio for inclusion in a Receivables Pool based on several criteria, including that each Receivable (i) is secured by a new or used vehicle, (ii) provides for level monthly payments (except for the last payment, which may be different from the level payments) that fully amortize the amount financed over the original term to maturity of the Receivable, (iii) is a Precomputed Receivable or a Simple Interest Receivable (each as defined herein) and (iv) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by CTL or the Depositor to be adverse to Certificateholders were or will be used in selecting the Receivables.

UNDERWRITING PROCEDURES

  CTL uses the degree of the applicant's creditworthiness as the basic criterion when originating an installment sales contract or purchasing such a contract from a Dealer. Each credit application requires that the applicant provide current information regarding the applicant's employment history, bank accounts, debts, credit references, and other factors that bear on creditworthiness. CTL generally applies uniform underwriting standards when originating loans on new and used vehicles. CTL also typically obtains a credit report from a major credit reporting agency summarizing the applicant's credit history and paying habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions, lawsuits, and judgments. Information relating to the applicant and supplied by the applicant on the loan application combined with information provided by credit reporting agencies is used to generate the borrower's credit score.

  The credit score generated is used as the basic determinant for loan approval. CTL's credit scoring model was developed by an independent firm experienced in developing such models and utilizes extensive historical data related to CTL's origination and servicing experience as well as the experience of CTL's senior management. CTL's credit scoring model evaluates an applicant's credit profile along with certain applicant specific characteristics to arrive at an estimate of the associated credit risk. Additionally, CTL's credit analysts may also verify an applicant's employment income and/or residency or where appropriate, verify an applicant's payment history directly with the applicant's creditors. CTL will also generally verify receipt of the automobile and other information directly with the borrower. Based on these procedures, a credit decision is considered and approved by CTL personnel at various levels of authority, depending on a variety of factors including the amount of the loan and the applicant's credit score.

  CTL's underwriting guidelines adhere to no specific loan-to-value ratios because the primary focus is on the ability of the borrower to repay the loan rather than the value of underlying collateral. The amount financed by CTL will generally be up to the full sales price of the vehicle plus sales tax, dealer preparation fees, license fees and title fees, plus the cost of service and warranty contracts and premiums for physical damage, credit life and disability insurance obtained in connection with the vehicle or the financing (such amounts in addition to the sales price, collectively the "Additional Vehicle Costs"). Accordingly, the amount financed by CTL under an installment contract generally may exceed, depending on the credit score, in the case of new vehicles, the manufacturer's suggested retail price of the financed vehicle and the Additional Vehicle Costs. In the case of used vehicles, if the applicant meets CTL's creditworthiness criteria, the amount financed may exceed the vehicle's value as assigned by one of the three standard reference sources for dealers of used cars and the Additional Vehicle Costs. Depending on the dealer's location, CTL will use the "Kelley Blue Book," "NADA Official Used Car Guide" or the "Black Book" published by National Auto Research to obtain a value to assign to a used vehicle for underwriting purposes.

  CTL believes based on its historical experience that the resale value of a new vehicle purchased by an obligor will generally decline below the manufacturer's suggested retail price and, in some cases, may decline for a period of time below the principal balance outstanding on the related installment contract. CTL also believes that the resale value of a used vehicle purchased by an obligor will generally decline, but believes that the percentage of such decline generally will be less than the percentage of decline in the resale value of a new vehicle. CTL regularly reviews the quality of the Contracts purchased from Dealers and periodically conducts quality control audits to ensure compliance with its established policies and procedures. See also "California Thrift & Loan and Affiliates" herein.

ALLOCATION OF PAYMENTS

  The Receivables will be either Simple Interest Receivables or Precomputed Receivables. "Simple Interest Receivables" provide for equal monthly payments that are applied, first, to collection fees, if any, then to applicable late charges, then to pay interest accrued to the date of such payment, then to principal due on such date, and then to further reduce the outstanding principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its due date under a Simple Interest Receivable, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date, and the portion of the payment applied to reduce the principal balance of the Receivable will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment under a Simple Interest Receivable after its contractual due date, the portion of such payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made when due, and the portion of such payment applied to reduce the principal balance of the Receivable will be correspondingly less, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

  "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" method, similar to the Rule of 78's ("Rule of 78's Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level payment monthly installments. Each monthly installment, including the monthly installment representing the final payment of the receivable, consists of an amount of interest equal to 1/12 of the annual percentage rate of the loan multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A Rule of 78's Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest for the term of the receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount of the Receivable are calculated in accordance with the sum of the periodic time balances or the "Rule of 78's." If a Precomputed Receivable is prepaid in full (voluntarily or by liquidation, acceleration or otherwise), under the terms of the Contract a "refund" or "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable under the Contract allocable to "unearned" interest. Unearned interest is calculated in accordance with the sum of the periodic time balances method, the Rule of 78's or an equivalent method. The amount of any such rebate under a Precomputed Receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule and generally will be significantly less than such amount.

  To the extent specified in the related Prospectus Supplement, all of the Receivables that are Precomputed Receivables will be Rule of 78's Receivables; however, the Trust will account for all Rule of 78's Receivables as if such Receivables were Actuarial Receivables. If so provided in the related Prospectus Supplement early payments on Precomputed Receivables ("Payaheads") will be deposited to the Payahead Account as described under "Description of the Transfer and Servicing Agreements--Accounts." Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of such Receivable (computed on an actuarial basis) will not be passed through to Certificateholders, except to the extent necessary to pay interest and principal on the Certificates.

  In the event of the liquidation of a Receivable or the repossession of a Financed Vehicle, amounts recovered are applied first to the expenses of repossession, and then to unpaid interest (to the extent not previously written off) and principal and any related payment or other fee.

DELINQUENCIES AND CREDIT LOSSES

  Certain information concerning the delinquencies and credit losses with respect to new and used retail automobile, light truck, recreational vehicle, motorcycle and van receivables will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency and credit loss experience with respect to any Receivables Pool will be comparable to prior experience or to such information.

                   WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

  The weighted average life of the Certificates of any Series generally will be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayments includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to defaults, as well as receipts of proceeds, if any, from physical damage, credit life and disability and/or any lender's insurance policies, and the amount of Receivables repurchased by CTL due to a breach of a representation or warranty or purchased by the Servicer for administrative purposes. All of the Receivables are prepayable at any time without penalty (or with a de minimis charge) to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the registered lienholder (or the Servicer on behalf of such lienholder). The rate of prepayment on the Receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, CTL will be obligated to repurchase Receivables from a Trust pursuant to the related Purchase Agreement and Pooling and Servicing Agreement as a result of breaches of representations and warranties, and the Servicer will be obligated to purchase Receivables from a Trust pursuant to the related Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "--Servicing Procedures." See also "Description of the Transfer and Servicing Agreements-- Termination" regarding the option of the Servicer to purchase the Receivables from a Trust.

  A Series of Certificates may include one or more classes of Strip Certificates that are more sensitive than certain other classes of Certificates of the same Series to the rate of payment of the related Receivables. Prospective investors in any such Strip Certificates should consider carefully the information regarding such Certificates in the related Prospectus Supplement.

  In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Certificates of a Series on any Distribution Date since such amount will depend, in part, on the amount of principal collected on the related Receivables Pool during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Certificateholders. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular Receivables Pool and the related Series of Certificates or particular classes of Certificates.

                POOL FACTORS AND OTHER CERTIFICATE INFORMATION

  The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates and which will indicate the remaining Class Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Class Certificate Balance of such class of Certificates. Each Certificate Pool Factor will be
1.0000000 as of the related Closing Date and thereafter will decline to reflect reductions in the applicable Class Certificate Balance. A Certificateholder's portion of the aggregate outstanding Class Certificate Balance will equal the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor at the time of determination.

  The Certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Certificate Pool Factor. In addition, Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Certificates--Statements to Certificateholders."

                                USE OF PROCEEDS

  On each Closing Date, the Depositor will convey the Receivables and, if so provided in the related Prospectus Supplement, the applicable Pre-Funded Amount to the related Trust in exchange for the related Series of Certificates. The Depositor will apply the net proceeds from the sale of the Certificates to the purchase of the Receivables from CTL and, if so provided in the related Prospectus Supplement, to fund the Pre-Funding Account, and to such other things, if any, as specified in the related Prospectus Supplement. CTL will use the portion of such proceeds paid to it to repay deposits, short-term borrowings and for general corporate purposes.

                    CALIFORNIA THRIFT & LOAN AND AFFILIATES

  CTL is a 38 year-old, FDIC-insured California thrift and loan. CTL's business is the underwriting and purchasing of high yield consumer loans (primarily retail installment sales contracts secured by new and used automobiles and light-duty trucks), residential real estate loans and commercial equipment leases for small and medium sized businesses. CTL conducts its business primarily in the States of California, Arizona, Colorado, Illinois, New Mexico, Nevada, Oregon and Texas.

  On June 14, 1996 Bay View acquired CTL Credit, Inc., the holding company of CTL. CTL is now a wholly-owned subsidiary of Bay View.

  The Depositor is a wholly-owned subsidiary of Bay View, formed in November 1996 as a Delaware corporation, and is organized for the limited purpose of purchasing, acquiring owning and holding vehicle installment sale and installment loan contracts, reselling such receivables and conducting activities incidental thereto.

  The Depositor has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the Depositor under the United States Bankruptcy Code or other applicable laws ("Insolvency Laws") will not result in the consolidation of the assets and liabilities of the Depositor with those of Bay View or CTL. These steps include the creation of the Depositor as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Depositor's business, as described above, and restrictions on the Depositor's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all its directors). However, there can be no assurance that the activities of the Depositor would not result in a court concluding that the assets and liabilities of the Depositor should be consolidated with those of Bay View or CTL in a proceeding under an Insolvency Law. See "Risk Factors--Insolvency Considerations."

  In addition, tax and certain other statutory liabilities, such as liabilities to the Pension Benefit Guaranty Corporation, if any, relating to the underfunding of pension plans of Bay View or its affiliates can be asserted against the Depositor. To the extent that any such liabilities arise after the transfer of Receivables to a Trust, the Trust's interest in the Receivables would be prior to the interest of the claimant with respect to any such liabilities. However, the existence of a claim against the Depositor could permit the claimant to subject the Depositor to an involuntary proceeding under the Bankruptcy Code or other Insolvency Laws. See "Risk Factors--Insolvency Considerations."

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  Each Trust will issue a Series of Certificates pursuant to a Pooling and Servicing Agreement. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following is a summary of the material terms of the Certificates and is subject to, and is qualified in its entirety by reference to, the provisions of the related Certificates and Pooling and Servicing Agreement.

  If so specified in the related Prospectus Supplement, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples in excess thereof in book-entry form only.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

  The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest on each class of Certificates of a Series will be described in the related Prospectus Supplement. Distributions on such Certificates will be made on the dates specified in the related Prospectus Supplement (the "Distribution Date") and may be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a Series of Certificates may include one or more classes of Strip Certificates entitled to (i) interest distributions with disproportionate, nominal or no principal distributions or (ii) principal distributions with disproportionate, nominal or no interest distributions. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a Series or the method for determining such Pass-Through Rate.

  To the extent specified in any Prospectus Supplement, one or more classes of Certificates of a given Series may have fixed principal and/or interest distribution schedules, as set forth in such Prospectus Supplement.

  In the case of a Series of Certificates that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all holders of Certificates of such class.

BOOK-ENTRY REGISTRATION

  If so specified in the related Prospectus Supplement, each class of Certificates initially will berepresented by one or more certificates, in each case registered in the name of the nominee of DTC. Unless another nominee is specified in the related Prospectus Supplement, the nominee of DTC will be Cede. Accordingly, such nominee is expected to be the holder of record of the Certificates of each Series, except for Certificates, if any, retained by the Depositor. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder will be entitled to receive a physical certificate representing a Certificate; all references herein and in the related Prospectus Supplement to actions by Certificateholders will refer to actions taken by DTC upon instructions from its participating members ("Participants"), and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. Beneficial owners of the Certificates ("Certificate Owners") will not be recognized as "Certificateholders" by the related Trustee, as such term is used in each Pooling and Servicing Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

  Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the Certificates may do so only through Participants and Indirect Participants. In addition, all Certificate Owners will receive all distributions of principal and interest from the related Trustee through Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to DTC's nominee. DTC will then forward such payments to the Participants, which thereafter will forward them to Indirect Participants or Certificate Owners.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and to receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates representing the Certificates, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer interests, directly or indirectly, on behalf of Certificate Owners.

  Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Certificates, may be limited due to the lack of a physical certificate representing such Certificates.

  DTC may take any action permitted to be taken by a Certificate Owner under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Except as required by law, the related Trustee will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of Certificates of any Series held by

DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

  To the extent the related Prospectus Supplement specifies the related Certificates be delivered through the facilities of DTC, the Certificates of a given Series will be issued in fully registered, certificated form ("Definitive Certificates") to Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the related Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the related Certificates and the Depositor or such Trustee is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Certificate Owners representing not less than 50% of the Certificate Balance of the Certificates of such Series advise the related Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the related Certificate Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, the related Trustee will notify DTC of the occurrence of such events and of the availability of Definitive Certificates to Certificate Owners. Upon surrender to the Trustee by DTC of the certificates representing all Certificates of any affected class and the receipt of instructions from DTC for re-registration, the Trustee will issue Definitive Certificates to the related Certificate Owners. Distributions on the related Definitive Certificates will be made thereafter by the related Trustee directly to the holders in whose name the related Definitive Certificates are registered at the close of business on the applicable record date, in accordance with the procedures set forth herein and in the related Pooling and Servicing Agreement. Distributions will be made by check mailed to the address of such holders as they appear on the register specified in the related Pooling and Servicing Agreement.

  Definitive Certificates will be transferable and exchangeable at the offices of the related Trustee (or any security registrar appointed thereby). No service charge will be imposed for any registration of transfer or exchange, but such Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

STATEMENTS TO CERTIFICATEHOLDERS

  With respect to each Series of Certificates, on or prior to each Distribution Date, the Servicer (to the extent applicable to such Certificateholder) will prepare and forward to the related Trustee to be included with the distribution to each Certificateholder of record a statement setting forth for the related Collection Period substantially the following information (and any other information specified in the related Prospectus Supplement):

  (i) the amount of the distribution allocable to principal (including any overdue principal) of each class of Certificates of such Series;

  (ii) the amount of the distribution allocable to interest (including any overdue interest) on each class of Certificates of such Series;

  (iii) the amount of fees and compensation paid to the Servicer and the Trustee with respect to the related Collection Period;

  (iv) the Class Certificate Balance and Certificate Pool Factor for each class of Certificates of such Series as of the related record date;

  (v) the amount, if any withdrawn from and the balance of any Cash Collateral Account or other form of credit enhancement, after giving effect to any additions thereto or withdrawals therefrom or reductions thereto to be made on the following Distribution Date;

  (vi) with respect to any Series of Certificates as to which a Pre-Funding Account has been established, for Distribution Dates during the Funding Period, the remaining Pre-Funded Amount; and

  (vii) for the Distribution Date that falls on or immediately after the end of the Funding Period, if any, the amount of the Pre-Funded Amount that has not been used to purchase Subsequent Receivables.

  (viii) the aggregate net losses on the Receivables for the related Collection Period;

  (ix) the aggregate principal balance of all Receivables which were delinquent 30 days or more as of the last day of the related Collection Period; and

  (x) the amount of Advances made on such Distribution Date; the aggregate amount of outstanding Advances on such Distribution Date; and the amount of Advances reimbursed to the Servicer on such Distribution Date based on the fact that the related Receivable became a Defaulted Receivable during the prior Collection Period.

  Dollar amounts described in items (i), (ii) and (iv) above will be expressed as a dollar amount per $1,000 of initial Class Certificate Balance of such Certificates.

  In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related Trustee will mail to each person who at any time during such calendar year shall have been a registered Certificateholder a statement containing certain information for the purposes of such Certificateholder's preparation of federal income tax returns. See "Federal Income Tax Consequences."

LIST OF CERTIFICATEHOLDERS

  Each Trustee, within 15 days after receipt of written request of the Servicer, will provide the Servicer with a list of the names and addresses of all holders of record as of the most recent record date of the related Series of Certificates. In addition, three or more holders of the Certificates of any Series or one or more holders of such Certificates evidencing not less than 25% of the applicable Certificate Balance may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Pooling and Servicing Agreement or under such Certificates.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

  The following is a summary of the material terms of each Purchase Agreement and Pooling and Servicing Agreement (collectively, the "Transfer and Servicing Agreements") pursuant to which the Depositor will purchase Receivables from CTL, a Trust will purchase Receivables from the Depositor, and the Servicer will agree to service such Receivables. Forms of the Purchase Agreement and Pooling and Servicing Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

  On the related Closing Date, (i) CTL will sell and assign to the Depositor pursuant to the related Purchase Agreement, without recourse, its entire right in the related Receivables, including its security interests in the related Financed Vehicles and (ii) the Depositor will sell and assign to the related Trust pursuant to the related Pooling and Servicing Agreement, without recourse, (a) its entire right in such Receivables and all of its right, title and interest under the Purchase Agreement, including the security interests in the Financed Vehicles, and (b) if so provided in the related Prospectus Supplement, the applicable Pre-Funded Amount. Each Receivable will be identified in a schedule appearing as an exhibit to the related Purchase Agreement and Pooling and Servicing Agreement. The Trustee will, concurrently with such sale and assignment of the Receivables and, if applicable, the Pre-Funded Amount, to the related Trust, execute, authenticate and deliver the related Series of Certificates to the Depositor in exchange for such Receivables and such Pre-Funded Amount, if any. The related Prospectus Supplement will specify whether the property of a Trust will include the Pre-Funded Amount and, if so, the terms, conditions and manner under which Subsequent Receivables will be sold and assigned by the Depositor to the related Trust.

  In each Purchase Agreement, CTL will represent and warrant to the Depositor, among other things, that (i) the information provided with respect to the related Receivables is correct in all material respects; (ii) the Obligor on each such Receivable has obtained or agreed to obtain and maintain physical damage insurance covering the Financed Vehicle in accordance with CTL's normal requirements; (iii) at the Closing Date, with respect to Receivables conveyed to a Trust on the Closing Date, and on the applicable Subsequent Transfer Date with respect to any Subsequent Receivables, the Receivables are free and clear of all security interests, liens, charges and encumbrances, other than the lien of the Depositor, and no offsets, defenses or counterclaims against the Depositor or CTL have been asserted or threatened with respect to the related Receivables; (iv) at the Closing Date or Subsequent Transfer Date, as applicable, each of the related Receivables secured by a security interest in a Financed Vehicle registered in the State of California is secured by a first perfected security interest in the related Financed Vehicle in favor of the Trustee on behalf of the Trust as secured party or all necessary action has been taken by CTL to secure such a first perfected security interest; and (v) each of the related Receivables, at the time it was originated, complied and, at the Closing Date or Subsequent Transfer Date, as applicable, complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of any Collection Period following the discovery by or notice to CTL of a breach of any such representation or warranty that materially and adversely affects the interests of the Depositor or its assignee in a Receivable (or as of the last day of the preceding Collection Period, if CTL so elects), CTL, unless it has cured such breach, will repurchase the Receivable at a price equal to the unpaid principal balance owed by the Obligor thereon plus, accrued interest thereon at the applicable Contract Rate to the date of purchase (the "Purchase Amount"), and such Receivable will be considered a "Purchased Receivable" as of such date. In each Pooling and Servicing Agreement, the Depositor will assign certain rights under the related Purchase Agreement to the related Trust, including the right to cause CTL to repurchase Receivables with respect to which it is in breach of any such representation and warranty. The repurchase obligation of CTL pursuant to each Purchase Agreement and Pooling and Servicing Agreement will constitute the sole remedy available to the related Certificateholders or Trustee for any uncured breach of a representation or warranty.

  If the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding Account, CTL will be obligated to sell and assign to the Depositor pursuant to the related Purchase Agreement, and the Depositor will be obligated to sell and assign to the related Trust pursuant to the related Pooling and Servicing Agreement, Subsequent Receivables from time to time during the Funding Period in an aggregate outstanding principal amount approximately equal to the Pre-Funded Amount. Any conveyance of Subsequent Receivables to a Trust is subject to the satisfaction, on or before the related transfer date (each, a "Subsequent Transfer Date"), of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the related Pooling and Servicing Agreement; (ii) the Subsequent Receivables shall have been selected based on the criteria specified in the applicable Prospectus Supplement and neither CTL nor the Depositor shall have selected such Subsequent Receivables in a manner that it deems is adverse to the interests of holders of the related Certificates; (iii) as of the respective Cutoff Date for such Subsequent Receivables, all of the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under "The Receivables Pools" herein and "The Receivables Pool" in the related Prospectus Supplement; (iv) any required deposit to any Cash Collateral Account or other similar account shall have been made; and (v) CTL must execute and deliver to the Depositor, and the Depositor must execute and deliver to such Trust, a written assignment conveying such Subsequent Receivables to the Depositor or such Trust, as applicable. In addition, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the following conditions subsequent, among others, each of which must be satisfied within the applicable time period specified in the related Prospectus Supplement: (a) the Depositor must deliver certain opinions of counsel to the related Trustee with respect to the validity of the conveyance of the Subsequent Receivables to the Trust; (b) the Trustee must receive written confirmation from a firm of certified independent public accountants that, as of the end of the period specified therein, the Receivables in the Trust, including the Subsequent Receivables, satisfied the parameters described under "The Receivables Pools" herein and "The Receivables Pool" in the related Prospectus Supplement; and (c) each of the Rating Agencies must notify the Depositor in writing that, following the conveyance of the Subsequent

Receivables to the Trust, each class of Certificates will have the same rating assigned to it by such Rating Agency that it had on the Closing Date. Such confirmation of the ratings of the Certificates may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the automobile, light truck, motorcycle and van receivables in the portfolio serviced. If any such conditions precedent or conditions subsequent are not met with respect to any Subsequent Receivables within the time period specified in the related Prospectus Supplement, CTL will be required under the related Purchase Agreement and Pooling and Servicing Agreement to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Purchase Amounts therefor. See "Risk Factors--Sales of Subsequent Receivables."

CUSTODY OF RECEIVABLE FILES

  If so specified in the related Prospectus Supplement, CTL initially will be appointed to act as custodian for the Receivable files of each Trust. Pursuant to the related Pooling and Servicing Agreement, CTL or another institution specified in the related Prospectus Supplement will agree to hold the Receivable files on behalf of the related Trust. Any such custodial arrangement may be terminated by the Trust or any credit enhancer upon the terms set forth therein. See also "Risk Factors--Insolvency Considerations."

  If, through inadvertence or otherwise, any of the Receivables were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Receivables in the ordinary course of its business and took possession of such Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of such Trust's interest. See "Risk Factors-- Perfection of Security Interests in Connection with the Transfer of Receivables."

ACCOUNTS

  Certificate Account. With respect to each Trust, the Servicer will establish and maintain one or more accounts, in the name of the Trustee on behalf of the related Certificateholders, into which all payments made on or in respect of the related Receivables will be deposited and from which all distributions with respect to the related Certificates will be made (the "Certificate Account"). The amounts on deposit in the Certificate Account will be invested by the Trustee in Eligible Investments.

  Payahead Account. If so provided in the related Prospectus Supplement, the Servicer will establish an additional account (the "Payahead Account"), in the name of the Trustee and for the benefit of Obligors on the Receivables, into which, to the extent required by the Pooling and Servicing Agreement, Payaheads on Precomputed Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Certificate Account, they will not constitute collected interest or collected principal and will not be available for distribution to Certificateholders. The Payahead Account will initially be maintained with the Trustee. Interest earned on the balance in the Payahead Account will be remitted to the Servicer monthly. Collections on a Precomputed Receivable made during a Collection Period shall be applied first to any overdue scheduled payment on such Receivable, then to the scheduled payment on such Receivable due in such Collection Period. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then generally such remaining collections shall be transferred to and kept in the Payahead Account until such later Collection Period as the collections may be retransferred to the Certificate Account and applied either to a later scheduled payment or to prepay such Receivable in full.

  Pre-Funding Account. If so provided in the related Prospectus Supplement, the Servicer will establish and maintain an account, in the name of the related Trustee on behalf of the related Certificateholders, into which the Depositor will deposit the Pre-Funded Amount on the related Closing Date (the "Pre-Funding Account"). In no event will the Pre-Funded Amount exceed 25% of the aggregate Certificate Balance of the related Series of Certificates. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Receivables from the Depositor from time to time during the Funding Period. The amounts on deposit in the Pre-Funding Account during the Funding Period will be invested by the Trustee in Eligible Investments. Any investment income received on the Eligible Investments during a Collection Period (such amounts, net of any related investment expenses, "Investment Income") will be included in the interest distribution amount on the following Distribution Date. The Funding Period, if any, for a Trust will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three calendar months after the related Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Certificateholders, in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Certificates.

  Any other accounts to be established with respect to a Trust, including any Cash Collateral Account or yield supplement account, will be described in the related Prospectus Supplement.

  For each Series of Certificates, funds in the Certificate Account, Pre-Funding Account and any other account identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Pooling and Servicing Agreement in Eligible Investments and any related Investment Income will be distributed as described herein and in the related Prospectus Supplement. "Eligible Investments" generally will be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related Certificates. Except as may be otherwise indicated in the applicable Prospectus Supplement, Eligible Investments will include (i) direct obligations of, and obligations guaranteed by, the United States of America, the Federal National Mortgage Association, or any instrumentality of the United States of America; (ii) demand and time deposits in or similar obligations of any depository institution or trust company (including the Trustee or any agent of the Trustee, acting in their respective commercial capacities) rated P-1 by Moody's Investors Service, Inc. ("Moody's") or A-1+ by Standard & Poor's Ratings Services ("Standard & Poor's") (an "Approved Rating") or any other deposit which is fully insured by the FDIC; (iii) repurchase obligations with respect to any security issued or guaranteed by an instrumentality of the United States of America entered into with a depository institution or trust company having an Approved Rating (acting as principal); (iv) short-term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State, the short-term unsecured obligations of which have an Approved Rating, or higher, at the time of such investment; (v) commercial paper having an Approved Rating at the time of such investment; (vi) a guaranteed investment contract issued by any insurance company or other corporation acceptable to the Rating Agencies; (vii) interests in any money market fund having a rating of Aaa by Moody's or AAAm by Standard & Poor's; and (viii) any other investment approved in advance in writing by the Rating Agencies.

  Except as described herein or in the related Prospectus Supplement, Eligible Investments will be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Certificateholders of such Series; provided, however, that each Pooling and Servicing Agreement will generally permit the investment of funds in any Cash Collateral Account or similar type of credit enhancement account to be invested in Eligible Investments without the limitation that such Eligible Investments mature not later than the business day prior to the next succeeding Distribution Date if
(i) the Servicer obtains a liquidity facility or similar arrangement with respect to such Cash Collateral Account or other account and (ii) each rating agency that initially rated the related Certificates confirms in writing that the ratings of such Certificates will not be lowered or withdrawn as a result of eliminating or modifying such limitation.

  The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) which has (A) (1) a long-term unsecured debt rating of at least Baa3 from Moody's and at least BBB- from Standard & Poor's and (2) a short term unsecured debt rating of at least P-2 from Moody's and at least A-2 from Standard & Poor's or (B) is approved by each Rating Agency and any credit enhancer of the related Series and (ii) whose deposits are insured by the FDIC.

SERVICING PROCEDURES

  The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to comparable automotive installment contracts that it owns or services for others. The Servicer will continue to follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivables with respect to which the Servicer determines that eventual payment in full is unlikely. The Servicer may sell the Financed Vehicle securing such Receivables at a public or private sale, or take any other action permitted by applicable law.

  Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule; if, however, the extension of a payment schedule causes a Receivable to remain outstanding on the Final Scheduled Maturity Date the Servicer will purchase such Receivable at the Purchase Amount as of the last day of the Collection Period preceding such Final Scheduled Distribution Date. In addition, unless otherwise provided in the related Prospectus Supplement, the Servicer will be obligated under each Pooling and Servicing Agreement to purchase any Receivable at the Purchase Amount if (i) among other things, the Servicer reduces the Contract Rate, reduces the amount of the scheduled monthly payments or reduces the amount financed or fails to maintain a perfected security interest in the related Financed Vehicle and (ii) the interest of the Certificateholders in such Receivable is materially and adversely affected by such action or failure to act of the Servicer. The Servicer's purchase obligation will constitute the sole remedy available to the related Certificateholders or Trustee for any such modification of a Contract.

COLLECTIONS

  With respect to each Trust, the Servicer will deposit all payments (from whatever source) on and all proceeds of the related Receivables collected during a Collection Period into the related Certificate Account not later than two business days after receipt thereof. However, at any time that and for so long as (i) CTL is the Servicer, (ii) no Event of Default shall have occurred and be continuing with respect to the Servicer and (iii) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Certificate Account until on or before the applicable Distribution Date. Pending deposit into the Certificate Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds, Certificateholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Receivables and payment of the aggregate Purchase Amounts with respect to Receivables purchased by the Servicer.

  Payaheads on Precomputed Receivables will be transferred from the Certificate Account and deposited into the Payahead Account for subsequent transfer to the Certificate Account, as described above under "--Accounts."

ADVANCES

  If a Receivable is delinquent more than 30 days at the end of a Collection Period, the Servicer will make an Advance in the amount of 30 days of interest due on such Receivable, but only to the extent that the Servicer, in its sole discretion, expects to recoup the Advance from subsequent collections on the Receivable or from withdrawals from any Cash Collateral Account or other form of credit enhancement. The Servicer will deposit Advances in the Certificate Account on or prior to the date specified therefor in the related Prospectus Supplement. If the Servicer determines that reimbursement of an Advance from subsequent payments on or with respect to the related Receivable is unlikely, the Servicer may recoup such Advance from insurance proceeds, collections made on other Receivables or from any other source specified in the related Prospectus Supplement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicer will be entitled to receive a fee with respect to each Trust (the "Servicing Fee"), equal to one percent (1.00%) per annum (the "Servicing Fee Rate"), payable monthly at one-twelfth the annual rate, of the related aggregate Pool Balance. The Servicer also will collect and retain any late fees, prepayment charges, other administrative fees or similar charges allowed by applicable law with respect to the Receivables and will be entitled to reimbursement from each Trust for certain liabilities.

  The Servicing Fee will compensate the Servicer for performing the functions of a third-party servicer of automotive receivables as an agent for the related Trust, including collecting and posting all payments, making Advances, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, and overseeing the collateral in cases of Obligor default. The Servicing Fee will also compensate the Servicer for administering the related Receivables Pool, including accounting for collections and furnishing monthly and annual statements to the related Trustee with respect to distributions, and generating federal income tax information for such Trust and for the related Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable Receivables Pool.

DISTRIBUTIONS

  With respect to each Series of Certificates, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of interest only or principal only) on each class of Certificates entitled thereto will be made by the related Trustee to the related Certificateholders. The timing, calculation, allocation, order, source and priorities of, and requirements for, all distributions to the holders of each class of Certificates will be set forth in the related Prospectus Supplement.

  With respect to each Trust, collections on or with respect to the related Receivables will be deposited into the related Certificate Account for distribution to the related Certificateholders on each Distribution Date to the extent and in the priority provided in the related Prospectus Supplement. Credit enhancement, such as a Cash Collateral Account or yield supplement account or other arrangement, may be available to cover shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Certificates of a Series will be subordinate to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of a Series may be subordinate to payments in respect of other classes of Certificates. Distributions of principal on the Certificates of a Series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

CREDIT AND CASH FLOW ENHANCEMENT

  The amounts and types of any credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Certificates of a Series will be set forth in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of Certificates, Cash Collateral Accounts, reserve accounts, yield supplement accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third-party payments or other support, cash deposits, or such other arrangements as may be described in the related Prospectus Supplement, or any combination of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Certificates may cover one or more other classes of Certificates of the same Series, and credit enhancement for a Series of Certificates may cover one or more other Series of Certificates.

  The existence of a Cash Collateral Account or other form of credit enhancement for the benefit of any class or Series of Certificates is intended to enhance the likelihood of receipt by the Certificateholders of such class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Certificateholders will experience losses. To the extent specified in the related Prospectus Supplement, the credit enhancement for a class or Series of Certificates will not provide protection against all risks of loss and will not guarantee repayment of all principal and interest thereon. If losses occur which exceed the amount covered by such credit enhancement or which are not covered by such credit enhancement, Certificateholders will bear their allocable share of such losses, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Series of Certificates, Certificateholders of any such Series will be subject to the risk that such credit enhancement may be exhausted by the claims of Certificateholders of other Series.

  Cash Collateral Account. If so provided in the related Prospectus Supplement, pursuant to the related Pooling and Servicing Agreement the Depositor will establish an account (a "Cash Collateral Account") for a Series or class or classes of Certificates, which will be maintained with the related Trustee. To the extent provided in the related Prospectus Supplement, a Cash Collateral Account will be funded by an initial deposit by the Depositor on the Closing Date in the amount set forth in the related Prospectus Supplement and, if the related Series has a Funding Period, may also be funded on each Subsequent Transfer Date to the extent described in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Cash Collateral Account may be increased or reinstated on each Distribution Date, to the extent described in the related Prospectus Supplement, by the deposit thereto of the amount of collections on the related Receivables remaining on such Distribution Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances under which and the manner in which distributions may be made out of any such Cash Collateral Account, either to holders of the Certificates covered thereby or to the Depositor or to any other entity.

EVIDENCE AS TO COMPLIANCE

  Each Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the related Trustee a statement as to compliance by the Servicer during the preceding twelve months with certain standards relating to the servicing of the Receivables.

  Each Pooling and Servicing Agreement will also provide for delivery to the related Trustee each year of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the related Pooling and Servicing Agreement throughout the preceding twelve months or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed or will agree to give each Trustee notice of Events of Defaults under the related Pooling and Servicing Agreement. Copies of the foregoing statements and certificates may be obtained by Certificateholders by a request in writing addressed to the related Trustee at the Corporate Trust Office for such Trustee specified in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE SERVICER

  Each Pooling and Servicing Agreement will provide that CTL may not resign from its obligations and duties as Servicer thereunder, except upon determination that CTL's performance of such duties is no longer permissible under applicable law. Under certain circumstances, CTL may transfer its obligations and duties as Servicer to a qualified affiliate of Bay View. No such assignment or resignation will become effective until the related Trustee or a successor servicer has assumed CTL's servicing obligations and duties under the related Pooling and Servicing Agreement.

  Each Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Pooling and Servicing Agreement or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

  Under the circumstances specified in each Pooling and Servicing Agreement, any entity into which CTL may be merged or consolidated, or any entity resulting from any merger or consolidation to which CTL is a party, or any entity succeeding to the indirect automobile financing or receivable servicing business of CTL, which corporation or other entity assumes the obligations of the Servicer, will be the successor to the Servicer under the related Pooling and Servicing Agreement.

  CTL has a contract with Norwest Financial Inc., pursuant to which Norwest Financial Inc. will provide CTL data processing and communication system services through October, 2001.

EVENTS OF DEFAULT

  "Events of Default" under each Pooling and Servicing Agreement will consist of: (i) any failure by the Servicer or CTL to deliver to the related Trustee for distribution to the related Certificateholders any required payment, which failure continues unremedied for five business days after discovery by an officer of the Servicer or after written notice to the Servicer of such failure from the Trustee or holders of the related Certificates evidencing not less than 25% of the aggregate Certificate Balance (or notional principal amount, if applicable); (ii) any failure by the Servicer, CTL or the Depositor duly to observe or perform in any material respect any covenant or agreement in the related Pooling and Servicing Agreement, Certificates or Purchase Agreement, which failure materially and adversely affects the rights of the related Certificateholders and which continues unremedied for 60 days after written notice of such failure is given (1) to the Servicer, CTL or the Depositor, as the case may be, by the related Trustee or (2) to the Servicer, CTL or the Depositor, as the case may be, and to the related Trustee by holders of the related Certificates evidencing not less than 25% of the related Certificate Balance (or notional principal amount, if applicable); and
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

  As long as an Event of Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related Series evidencing not less than 25% of the Certificate Balance (or notional principal amount, if applicable) may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon a successor Servicer appointed by the related Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements, provided, however, that if the Trustee becomes the successor Servicer it will not be subject to all of the indemnification obligations of the Servicer. In the event that the related Trustee is unwilling or unable to act as successor to the Servicer, such Trustee may appoint, or may petition a court of competent jurisdiction to appoint a successor with assets of at least $50,000,000 and whose regular business includes the servicing of automotive receivables. The related Trustee may arrange for compensation to be paid to such successor Servicer, which in no event may be greater than the servicing compensation paid to the Servicer under the related Pooling and Servicing Agreement. See "Risk Factors--Insolvency Considerations." A credit enhancement provider may have certain rights upon Event of Default, as specified in the related Prospectus Supplement.

WAIVER OF PAST DEFAULTS

  Holders of Certificates evidencing not less than a majority of the related aggregate Certificate Balance (or notional principal amount, if applicable) may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any Account in accordance with the Pooling and Servicing Agreement. No such waiver will impair the Certificateholders' rights with respect to subsequent Events of Default.

AMENDMENT

  Each Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer and the related Trustee, without the consent of the related Certificateholders, to cure any ambiguity, correct or supplement any provision therein that may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions of the Pooling and Servicing Agreement; provided that such action shall not, in the opinion of counsel satisfactory to the related Trustee, materially and adversely affect the interests of any related Certificateholder. Each Pooling and Servicing Agreement may also be amended by the Depositor, the Servicer and the related Trustee with the consent of the holders of the related Certificates evidencing not less than 51% of the related aggregate Certificate Balance (and notional principal amount, if applicable) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Receivables or distributions that are required to be made for the benefit of such Certificateholders or (ii) reduce the aforesaid percentage of the Certificate Balance of such Series that is required to consent to any such amendment, without the consent of the holders of all of the outstanding Certificates of such Series. Any provision in a Pooling and Servicing Agreement that imposes unlimited liability on the holder of a Class IC Certificate and provides for the termination of the related Trust upon the occurrence of an "Insolvency Event" (as described in the related Prospectus Supplement) with respect to such holder of the Class IC Certificate, shall not be amended without the unanimous consent of the Trustee and all holders of outstanding Certificates of such Series (or unless an opinion of Counsel is delivered to the effect that such provision is not required under relevant state law). No amendment of a Pooling and Servicing Agreement shall be permitted unless an opinion of counsel is delivered to the Trustee to the effect that such amendment will not adversely affect the tax status of the Trust.

TERMINATION

  The obligations of the Servicer, the Depositor and the related Trustee pursuant to the related Pooling and Servicing Agreement will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last Receivable in the related Receivables Pool and the disposition of any amounts received upon liquidation of any such remaining Receivables; (ii) the payment to the related Certificateholders of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement; and (iii) the occurrence of certain Insolvency Events, to the extent set forth in the related Prospectus Supplement.

  In order to avoid excessive administrative expenses, the Servicer will be permitted to purchase from each Trust or to cause such Trust to sell all remaining Receivables in the related Receivables Pool as of the end of any Collection Period, if the Certificate Balance as of the Distribution Date following such Collection Period would be less than or equal to 10% of the initial aggregate Certificate Balance, at a purchase price equal to the fair market value of such Receivables, but not less than the sum of (x) the outstanding Pool Balance and

(y) accrued and unpaid interest on such amount computed at a rate equal to the weighted average Contract Rate, minus any amount representing payments received on the Receivables and not yet applied to reduce the principal balance thereof or interest related thereto. To the extent there is an interest only class of Strip Certificates offered under the related Prospectus Supplement, the right of the Servicer to purchase the remaining Receivables will be contingent on the reduction to zero of the notional amount of such class.

  If and to the extent provided in the related Prospectus Supplement, the related Trustee may, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than 10% of the original Pool Balance, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Trust will be sold to the highest bidder at a purchase price equal to the fair market value of such Receivables, but not less than the sum of (x) the outstanding Pool Balance and (y) accrued and unpaid interest on such amount computed at a rate equal to the weighted average Contract Rate, minus any amount representing payments received on the Receivables and not yet applied to reduce the principal balance thereof or interest related thereto.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTERESTS IN VEHICLES

  Installment sale contracts such as those included in the Receivables evidence the credit sale of automobiles, light trucks, recreational vehicles, motorcycles and vans by dealers to obligors; the contracts and the installment loan and security agreements also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all of the States where CTL currently acquires or originates Receivables, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. A majority of the Receivables are currently originated in California and Texas. Unless otherwise specified in the related Prospectus Supplement, with respect to the Receivables, the lien is or will be perfected in the name of CTL. Each Receivable prohibits the sale or transfer of the Financed Vehicle without the lienholder's consent.

  Pursuant to each Purchase Agreement, CTL will assign its security interests in the Financed Vehicles to the Depositor along with the Receivables. Pursuant to each Pooling and Servicing Agreement, the Depositor will assign its security interests in the Financed Vehicles to the related Trustee along with the Receivables. Because of the administrative and quality control concerns related to the retitling of a large amount of certificates of title and related fees and expenses of each state's Department of Motor Vehicles, neither the Depositor nor the related Trustee will amend any certificate of title to identify itself as the secured party.

  In most states, including California, an assignment such as that under a Pooling and Servicing Agreement should be an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In certain other states, the laws governing certificates of title are silent on the question of the effect of an assignment on the continued validity and perfection of a security interest in vehicles. However, with respect to security interests perfected by a central filing, the UCC in these states provides that a security interest continues to be valid and perfected even though the security interest has been assigned to a third party and no amendments or other filings are made to reflect the assignment. An official comment to the UCC states that this rule should control a security interest in a vehicle which is perfected by the notation of the lien on the certificate of title. Although the comment does not have the force of law, official comments are typically given substantial weight by the courts.

  Other states, including Texas, have statutory provisions that address or could be interpreted as addressing assignments. However, nearly all of these statutory provisions either do not require compliance with the procedure outlined to insure the continued validity and perfection of the lien or are ambiguous (including Texas) on the issue of whether the procedure must be followed. Under the official comment noted above, if these procedures for noting an assignee's name on a certificate of title are determined to be merely permissive in nature, the procedures would not have to be followed as a condition to the continued validity and perfection of the security interest.

  By not identifying the Trust as the secured party on the certificate of title, the security interest of the Trust in the vehicle could be defeated through fraud or negligence. In the absence of fraud or forgery by the vehicle owner or CTL, or administrative error by state or local agencies, the notation of CTL's lien on the certificates should be sufficient to protect the Trust against the right of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in a vehicle securing a Receivable. If there are any vehicles as to which CTL failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of warranties under the related Pooling and Servicing Agreement and Purchase Agreement and would create an obligation of CTL to repurchase the related Receivable, unless such breach were cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

  Under the laws of most states, including California and Texas, the perfected security interest in a vehicle continues for four months after a vehicle is moved to a state other than the state which issued the certificate of title and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states, including

California and Texas, require surrender of a certificate of title to re-register a vehicle. Since CTL will have its lien noted on the certificates of title and the Servicer will retain possession of the certificates issued by most states in which Receivables were or will be originated, the Servicer would ordinarily learn of an attempt at re-registration through the request from the obligor to surrender possession of the certificate of title or would receive notice of surrender from the state of re-registration since the security interest would be noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

  In the ordinary course of servicing receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of CTL's lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Pooling and Servicing Agreement, the Servicer is obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the Financed Vehicles.

  Under the laws of most states, including California and Texas, liens for repairs performed on a motor vehicle and liens for unpaid taxes would take priority over even a perfected security interest in a Financed Vehicle. In some states, a perfected security interest in a Financed Vehicle may take priority over liens for repairs.

  CTL will represent and warrant in each Purchase Agreement and Pooling and Servicing Agreement that, as of the date of issuance of the Certificates, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise at any time during the term of a Receivable. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

REPOSSESSION

  In the event of a default by vehicle purchasers, the holder of a retail installment sale contract or an installment loan and security agreement has all of the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedy employed by the Servicer in most cases of default is self-help repossession and is accomplished simply by taking possession of the Financed Vehicle. The self-help repossession remedy is available under the UCC in most of the states, including California and Texas, in which Receivables have been or will be originated as long as the repossession can be accomplished without a breach of the peace.

  In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court. The vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

  In the event of default by an obligor, some jurisdictions (not including California or Texas) require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. The written terms of the Receivables, however, may require such notice. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

  The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, and, to the extent provided in the related retail installment sale contract, and, as permitted by law, reasonable attorneys' fees.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

  The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. If the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment may be sought. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

  Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists, the UCC requires the lender to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. Those requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

  The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common laws in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of the related financed vehicle may assert against the seller of the vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable.

  Under most state motor vehicle dealer licensing laws, including California and Texas, dealers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act requires that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of CTL's representations and warranties under each Purchase Agreement and Pooling and Servicing Agreement and would create an obligation of CTL to make certain indemnities and repurchase the Receivable unless such breach were cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

  Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

  In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

  CTL will represent and warrant in each Purchase Agreement that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects the Trust's interest in a Receivable, such violation would constitute a breach of CTL's representations and warranties under the Purchase Agreement and would create an obligation of CTL to repurchase such Receivable unless the breach were cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

OTHER LIMITATIONS

  In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing an automobile, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the automobile at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of Certificates, to the extent it relates to matters of law or legal conclusions with respect to the Trust being classified as a partnership represents the opinion of Silver, Freedman & Taff, L.L.P., counsel to the Depositor, subject to the assumptions or qualifications set forth herein. The discussion is directed to investors who will hold the Certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1996, as amended (the "Code") and does not purport to discuss all federal income taxes that may be applicable to the individual circumstances of particular investors which, or categories of holders (such as insurance companies, regulated investment companies or dealers in securities) who, may be subject to special rules under the Code. Further, the authorities on which this discussion, and the opinion as to partnership classification referred to below, are based are subject to change or potential differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the United States federal income tax consequences discussed below and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, prospective investors should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment is discussed herein. In addition to the United States federal income tax consequences described herein, prospective investors are advised to consider the state, local, foreign and other tax consequences that may be applicable to them in connection with the purchase, ownership and disposition of Certificates. Certificate Owners are advised to consult their tax advisors concerning all tax consequences applicable to them (including federal, state, local, foreign or other tax consequences) arising from the purchase, ownership and disposition of Certificates.

  Prior to the issuance of any Certificates by each Trust, an opinion of counsel to the Depositor will be delivered as to whether the Trust will be classified as a partnership or as a grantor trust for United States federal income tax purposes. The tax opinion as to partnership classification will be the same or substantially the same as the Silver, Freedman & Taff, L.L.P. opinion set forth under the heading "Tax Characterization of the Trust as a Partnership" in this Prospectus. Silver, Freedman & Taff, L.L.P. has agreed to deliver a tax opinion, based upon the assumption that current tax laws and interpretations thereof shall continue in full force and effect without modification, to the effect that if the Trust is not classified as a partnership for tax purposes, it will be classified as a grantor trust for United States federal income tax purposes. For purposes of the discussion set forth herein, references to the Trust, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and Certificates and the related terms, parties and documents applicable to such Trust.

  As discussed below, the United States federal income tax consequences to Certificate Owners will vary depending on whether the Trust is treated as a partnership or whether the Trust will be treated as a grantor trust under the Code. The Prospectus Supplement for each Series of Certificates will specify whether the Trust will be treated as a partnership (not taxable as a corporation) or a grantor trust. In addition, a copy of the tax opinion of Silver, Freedman & Taff, L.L.P., counsel to the Depositor, with respect to each Trust will be filed by the Depositor with the Commission on a Current Report on Form 8-K within 15 days after the Closing Date for the Series of Certificates issued by such Trust.

                TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

  In the opinion of Silver, Freedman & Taff, L.L.P., under current law, the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes. This opinion is based on the assumption that the terms of the Pooling and Servicing Agreement and related documents will be complied with, and that (i) the Trust will make a proper election not to be treated as an association taxable as a corporation pursuant to the final "check-the-box" regulations issued by the Department of the Treasury on December 17, 1996 and effective as of January 1, 1997, by timely filing Form 8832--Entity Classification Election, with the appropriate IRS service center as further provided in the Pooling and Servicing Agreement, and (ii) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

  As a result of the Trust's tax classification, each Certificate Owner will be required to include in its gross income its pro rata share of the original issue discount accrued with respect to the Receivables whether or not cash is actually distributed to the Certificate Owner. See "--Discussion of Tax Consequences to Holders of the Certificates--Discount and Premium" and "Trusts Treated As Grantor Trusts--Stripped Bonds and Stripped Coupons--Original Issue Discount."

DISCUSSION OF TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

  Treatment of the Trust as a Partnership. The Depositor and the Servicer will agree, and the related Certificate Owners will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners (including the holder of the Class IC Certificate). Although the proper characterization of the arrangement involving the Trust, the Certificates, the Depositor and the Servicer is not certain because there is no authority on transactions closely comparable to that contemplated herein, the related Pooling and Servicing Agreement will provide that an election to treat the Trust as a partnership shall be made under the "check-the-box" procedure described above under "Tax Characterization of the Trust as a Partnership."

  Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the related Receivables (including appropriate adjustments for market discount, original issue discount ("OID") and bond premium) and any gain upon collection or disposition of such Receivables. The Trust's deductions will consist primarily of servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Pooling and Servicing Agreement and related documents). The Pooling and Servicing Agreement will provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of:
(i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the related Pass-Through Rate for such month and interest, if any, on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the related Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) any other amounts of income payable to the Certificate Owners for such month; and
(iv) in the case of an individual, such Certificate Owner's share of income corresponding to the miscellaneous itemized deductions described in the next paragraph. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. It is anticipated that all remaining taxable income of the Trust will be allocated to the Class IC Certificateholder. In the event the Trust issues interest-only Class I Certificates, the amount allocated to such Certificate Owners will equal the excess of (i) the Class I Pass-Through Rate times the Notional Principal Amount for such month over (ii) the portion of the amount distributed with respect to the Class I Certificates for such month that would constitute a return of basis if the Class I Certificates constituted an instrument described in Section 860G(a)(1)(B)(ii) of the Code, applying the principles of
Section 1272(a)(6) of the Code and employing the constant yield method of accrual (utilizing the appropriate prepayment assumption); provided, that no negative accruals shall be permitted, and, provided further, that other deductions derived by the Trust equal to the aggregate remaining capital account balances of the Class I Certificate Owners will be allocated to the Class I Certificates in proportion to the respective capital account balances immediately before the final redemption.

  An individual taxpayer's share of expenses of the Trust (including fees to the Servicer, but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. Any net loss of the Trust will be allocated first to the Class IC Certificateholder to the extent of its adjusted capital account and then to the other Certificate Owners in the priorities set forth in the Pooling and Servicing Agreement to the extent of their respective adjusted capital accounts, and thereafter to the Class IC Certificateholder.

  The Trust intends to make all calculations relating to market discount income and amortization of premium with respect to both Simple Interest Receivables and Precomputed Receivables on an aggregate basis rather than a Receivable-by-Receivable basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificate Owners.

  Discount and Premium. It is believed that the Receivables were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the related Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

  If the Trust acquires the related Receivables at a market discount or premium, it will elect to include any such discount in income currently as it accrues over the life of such Receivables or to offset any such premium against interest income on such Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificate Owners.

  Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data. Under proposed Treasury regulations, the foregoing treatment would be replaced by new rules under which a 50% or greater transfer, as described above, would cause a deemed contribution of the assets of the Trust to a new partnership in exchange for interests in the Trust. Such interests in a new partnership would be deemed distributed to the partners of the Trust in liquidation thereof, which would not constitute a sale or exchange. It is not known when or whether such proposed Treasury regulations will become effective.

  Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificate Owner's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates and, upon sale or other disposition of some of the Certificates, to allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the related Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

  If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

  Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of Certificates (or notional principal amount, in the case of any interest only Certificates) owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

  The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Class IC Certificateholder, acting as tax matters partner for the Trust, will be authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a Certificate Owner sells its Certificates at a profit (loss), the purchasing Certificate Owner will have a higher (lower) basis in the Certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

  Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the Trust is expected to be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-l information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

  Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

  The Class IC Certificateholder or the party named in the related Prospectus Supplement will be designated as the tax matters partner for each Trust in the related Pooling and Servicing Agreement and, as such, will be responsible for representing the Certificate Owners in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under certain circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

  Tax Consequences to Foreign Certificate Owners. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificate Owners pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

  Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificate Owner who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest". As a result, Certificate Owners will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

  Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                       TRUSTS TREATED AS GRANTOR TRUSTS

TAX CHARACTERIZATION OF GRANTOR TRUSTS

  If specified in the related Prospectus Supplement, Silver, Freedman & Taff, L.L.P. will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates."

DISCUSSION OF TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

  Characterization. Each Grantor Trust Certificateholder will be treated as the beneficial owner of a pro rata undivided interest in the interest and principal portions of the Trust represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Receivables in the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace. To the extent a particular Series provides for a Yield Supplement Account, each Grantor Trust Certificateholder will also be treated as the beneficial owner of a pro rata undivided interest in a contractual obligation of the Depositor to pay interest at the applicable Pass-Through Rates on the Grantor Trust Certificateholders' respective undivided interests in the Receivables for which the Note Rate is less than the sum of (i) the initial weighted average of the applicable Pass-Through Rates and (ii) the per annum rate used to calculate the Monthly Servicing Fee (such obligation, the "Yield Supplement Agreement"). In such case, however the Service could assert that the Certificates represent indebtedness of the Depositor either in their entirety or in an amount corresponding to the principal amount of the Receivables that are covered by the Yield Supplement Agreement for federal income tax purposes. The Depositor believes that, except as noted below, such a determination would not have a materially different effect on the timing or character of taxable income to Grantor Trust Certificateholders.

  Each Grantor Trust Certificateholder must allocate the amount it pays for its Grantor Trust Certificate between its interest in the Receivables and its interest in the other assets of the Trust, including, in particular, the Yield Supplement Agreement. Such allocation must be made based on the relative fair market values of the Receivables and the Yield Supplement Agreement. Because the Yield Supplement Deposit is not expected to be significant relative to the Certificate Principal Balance as of the Cutoff Date and because of the expected amortization method of reporting amounts received pursuant to the Yield Supplement Agreement (described below under "Yield Supplement Agreement"), such allocation will not be provided separately in reports to Grantor Trust Certificateholders. As further described below, a Grantor Trust Certificateholder would calculate separately its income realized with respect to the Receivables and its income with respect to the Yield Supplement Agreement.

  Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Receivables in the Trust represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Servicer, and its share of the income portion of payments on the Yield Supplement Agreement (as discussed below under "Yield Supplement Agreement"). The portion of each monthly payment to a Grantor Trust Certificateholder that is allocable to principal on the Receivables will represent a return of capital (other than accrued market discount not yet reported as income), and there will be a corresponding reduction in the tax basis of such Grantor Trust Certificateholder's undivided interest in the Receivables. Grantor Trust Certificateholders also will be entitled to amortize their basis in the Grantor Trust Certificates allocated to the Yield Supplement Agreement under one of the methods described below under "Yield Supplement Agreement."

  Under Code Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of servicing fees, prepayment fees, assumption fees and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Code Section 67 provides, however, that if a Grantor Trust Certificateholder is an individual, estate, or trust, the deduction for its pro rata share of such fees will be allowed only to the extent that all of its miscellaneous itemized deductions, including its share of such fees will be allowed only to the extent that all of its miscellaneous itemized deductions, including its share of such fees, exceed 2% of its adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation) or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. To the extent either of such limitations apply, such Grantor Trust Certificateholder may have gross income in excess of interest received in cash without a corresponding deduction.

  A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Servicer, whichever is earlier. If the servicing fees paid to the Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Servicer (or any person to whom the Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Receivables. The Receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

  For federal income tax purposes, the outstanding principal balance of each Rule of 78's Receivable as of the Cutoff Date is based on the Rule of 78's (the "Cutoff Date Scheduled Balance"). Because the Rule of 78's allocates a greater portion of the early payments on a Rule of 78's Receivable to interest than the actuarial method, the Cutoff Date Scheduled Balance of each Rule of 78's Receivable exceeds the amount that would have been its principal balance as of the Cutoff Date if each Rule of 78's Receivable had been amortized from origination under the actuarial method (such amount, the "Cutoff Date Actuarial Balance"). The purchase price paid by Grantor Trust Certificateholders for each Rule of 78's Receivable will reflect the Cutoff Date Actuarial Balance.

  The proper tax method for accounting for the Rule of 78's Receivables is uncertain. As described above, the Servicer and the Trustee intend to report income to Grantor Trust Certificateholders based on the actuarial method. However, prospective investors should consult their tax advisors as to whether they may be required or permitted to use the Rule of 78's method to account for interest on the Rule of 78's Receivables. A Grantor Trust Certificateholder will be furnished information for federal income tax purposes enabling him to report interest on the Rule of 78's Receivables, under the Rule of 78's method of accounting only upon written request to the Trustee, and payment of the costs of producing such information. In the event that a Grantor Trust Certificateholder reports taxable income based on the Rule of 78's method, such Grantor Trust Certificateholder should consult his or her tax advisor as to the application of the original issue and market discount rules with respect to the Rule of 78's Receivables.

  If a Rule of 78's Receivable is prepaid in full, any amount collected from the Obligor pursuant to the Rule of 78's Receivable in excess of the principal balance thereof and accrued interest thereon, computed using an actuarial method, will be paid to the Servicer. Such amount may be treated as additional income in the nature of a prepayment penalty to a Grantor Trust Certificateholder who had reported income with respect to the Rule of 78's Receivables on the actuarial method, and would be deductible only to the extent described above. Alternatively, such amount might be treated as an interest in the Rule of 78's Receivables retained by the Servicer, in which event it would not be included in a Grantor Trust Certificateholder's income.

STRIPPED BONDS AND STRIPPED COUPONS

  Original Issue Discount. Although the tax treatment of stripped bonds is not entirely clear, based on guidance by the IRS, it appears that each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond, which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the "Section 1286 Treasury Regulations"), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. For these purposes, OID is the excess of the "stated redemption price at maturity" (generally, principal and any interest which is not "qualified stated interest") of a debt instrument over its issue price. Based on the preamble to the Section 1286 Treasury Regulations, although the matter is not entirely clear, the interest income on the Certificates at the sum of the Pass-Through Rate and the portion of the Servicing Fee Rate that does not constitute excess servicing should be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting. It is possible that the treatment described in this paragraph will apply only to that portion of the Receivables in a particular trust as to which there is "excess servicing" and that the remainder of such Receivables will not be treated as stripped bonds, but as undivided interests as described above.

  If the allocable purchase price paid by a Grantor Trust Certificateholder who purchases a Grantor Trust Certificate in its original public offering equals the portion of the principal balance of the Receivables that is allocable to its Grantor Trust Certificate, or is less than such principal balance by a statutorily defined de minimis amount, then there would be no original issue discount with respect to its interest in the Receivables. Furthermore, the allocation of a portion of the purchase price of a Grantor Trust Certificate to a Grantor Trust Certificateholder's undivided interest in the Yield Supplement Agreement will result in the Grantor Trust Certificateholder's acquisition of the related Receivables at a greater discount, and the purchase price so allocated may not be recovered at the same time or over the same period than if it had been allocated to such Receivables. See "--The Yield Supplement Agreement" below. Although the Service could assert that a Grantor Trust Certificateholder's basis in the Receivables should be determined on a Receivable-by-Receivable basis, a Grantor Trust Certificateholder will not have sufficient information with respect to the Receivables to allocate its basis in this manner. In addition, although the Service could assert that the income derived by a Grantor Trust Certificateholder from the Receivables should be determined on a Receivable-by-Receivable basis, income will be reported to Grantor Trust Certificateholders on an aggregate basis. If the Service were to require reporting on a Receivable-by-Receivable basis, a Grantor Trust Certificateholder's recognition of income could be accelerated or decelerated. Moreover, because the interest rates of the Receivables vary significantly, the allocation of basis and computation of income on a Receivable-by-Receivable basis could have a more significant effect on the income of a Grantor Trust Certificateholder than it would if the Receivables had more uniform characteristics. It is not anticipated that Grantor Trust Certificates will be issued with greater than de minimis OID.

  To the extent the rules of the Code relating to OID (Sections 1271 though 1273 and 1275) are applicable to a person comparable to a Grantor Trust Certificateholder that acquires an undivided interest in a stripped bond issued or acquired with OID, such person must include in gross income the sum of the "daily portions," as defined below, of the OID on such stripped bond for each day on which it owns a Certificate, including the date of purchase but excluding the date of disposition. It is not clear whether such OID will be determined under Code Section 1272(a)(6), applicable to debt instruments whose payments may be accelerated by prepayments on underlying obligations. It is anticipated that such approach will be used, with OID accruals based on a constant interest method and a prepayment assumption indicated in such Prospectus Supplement. In the case of an original Grantor Trust Certificateholder, the daily portions of OID generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date). This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the Grantor Trust Certificates and (ii) any payments received during such accrual period, and subtracting from the total the "adjusted issue price" of the stripped bond at the beginning of such accrual period. No representation is made that the Grantor Trust Certificates will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than "qualified stated interest") made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. A subsequent Grantor Trust Certificateholder will be required to adjust its OID accrual to reflect its purchase price, the remaining period to maturity and, possibly, a new prepayment assumption. The Servicer will report to all Grantor Trust Certificateholders as if they were original holders.

  With respect to the Receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the Receivables. Subsequent purchasers that purchase Grantor Trust Certificates at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

  Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Receivables may be subject to the market discount rules of Sections 1276 though 1278 to the extent an undivided interest in a Receivable or stripped bond is considered to have been purchased at a "market discount". Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Receivable or stripped bond allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Section 1276 and 1278.

  The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain or disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

  The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

  A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Receivable or stripped bond for an amount that is greater than its stated redemption price at maturity of such Receivable or stripped bond, such Grantor Trust Certificateholder will be considered to have purchased the Receivable with "amortizable bond premium" equal in amount to such excess. A Grantor Trust Certificateholder (who does not hold the Certificate for sale to customers or in inventory) may elect under Section 171 of the Code to amortize such premium. Under the Code, the premium is allocated among the interest payments on the Receivables or stripped bonds to which it relates and is considered as an offset against (and thus a reduction of) such interest payments. With certain exceptions, such an election would apply to all debt instruments held or subsequently acquired by the electing holder. Absent such an election, the premium will be deductible as an ordinary loss only upon disposition of the Certificate or pro rata as principal is paid on the Receivables or stripped bonds.

  Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

THE YIELD SUPPLEMENT AGREEMENT

  The manner in which income with respect to the Yield Supplement Agreement should be accrued is not clear. Moreover, the sum of the income and deductions properly reportable by a Grantor Trust Certificateholder in any taxable year may not equal the amounts that would be reportable if a Grantor Trust Certificateholder held, instead of an interest in the Receivables and in the Yield Supplement Agreement, either (i) a debt instrument bearing interest at the related Pass-Through Rate or (ii) an interest in a trust holding Receivables each of which bears interest at a rate at least equal to the sum of the related Pass-Through Rate plus the rate equivalent to the Monthly Servicing Fee. It is possible that a Grantor Trust Certificateholder will be required to report as income on a current basis its pro rata share of all amounts received by the Trust pursuant to the Yield Supplement Agreement. In such event, the Grantor Trust Certificateholder should be entitled to amortize in some manner the portion of the purchase price paid for its Grantor Trust Certificate that is allocable to its pro rate interest in the Yield Supplement Agreement. It is not clear whether such amortization deduction would be computed in a manner reflecting a constant yield method, pro rata method, straight-line method, or some other method of amortization. It is not clear whether, and to what extent, the amounts includable in income or amortizable under any of these methods would be adjusted to take account of prepayments on the Receivables. In addition, to the extent that the amounts payable pursuant to the Yield Supplement Agreement in respect of Receivables for which the Note Rate is less than the sum of the initial weighted average of the applicable Pass-Through Rates and the per annum rate used to calculate the Monthly Servicing Fee decline during any period as a result of prepayments on such Receivables, it is possible that a portion of the amount amortizable by the Grantor Trust Certificateholder during such period would be treated as a capital loss (which would not offset ordinary income) rather than as an ordinary deduction. It is anticipated that the Servicer will employ an amortization method in reporting to Grantor Trust Certificateholders that results in net income with respect to the related Receivable at the applicable Pass-Through Rate. Grantor Trust Certificateholders are advised to consult their own tax advisors regarding the appropriate method of accounting for income attributable to the Yield Supplement Agreement.

TREATMENT OF LOSSES

  Grantor Trust Certificateholders on the accrual method of accounting will be required to report income with respect to the Grantor Trust Certificates without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Receivables, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Grantor Trust Certificate, particularly a subordinate Grantor Trust Certificate, may have income or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Grantor Trust Certificateholders that are corporations or that hold the Grantor Trust Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Grantor Trust Certificates becoming wholly or partially worthless, and that, in general, Grantor Trust Certificateholders that are not corporations and do not hold the Grantor Trust Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Grantor Trust Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Grantor Trust Certificateholders should be allowed a bad debt deduction at such time as the principal balance of such Grantor Trust Certificates is reduced to reflect losses resulting from any liquidated Receivables. The Service, however, could take the position that if the "stripped bond" rules of the Code are applicable, non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the affected Receivables remaining in the Trust have been liquidated or the applicable class of Grantor Trust Certificates has been otherwise retired Grantor Trust Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Grantor Trust Certificates. Losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Grantor Trust Certificates.

SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

  Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID and any market discount included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by any market premium amortized by the Depositor and by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of
Section 1221 (except in the case of gain attributable to accrued market discount, as noted above under "--Stripped Bonds and Stripped Coupons--Market Discount"), and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

  Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

FOREIGN GRANTOR TRUST CERTIFICATES

  Non-U.S. Persons. Interest or OID paid to non-U.S. Owners of Grantor Trust Certificates will be treated as "portfolio interest" for purposes of United States withholding tax. Such interest (including OID, if any) attributable to the underlying Receivables will not be subject to the normal 30% (or such lower rate provided for by an applicable tax treaty) withholding tax imposed on such amounts provided that (i) the Non-U.S. Certificate Owner is not a "10% shareholder" (within the definition of Section 871(h)(3)) of any obligor on the Receivables; and is not a controlled foreign corporation (within the definition of Section 957) related to any Obligor on the Receivables and (ii) such Certificate Owner fulfills certain certification requirements. Under these requirements, the Certificate Owner must certify, under penalty of perjury, that it is not a "United States person" and must provide its name and address. For this purpose "United States person" means a citizen or resident of the United States, a corporation, partnership other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is includible in gross income for United States federal income tax purposes, without regard to its source or a trust if (i) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (ii) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income. If, however, such interest or gain is effectively connected to the conduct of a trade or business within the United States by such Certificate Owner, such owner will be subject to United States federal income tax thereon at graduated rates. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  The Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, a 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

                                   *   *   *

  THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

  Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plan"). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively, "Plans") and persons who have certain specified relationships to such Plans (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code) unless a statutory or administrative exemption is available. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

  Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal, state and local law, and, before purchasing a Certificate, a fiduciary of such a plan should itself confirm the compliance with such laws. Any such plan that is qualified and exempt from taxation under Section 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code. Certain parties in interest or disqualified persons that participate in a prohibited transaction may be subject to a penalty or excise taxes, unless a statutory or administrative exemption is available.

  Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased Certificates if assets of the Trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of Certificates of a given Series will be discussed in the related Prospectus Supplement.

  A plan fiduciary considering the purchase of Certificates of a given Series should consult its legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

  The United States Department of Labor has granted to the underwriter (or in the case of series offered by more than one underwriter, the lead underwriter) named in each Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption might apply to the acquisition, holding and resale of nonsubordinated Certificates (referred to herein as "Senior Certificates") by a Plan, provided that certain conditions and requirements set forth therein (certain of which are described below) are met.

  Among the conditions that must be satisfied for the Exemption to apply to the Senior Certificates are the following:

    (1) The Trust is considered to consist solely of obligations which bear interest or are purchased at a discount and which are secured by motor vehicles or equipment, or "qualified motor vehicle leases" (as defined in the Exemption), property that had secured such obligations or qualified motor vehicle leases, cash or temporary investments maturing no later than the next date on which distributions are to be made to the Senior Certificate Owners, and rights of the Trustee under the Pooling and Servicing Agreement and under credit support arrangements with respect to such obligations or qualified motor vehicle leases.

    (2) The acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

    (3) The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (4) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P.;

    (5) The related Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

    (6) The sum of all payments made to the underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Contracts to the related Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the related Pooling and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

    (7) The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

  Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least 50% of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Benefit Plan's investment in Senior Certificates does not exceed 25% of all of the Senior Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than 25% of the assets of the benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, any underwriter, the related Trustee, the Servicer, any obligor with respect to Contracts included in the related Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

  Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (i) the Trust constitutes a "trust" for purposes of the Exemption, (ii) the Senior Certificates constitute "certificates" for purposes of the Exemption and (iii) the conditions and the other requirements set forth in the Exemption would be satisfied. A fiduciary of an ERISA Plan should also determine whether the purchase of Senior Certificates is consistent with certain general fiduciary requirements imposed under Section 404 of ERISA, including those of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan. The sale of Senior Certificates to a Plan is in no way a representation by the Depositor or underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

  Under current law, the purchase and holding of Certificates other than Senior Certificates by or on behalf of a Plan may constitute or result in prohibited transactions within the meaning of ERISA and the Code. Such Certificates may not be acquired by Plans or by persons acting on behalf of or investing the assets of Plans.

                             PLAN OF DISTRIBUTION

  On the terms and conditions set forth in an underwriting agreement with respect to a given Series (the "Underwriting Agreement"), the Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Certificates of the related Series set forth therein and in the related Prospectus Supplement.

  In each Underwriting Agreement, the underwriter or several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Certificates described therein that are offered hereby and by the related Prospectus Supplement if any of such Certificates are purchased.

  Each Prospectus Supplement will either (i) set forth the price at which each class of Certificates being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates or (ii) specify that the related Certificates are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

  Each Underwriting Agreement will provide that CTL, the Depositor and Bay View will indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof. Each Trust may, from time to time, invest the funds in the related Accounts in Eligible Investments acquired from such underwriters. Pursuant to each Underwriting Agreement, the closing of the sale of any class of Certificates subject thereto will be conditioned on the closing of the sale of all other classes of Certificates of such Series. The place and time of delivery for the Certificates in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates of any Series will be passed upon for the related Trust, the Depositor and the Servicer by Silver, Freedman & Taff, L.L.P., Washington, D.C., and for the underwriters by Cadwalader, Wickersham & Taft, New York, New York or such other firm as shall be identified in the related Prospectus Supplement. Certain federal income tax and other matters will be passed upon for each Trust by Silver, Freedman & Taff, L.L.P. or such other firm as shall be identified in the related Prospectus Supplement.

                           INDEX OF PRINCIPAL TERMS

  Set forth below is a list of certain of the more significant terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

   TERM                                                                 PAGE
   ----                                                             ------------
Actuarial Receivables..............................................           18
Additional Vehicle Costs...........................................           17
Advance............................................................            7
Approved Rating....................................................           27
Bay View...........................................................           12
Cash Collateral Account............................................           30
Cede...............................................................           15
Certificate Account................................................           26
Certificate Balance................................................            5
Certificate Owners.................................................           22
Certificate Pool Factor............................................           20
Certificateholders.................................................            6
Certificates....................................................... Prosp. Cover
Class Certificate Balance..........................................            3
Closing Date.......................................................            5
Code...............................................................           10
Collection Period..................................................            9
Commission.........................................................            2
Contracts..........................................................            5
Contract Rate......................................................            8
CTL................................................................            3
Cutoff Date........................................................            5
Cutoff Date Actuarial Balance......................................           43
Cutoff Date Scheduled Balance......................................           43
Dealers............................................................            5
Definitive Certificates............................................           23
Depositor..........................................................            3
Distribution Date..................................................           21
DTC................................................................           15
Eligible Deposit Account...........................................           27
Eligible Institution...............................................           27
Eligible Investments...............................................           27
ERISA..............................................................           10
ERISA Plans........................................................           49
Events of Default..................................................           31
Exchange Act.......................................................            2
Exemption..........................................................           49
FDIC...............................................................           12
Final Scheduled Distribution Date..................................
Final Scheduled Maturity Date......................................            8
Financed Vehicles..................................................            5
FTC Rule...........................................................           36
Funding Period.....................................................            6
Grantor Trust Certificates.........................................           42
Grantor Trust Certificateholders...................................           42
Indirect Participants..............................................           22

   TERM                                                                 PAGE
   ----                                                             ------------
Insolvency Laws....................................................           20
Interest Shortfall.................................................            7
Investment Income..................................................           27
IRS................................................................           37
Moody's............................................................           28
Obligor............................................................            8
OID................................................................           39
Participants.......................................................           22
Pass-Through Rate..................................................            3
Payaheads..........................................................           18
Payahead Account...................................................           26
Plans..............................................................           49
Plan Assets Regulations............................................           49
Pooling and Servicing Agreement....................................            3
Pool Balance.......................................................            8
Precomputed Receivables............................................           18
Pre-Funded Amount..................................................            5
Pre-Funding Account................................................            5
Prospectus Supplement.............................................. Prosp. Cover
Purchase Agreement.................................................            5
Purchase Amount....................................................           25
Purchased Receivable...............................................           25
Rating Agency......................................................           10
Receivables........................................................ Prosp. Cover
Receivables Pool...................................................           15
Registration Statement.............................................            2
Restricted Group...................................................           50
Rules..............................................................           22
Rule of 78's Receivables...........................................           18
Section 1286 Treasury Regulations..................................           44
Senior Certificates................................................           50
Series............................................................. Prosp. Cover
Servicer........................................................... Prosp. Cover
Servicing Fee......................................................           29
Servicing Fee Rate.................................................           29
Simple Interest Receivables........................................           18
Standard & Poor's..................................................           28
Strip Certificates.................................................            3
Subsequent Receivables.............................................            6
Subsequent Transfer Date...........................................           25
Tax Favored Plans..................................................           49
Transfer and Servicing Agreements..................................           24
Trust.............................................................. Prosp. Cover
Trust Accounts.....................................................           27
Trustee............................................................            3
UCC................................................................           12
Underwriting Agreement.............................................           51
Yield Supplement Agreement.........................................           43

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 NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR, THE SERVICER OR THE UN-DERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OF-FERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPEC-TUS SUPPLEMENT AND THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMA-TION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                         -------
                         Prospectus Supplement
Summary of Terms........................................................     S-1
Risk Factors............................................................     S-9
Formation of the Trust..................................................    S-10
The Receivables Pool....................................................    S-11
Yield and Prepayment Considerations.....................................    S-16
The Depositor and CTL...................................................    S-16
The Surety Bond Issuer..................................................    S-17
The Offered Certificates................................................    S-18
ERISA Considerations....................................................    S-27
Underwriting............................................................    S-27
Legal Opinions..........................................................    S-28
Experts.................................................................    S-28
Index of Principal Terms................................................    S-29
Financial Statements of the Surety Bond Issuer..........................     F-1
Book-Entry Registration................................................. Annex A
                               Prospectus
Available Information...................................................       2
Incorporation of Certain Documents by Reference.........................       2
Summary of Terms........................................................       3
Risk Factors............................................................      11
The Trusts..............................................................      15
The Receivables Pools...................................................      17
Weighted Average Life of the Certificates...............................      19
Pool Factors and Other Certificate Information..........................      20
Use of Proceeds.........................................................      20
California Thrift & Loan and Affiliates.................................      20
Description of the Certificates.........................................      21
Description of the Transfer and Servicing Agreements....................      24
Certain Legal Aspects of the Receivables................................      34
Federal Income Tax Consequences.........................................      37
Trusts for which a Partnership Election is Made.........................      38
Trusts Treated as Grantor Trusts........................................      42
ERISA Considerations....................................................      49
Plan of Distribution....................................................      51
Legal Matters...........................................................      51
Index of Principal Terms................................................      52

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                                  $253,224,989

                               BAY VIEW 1997-RA-1
                                   AUTO TRUST

                                  $200,979,000
                           6.29% CLASS A-1 AUTOMOBILE
                         RECEIVABLE BACKED CERTIFICATES

                                  $52,245,989
                           6.59% CLASS A-2 AUTOMOBILE
                         RECEIVABLE BACKED CERTIFICATES

        CLASS I INTEREST ONLY AUTOMOBILE RECEIVABLE BACKED CERTIFICATES

                        [LOGO OF BAYVIEW APPEARS HERE]
                                   DEPOSITOR

                                ---------------
                             PROSPECTUS SUPPLEMENT
                                ---------------

                            PAINEWEBBER INCORPORATED



                                JANUARY 24, 1997

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